As filed with the Securities and Exchange Commission on June 7, 1996
                                                      Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------
                         Regions Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)
                         -----------------------------

                Delaware                                     6711                                  63-0589368
     (State or Other Jurisdiction of             (Primary Standard Industrial                   (I.R.S. Employer
     Incorporation or Organization)               Classification Code Number)                  Identification No.)

                             417 North 20th Street
                             Birmingham, AL 35203
                                 (205) 326-7100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------------------
                            Samuel E. Upchurch, Jr.
                    General Counsel and Corporate Secretary
                             417 North 20th Street
                              Birmingham, AL 35203
                                 (205) 326-7860
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                          ----------------------------
                                   Copies to:

       CHARLES C. PINCKNEY               FRANK M. CONNER III                  LOUIS Y. FISHMAN
   LANGE, SIMPSON, ROBINSON &               ALSTON & BIRD                     CORRERO, FISHMAN & CASTEIX, LLP
           SOMERVILLE               601 PENNSYLVANIA AVENUE, N.W.       201 ST. CHARLES AVENUE, 47TH FLOOR
417 NORTH 20TH STREET, SUITE 1700    NORTH BUILDING, SUITE 250               NEW ORLEANS, LA 70170
       BIRMINGHAM, AL 35203             WASHINGTON, D.C. 20004                  (504) 586-5253
         (205) 250-5000                   (202) 508-3303

                          ----------------------------
     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                          ----------------------------
                        CALCULATION OF REGISTRATION FEE

Title of each                                           Proposed maximum            Proposed maximum
class of securities            Amount to be             offering price                 aggregate                  Amount of
to be registered                registered                 per unit*                offering price*            registration fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock                     844,992               $19.2001                    $   16,224,000                $  5,594.48
================================================================================================================================

*Calculated in accordance with Rule 457(f).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.
- --------------------------------------------------------------------------------

                         REGIONS FINANCIAL CORPORATION

                             CROSS-REFERENCE SHEET



                                                                        CAPTION OR LOCATION IN
                       FORM S-4 ITEM                                  PROXY STATEMENT/PROSPECTUS
- ----------------------------------------------------------   ------------------------------------------
 1. Forepart of registration statement and outside front
    cover page of prospectus..............................   Outside Front Cover of Proxy
                                                             Statement/Prospectus; Facing Page of
                                                             Registration Statement; Cross-Reference Sheet.
 2. Inside front and outside back cover of prospectus.....   Available Information; Documents
                                                             Incorporated by Reference; Table of
                                                             Contents.
 3. Risk factors, ratio of earnings to fixed charges and
    other information.....................................   Summary; Comparative Market Prices and Dividends.
 4. Terms of the transaction..............................   Summary; Description of the Transaction;
                                                             Effect of the Merger on Rights of
                                                             Stockholders; Description of Regions
                                                             Common Stock.
 5. Pro forma financial information.......................   Summary.
 6. Material contacts with the company being acquired.....   Summary; Description of the Transaction.
 7. Additional information required for re-offering by
    persons and parties deemed to be underwriters.........   Not applicable.
 8. Interest of named experts and counsel.................   Opinions.
 9. Disclosure of Commission position on indemnification
    for Securities Act liabilities........................   Not Applicable (See Part II, Item 20).
10. Information with respect to S-3 registrants...........   Documents Incorporated by Reference;
                                                             Summary; Business of Regions.
11. Incorporation of certain information by reference.....   Documents Incorporated by Reference.
12. Information with respect to S-2 or S-3 registrants....   Not Applicable.
13. Incorporation of certain information by reference.....   Not Applicable.
14. Information with respect to registrants other than S-2
    or S-3 registrants....................................   Not Applicable.
15. Information with respect to S-3 companies.............   Not Applicable.
16. Information with respect to S-2 or S-3 companies......   Not Applicable.
17. Information with respect to companies other than S-2
    or S-3 companies......................................   Summary;  Delta Management's Discussion and Analysis of
                                                             Financial Condition and Results of Operations;
                                                             Business of Delta; Index to Delta Financial Statements.
18. Information if proxies, consents, or authorizations
    are to be solicited...................................   Documents Incorporated by Reference;  Summary;
                                                             The Special Meeting; Description of the Transaction;
                                                             Description of Regions Common Stock.
19. Information if proxies, consents, or authorizations
    are not to be solicited or in an exchange offer.......   Not Applicable.

Dear Delta Bank & Trust Company Stockholder:

    You are cordially invited to attend the Special Meeting of Stockholders of Delta Bank & Trust Company ("Delta") to be held at Delta's main office, 8018
Highway 23, Belle Chasse, Louisiana, 70037 on             , 1996, at  00 p.m.,
local time, notice of which is enclosed.

    At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Reorganization entered into with Regions Financial Corporation ("Regions") and the related Joint Agreement of Merger pursuant to which Delta will merge (the "Merger") with and into Regions Bank of Louisiana, a wholly owned banking subsidiary of Regions. Upon consummation of the Merger, each share of Delta common stock issued and outstanding (except for certain shares held by Delta or Regions and shares held by stockholders who perfect their dissenters' rights of appraisal) will be converted into 2.2568 shares of Regions common stock, subject to possible adjustment, and, under certain circumstances, an additional cash payment of up to $4.51.

    The accompanying Proxy Statement/Prospectus includes a description of the proposed Merger and provides other specific information concerning the Special Meeting. Please read these materials carefully and consider thoughtfully the information set forth in them.

    The Merger has been approved unanimously by your Board of Directors and is recommended by the Board to you for approval. Each member of the Board of Directors of Delta has agreed to vote those Delta shares beneficially owned by such member in favor of the Merger. Consummation of the Merger is subject to certain conditions, including approval of the Agreement by Delta stockholders and approval of the Merger by various regulatory agencies.

    Stockholders of Delta who perfect their dissenters' rights of appraisal prior to the proposed Merger and comply with applicable law will be entitled to receive the fair value of their Delta shares in cash, as provided by applicable law.

    It is important to understand that approval of the Merger requires the affirmative vote of at least two-thirds of the common stock of Delta entitled to vote at the Special Meeting. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger with Regions is a significant step for Delta, and your vote on this matter is of great importance. On behalf of the Board of Directors, I urge you to vote for approval of the Merger by marking the enclosed proxy card "FOR" Item One.

                                           Sincerely,



                                           Raymond P. Markase
                                           President

                           DELTA BANK & TRUST COMPANY
                8018 HIGHWAY 23, BELLE CHASSE, LOUISIANA, 70037
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD             , 1996


    Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Delta Bank & Trust Company ("Delta"), a commercial bank, will be held at Delta's main office, 8018 Highway 23, Belle Chasse, Louisiana, 70037 on
            , 1996, at        :00 .m., local time, for the following purposes:

    1. Merger. To consider and vote on the Agreement and Plan of Reorganization, dated as of January 11, 1996 (the "Agreement"), by and between Delta and Regions Financial Corporation ("Regions") and the related Joint Agreement of Merger pursuant to which (i) Regions will acquire all of the issued and outstanding common stock of Delta through the merger (the "Merger") of Delta with and into Regions Bank of Louisiana, a wholly owned banking subsidiary of Regions; (ii) each share of Delta common stock (except for certain shares held by Delta or Regions and shares held by stockholders who perfect their dissenters' rights of appraisal) will be converted into 2.2568 shares of Regions common stock, subject to possible adjustment, and, under certain circumstances, an additional cash payment of up to $4.51; and (iii) each Delta stockholder will receive cash in lieu of any remaining fractional share interest, all as described more fully in the accompanying Proxy Statement/Prospectus; and

    2. Other Business. To transact such other business as may properly come before the Special Meeting, including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies.

    Only stockholders of record at the close of business on       , 1996, are
entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

    Stockholders of Delta have a right to dissent from the Merger and obtain payment of the fair value of their shares in cash by complying with the applicable provisions of applicable law, which are attached to the accompanying Proxy Statement/Prospectus as Appendix D. DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE LOUISIANA BANKING LAW WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE TRANSACTION IS EFFECTED UPON APPROVAL BY LESS THAN 80% OF THE CORPORATION'S TOTAL VOTING POWER.

    The Board of Directors of Delta unanimously recommends that holders of Delta common stock vote to approve the proposals listed above.

    We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Special Meeting in person. The proxy may be revoked by the person executing the proxy by filing with the Secretary of Delta an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Special Meeting.

                                              By Order of the Board of Directors



                                              Alan Popich
                                              Corporate Secretary
      , 1996

    DELTA BANK & TRUST COMPANY                    REGIONS FINANCIAL CORPORATION
          PROXY STATEMENT                                  PROSPECTUS
FOR SPECIAL MEETING OF STOCKHOLDERS                       COMMON STOCK
   TO BE HELD             , 1996                        (PAR VALUE $.625)


    This Prospectus of Regions Financial Corporation, a regional bank holding company organized and existing under the laws of the state of Delaware ("Regions"), relates to the shares of its common stock, par value $.625 per share ("Regions Common Stock"), which are issuable to the stockholders of Delta Bank & Trust Company ("Delta") upon consummation of the proposed merger (the "Merger") described herein, by which Delta will merge with and into Regions Bank of Louisiana ("Regions Bank"), a wholly owned banking subsidiary of Regions, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of January 11, 1996, by and between Regions and Delta (the "Agreement") and the related Joint Agreement of Merger between Delta and Regions Bank (together with the Agreement, the "Agreements").

    On the effective date of the Merger (the "Effective Date"), except as described herein, (i) Delta will merge with and into Regions Bank; (ii) each outstanding share of the $5.00 par value common stock of Delta ("Delta Common Stock") will be converted into 2.2568 shares of Regions Common Stock, subject to possible adjustment, and, under certain circumstances, an additional cash payment of up to $4.51; and (iii) each holder of Delta Common Stock will receive cash in lieu of any remaining fractional interest. A copy of the Agreement is attached to this Proxy Statement/Prospectus as Appendix A.

    As a result of the Merger, the separate existence of Delta will cease, and the subsidiaries of Delta will become subsidiaries of Regions Bank. For a further description of the terms of the Merger, see "Description of the Transaction."

    This Prospectus also constitutes a Proxy Statement of Delta and is being furnished to the stockholders of Delta in connection with the solicitation of proxies by the Board of Directors of Delta for use at its special meeting of stockholders, including any adjournment or postponement thereof (the "Special
Meeting"), to be held on              , 1996, to consider and vote on the
proposed Merger and related matters. This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to stockholders of Delta on or
about        , 1996.


   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER
       OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

          The date of this Proxy Statement/Prospectus is       , 1996.

                             AVAILABLE INFORMATION

    Regions is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

    This Proxy Statement/Prospectus constitutes part of the Registration Statement on Form S-4 of Regions (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement/Prospectus does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about Regions and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above. Regions Common Stock is traded in the Nasdaq National Market. Reports, proxy statements, and other information concerning Regions may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

    No person is authorized to give any information or to make any representations other than those included in this Proxy Statement/Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Regions or Delta. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to or from any person to or from whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Regions or Delta since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

    All information included or incorporated by reference in this Proxy Statement/Prospectus with respect to Regions was supplied by Regions, and all information included or incorporated by reference herein with respect to Delta was supplied by Delta.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents previously filed with the SEC by Regions pursuant to the Exchange Act are hereby incorporated by reference herein:

         1. Regions' Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (which includes supplemental consolidated financial statements of Regions, giving effect to the March 1, 1996 combination of First National Bancorp with Regions, accounted for as a pooling of interests);


         2. Regions' Quarterly Report on Form 10-Q for the three months ended March 31, 1996;

         3. Regions' Current Report on Form 8-K dated as of March 1, 1996, and amendment no. 1 thereto filed March 28, 1996;

         4. Regions' Current Report on Form 8-K filed June 4, 1996; (which includes management's discussion and analysis of financial condition and results of operations of Regions, giving effect to the combination of First National Bancorp with Regions, accounted for as a pooling of interests);

         5.  Regions' report on Form 10-C filed March 11, 1996; and

         6. The description of Regions Common Stock under the heading "Item 1. Capital Stock to be Registered" in the registration statement on Form 8-A of Regions relating to Regions Common Stock and in any amendment or report filed for the purpose of updating such description.

    Regions' Annual Report on Form 10-K for the year ended December 31, 1995, incorporates by reference specific portions of Regions' Annual Report to Stockholders for that year (the "Regions Annual Report to Stockholders"), but does not incorporate other portions of the Regions Annual Report to Stockholders. Only those portions of the Regions Annual Report to Stockholders captioned "Financial Summary & Review 1995," "Financial Statements and Notes," and "Historical Financial Summary" are incorporated herein. Other portions of the Annual Report to Stockholders are NOT incorporated herein and are not a part of the Registration Statement.

    All documents filed by Regions pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded. In particular, reference is made to the Regions' Annual Report on Form 10-K for the year ended December 31, 1995, and Regions' Current Report on Form 8-K dated June 4, 1996, which include supplemental consolidated financial statements and the related management's discussion and analysis of financial condition and results of operations of Regions, giving effect to the combination of First National Bancorp with Regions, effected March 1, 1996, and accounted for as a pooling of interests. See "Summary" and "Business of Regions--Recent Developments."

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE (EXCEPT FOR THE EXHIBITS THERETO), FROM RONALD C. JACKSON, STOCKHOLDER ASSISTANCE, REGIONS FINANCIAL CORPORATION, P.O. BOX 1448, MONTGOMERY, ALABAMA 36102 (TELEPHONE (334) 832-8401). IN ORDER TO ENSURE TIMELY
DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY        , 1996.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Special Meeting of Delta Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Record Date; Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     The Merger; Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Dissenting Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Reasons for the Merger; Recommendation of Delta's Board
      of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Opinion of Delta's Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Exchange of Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Regulatory Approvals and Other Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Waiver, Amendment, and Termination of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Certain Federal Income Tax Consequences of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Certain Differences in Stockholders' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Comparative Market Prices of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Comparative Per Share Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Record Date; Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
DESCRIPTION OF THE TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Adjustment of Exchange Ratio and Computation of Possible Cash Payment  . . . . . . . . . . . . . . . . . . . . .  15
     Background of and Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Opinion of Delta's Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Effective Date of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Distribution of Regions Stock Certificates and
       Payment for Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Conditions to Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Waiver, Amendment, and Termination of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Management Following the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Dissenting Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Certain Federal Income Tax Consequences of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Resales of the Regions Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Antitakeover Provisions Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Amendment of Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Classified Board of Directors and Absence of Cumulative Voting . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Limitations on Director Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Special Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Actions by Stockholders Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Stockholder Nominations and Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Business Combinations with Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Mergers, Consolidations, and Sales of Assets Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Dissenters' Rights of Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Stockholders' Rights to Examine Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
COMPARATIVE MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
DELTA MANAGEMENT'S DISCUSSION AND ANALYIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
BUSINESS OF DELTA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
BUSINESS OF REGIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
CERTAIN REGULATORY CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Payment of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Support of Subsidiary Institutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
     Prompt Corrective Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     FDIC Insurance Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
DESCRIPTION OF REGIONS COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
INDEX TO DELTA FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
APPENDIX A--Agreement and Plan of Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
APPENDIX B--Joint Agreement of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
APPENDIX C--Opinion of Chaffe & Associates, Inc. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
APPENDIX D--Copy of Section 6:376 of the Louisiana Banking Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

                                    SUMMARY

    The following is a summary of certain information relating to the Special Meeting, the proposed Merger, and the offering of shares of Regions Common Stock to be issued upon consummation thereof. This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Stockholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Appendices. As used in this Proxy Statement/Prospectus, the terms "Regions" and "Delta" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

    Delta. Delta is a commercial bank organized and existing under the laws of the state of Louisiana, with its principal executive office located in Belle Chasse, Louisiana. Delta operates through its nine offices in Plaquemines and Jefferson Parishes, Louisiana, through which it provides a range of retail banking services. At March 31, 1996, Delta had total consolidated assets of approximately $197 million, total consolidated deposits of approximately $175 million, and total consolidated stockholders' equity of approximately $16 million. Delta's principal executive office is located at 8018 Highway 23, Belle Chasse, Louisiana, 70037 and its telephone number at such address is
(504) 394-9595.

    Regions. Regions is a regional bank holding company organized and existing under the laws of the state of Delaware and headquartered in Birmingham, Alabama, with approximately 353 banking offices located in Alabama, Florida, Georgia, Louisiana, and Tennessee as of March 31, 1996. At that date, Regions had total consolidated assets of approximately $17.5 billion, total consolidated deposits of approximately $14.2 billion, and total consolidated stockholders' equity of approximately $1.5 billion. Regions is the third largest bank holding company headquartered in Alabama in terms of assets, based on March 31, 1996 information. Regions operates banking subsidiaries in Alabama, Florida, Georgia, Louisiana, and Tennessee and banking-related subsidiaries engaged in mortgage banking, credit life insurance, leasing, and securities brokerage activities with offices in various Southeastern states. Through its subsidiaries, Regions offers a broad range of banking and banking-related services.

     Since March 31, 1996, Regions has completed the acquisition of a financial institution in Georgia. Regions also has entered into definitive agreements to acquire, in addition to Delta, three additional financial institutions, one of which is located in Louisiana and two of which are located in Georgia (the "Other Pending Acquisitions"). For information with respect to the Other Pending Acquisitions see "Documents Incorporated by Reference" and "Business of Regions--Recent Developments."

    Regions commenced operations in 1971 as a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Regions' principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is (205) 326-7100.

    Additional information with respect to Regions and its subsidiaries is included in documents incorporated by reference in this Proxy
Statement/Prospectus. See "Available Information," "Documents Incorporated by Reference," and "Business of Regions."

SPECIAL MEETING OF DELTA STOCKHOLDERS

    The Special Meeting will be held at  :00 p.m., local time, on             ,
1996, at Delta's main office, 8018 Highway 23, Belle Chasse, Louisiana, 70037, for the purpose of considering and voting on approval of the Agreement. See "The Special Meeting."

RECORD DATE; VOTE REQUIRED

    Only holders of record of Delta Common Stock at the close of business on , 1996 (the "Record Date"), will be entitled to vote at the Special Meeting.
The affirmative vote of at least two-thirds of the Delta Common Stock entitled to vote at the Special Meeting will be required to approve the Agreements. As of the Record Date, there were 374,420 shares of Delta Common Stock outstanding and entitled to be voted.

    The directors and executive officers of Delta and their affiliates
beneficially owned, as of the Record Date,   shares (or approximately       % of
the outstanding shares) of Delta Common Stock. Each member of the Board of Directors of Delta has agreed to vote those Delta shares beneficially owned by such member in favor of the Merger. The directors and executive officers of Regions and their affiliates beneficially owned, as of the Record Date, no shares of Delta Common Stock. As of that date, neither Delta nor Regions held any shares of Delta Common Stock in a fiduciary capacity for others. See "The Special Meeting--Record Date; Vote Required."

THE MERGER; EXCHANGE RATIO

    The Agreements provide for the acquisition of Delta by Regions pursuant to the Merger of Delta with and into Regions Bank, a wholly owned banking subsidiary of Regions. On the Effective Date, each share of Delta Common Stock then issued and outstanding (excluding any shares held by stockholders who perfect their dissenters' rights of appraisal and shares held by Delta, Regions, or their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted) will be converted into 2.2568 shares of Regions Common Stock, subject to possible adjustment (the "Exchange Ratio"), and, under certain circumstances, an additional cash payment of up to $4.51 (the "Cash Consideration"). Accordingly, the total per share consideration to be received by the holders of each share of Delta Common Stock (the "Merger Consideration") consists of a share component based on the final Exchange Ratio (the "Share Consideration") and the possible Cash Consideration. See "Description of the Transaction--Adjustment of the Exchange Ratio and Computation of Possible Cash Consideration." No fractional shares of Regions Common Stock will be issued. Rather, cash will be paid in lieu of any fractional share interest to which any Delta stockholder would be entitled upon consummation of the Merger, based on the closing price of Regions Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Regions) on the last full trading day immediately preceding the Effective Date. See "Description of the Transaction--General."

DISSENTING STOCKHOLDERS

    If the Merger is not approved by at least 80% of the total voting power of Delta, holders of Delta Common Stock entitled to vote on approval of the Agreements have the right to dissent from the Merger and, upon consummation of the Merger and the satisfaction of certain specified procedures and conditions, to receive the fair value of such holders' shares of Delta Common Stock in cash in accordance with the applicable provisions of Section 6:376 of the Louisiana Banking Law (the "LBL"). In the event the Merger is approved by 80% or more of the total voting power of Delta, then dissenters' rights of appraisal, in accordance with the LBL, will not be available. The procedures to be followed by dissenting stockholders are summarized under "Description of the Transaction--Dissenters' Rights," and Section 6:376 of the LBL is reproduced as Appendix D to this Proxy Statement/Prospectus.



REASONS FOR THE MERGER; RECOMMENDATION OF DELTA'S BOARD OF DIRECTORS

    Delta's Board of Directors has unanimously approved the Merger and the Agreements and has determined that the Merger is fair to, and in the best interests of, Delta and its stockholders. Accordingly, Delta's Board unanimously recommends that Delta's stockholders vote FOR approval of the Agreements. EACH MEMBER OF THE BOARD OF DIRECTORS OF DELTA HAS AGREED TO VOTE SHARES OF DELTA COMMON STOCK BENEFICIALLY OWNED BY SUCH MEMBER IN

FAVOR OF THE AGREEMENTS. In approving the Merger, Delta's directors considered Delta's financial condition, the financial terms and the income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay, legal advice concerning the proposed Merger, and the opinion of Chaffe & Associates, Inc. ("Chaffe") that, as of the date of its opinion, the consideration to be received in the Merger was fair, from a financial point of view, to the stockholders of Delta. See "Description of the Transaction--Background of and Reasons for the Merger."


OPINION OF DELTA'S FINANCIAL ADVISOR

    Chaffe has rendered an opinion to Delta that, based on and subject to the procedures, matters, and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of Delta. The opinion of Chaffe is attached as Appendix C to this Proxy Statement/Prospectus. Delta stockholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "Description of the Transaction--Opinion of Delta's Financial Advisor."

EFFECTIVE DATE

    Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Date will occur on the date and at the time that the Joint Agreement of Merger reflecting the Merger is filed with the Louisiana Commissioner of Financial Institutions (the "Louisiana Commissioner"). Unless otherwise agreed upon by Regions and Delta, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Date to occur on the tenth business day following the last of the following events to occur: (i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the Merger and (ii) the date on which the Agreements are approved by the requisite vote of Delta stockholders; or such later date within five business days thereof as specified by Regions. The parties expect that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated during the third quarter of 1996, although there can be no assurance as to whether or when the Merger will occur. See "Description of the Transaction--Effective Date of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment, and Termination of the Agreement."

EXCHANGE OF STOCK CERTIFICATES

    Promptly after the Effective Date, Regions will cause an exchange agent selected by Regions (the "Exchange Agent"), to mail to the former stockholders of Delta a form letter of transmittal, together with instructions for the exchange of such stockholders' certificates representing shares of Delta Common Stock for certificates representing shares of Regions Common Stock. DELTA STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS. See "Description of the Transaction--Distribution of Regions Stock Certificates and Payment for Fractional Shares."

REGULATORY APPROVALS AND OTHER CONDITIONS

    The Merger is subject to approval by the Federal Deposit Insurance Corporation (the "FDIC") and the Louisiana Commissioner. Applications for the requisite approvals have been filed with these agencies, each of which has yet to issue its approval of the Merger. There can be no assurance that the approvals of the Louisiana Commissioner and the FDIC will be given or as to the timing or conditions of such approvals.

    Consummation of the Merger is subject to various other conditions, including receipt of the required approval of Delta stockholders, receipt of an opinion of counsel or a ruling from the Internal Revenue Service as to the tax-free nature of certain aspects of the Merger, and certain other customary conditions. See "Description of the Transaction--Conditions to Consummation of the Merger."

WAIVER, AMENDMENT, AND TERMINATION OF THE AGREEMENT

    The Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date by mutual action of the Boards of Directors of both Delta and Regions, or by action of the Board of Directors of either company under certain circumstances, including if the Merger is not consummated by November 30, 1996, unless the failure to consummate by such time is the result of an uncured breach of the obligation to consummate the Merger by the party seeking to terminate. If for any reason the Merger is not consummated, Delta will continue to operate as a commercial bank under its present management. See "Description of the Transaction--Waiver, Amendment, and Termination of the Agreement."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Delta's management and Board of Directors have interests in the Merger in addition to their interests as stockholders of Delta generally. Those interests relate to, among other things, provisions in the Agreement regarding indemnification and eligibility for certain Regions employee benefits. See "Description of the Transaction--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    Consummation of the Merger is conditioned on the receipt of an opinion of counsel to the effect that, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the exchange in the Merger of Delta Common Stock for Regions Common Stock will not give rise to gain or loss to Delta stockholders with respect to such exchange, except to the extent of any cash received. Subject to the provisions and limitations of Section 302(a) of the Code, gain or loss will be recognized upon the receipt of cash in lieu of fractional share interests. See "Description of the Transaction--Certain Federal Income Tax Consequences of the Merger."

    DUE TO THE INDIVIDUAL NATURE OF THE TAX CONSEQUENCES OF THE MERGER, DELTA STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS

    On the Effective Date, Delta stockholders, whose rights are governed by the LBL and by Delta's Articles of Incorporation and Bylaws, will automatically become Regions stockholders, and their rights as Regions stockholders will be determined by the Delaware General Corporation Law (the "Delaware GCL") and by Regions' Certificate of Incorporation and Bylaws.

    The rights of Regions stockholders differ from the rights of Delta stockholders in certain important respects, some of which constitute additional antitakeover provisions provided for in Regions' governing documents. See "Effect of the Merger on Rights of Stockholders."

COMPARATIVE MARKET PRICES OF COMMON STOCK

    Regions Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market. There is no public trading market for Delta Common Stock. The following table sets forth, as of the indicated dates, (i) the last sale price of Regions Common Stock, and (ii) the equivalent per share price (as explained below) of Delta Common Stock. The indicated dates of November 14,
1995, and       , 1996 represent, respectively, the last trading day
immediately preceding public announcement of the proposed acquisition of Delta by Regions and the latest practicable date prior to the mailing of this Proxy Statement/Prospectus.

                                                           EQUIVALENT
                                                              PER
                                                          SHARE PRICE
                                       REGIONS              OF DELTA
MARKET PRICE PER SHARE AT:          COMMON STOCK          COMMON STOCK
- --------------------------          ------------          ------------
November 14, 1995                  $ 41.38                  $ 93.39
      , 1996

    The equivalent per share price of Delta Common Stock at each specified date represents the last sale price of a share of Regions Common Stock on such date multiplied by the Exchange Ratio of 2.2568. Stockholders are advised to obtain current market quotations for Regions Common Stock. No assurance can be given as to the market price of Regions Common Stock at or after the Effective Date.

COMPARATIVE PER SHARE DATA

    The following table sets forth certain comparative per share data relating to net income, cash dividends, and book value on (i) an historical basis for Regions and Delta, (ii) a pro forma combined basis per share of Regions Common Stock, giving effect to the Merger, and (iii) an equivalent pro forma basis per share of Delta Common Stock, giving effect to the Merger. The Regions and Delta pro forma combined information and the Delta pro forma Merger equivalent information give effect to the Merger on a purchase accounting basis and assume an Exchange Ratio of 2.2568. See "Description of the Transaction--Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position.

    The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Regions and Delta, including the respective notes thereto. Regions' historical financial information has been restated to give effect to the combination of First National Bancorp with Regions, effected March 1, 1996, and accounted for as a pooling of interests. See "Documents Incorporated by Reference," "--Selected Financial Data," and "Business of Regions--Recent Developments."

                                                   THREE MONTHS
                                                  ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                               -------------------           ------------------------------
                                               1996          1995             1995         1994         1993
                                               ----          ----             ----         ----         ----
                                                  (Unaudited)                    (Unaudited except Regions
                                                                                   and Delta historical)


INCOME BEFORE CUMULATIVE EFFECT
OF CHANGE IN ACCOUNTING PRINCIPLE
PER COMMON SHARE
Regions historical  . . . . . . . . . . . . .  $     .85     $   .81        $   3.21     $  3.10     $   2.81
Delta historical  . . . . . . . . . . . . . .       1.39        1.51            4.42        4.24         3.79
Regions and Delta pro forma combined(1) . . .        .85                        3.19
Delta pro forma Merger equivalent(2)  . . . .       1.92                        7.20

DIVIDENDS DECLARED PER COMMON
SHARE
Regions historical  . . . . . . . . . . . . .  $     .35     $   .33        $   1.32     $  1.20     $   1.04
Delta historical  . . . . . . . . . . . . . .        .50         .00            2.00        2.00         2.00
Delta pro forma Merger equivalent(3)  . . . .        .79         .74            2.98        2.71         2.35
BOOK VALUE PER COMMON SHARE
(PERIOD END)
Regions historical  . . . . . . . . . . . . .  $   23.84     $ 21.92        $  23.38     $ 21.26     $  19.85
Delta historical. . . . . . . . . . . . . . .      43.33       41.52           43.18       39.19        38.20
Regions and Delta pro forma combined(4) . . .      23.86
Delta pro forma Merger equivalent(2)  . . . .      53.85

- ---------------------
(1) Represents the combined results of Regions and Delta as if the Merger were consummated on January 1, 1995, and were accounted for as a purchase.
(2) Represents pro forma combined information multiplied by the Exchange Ratio of 2.2568 shares of Regions Common Stock for each share of Delta Common Stock.
(3) Represents historical dividends declared per share by Regions multiplied by the Exchange Ratio of 2.2568 shares of Regions Common Stock for each share of Delta Common Stock.
(4) Represents the combined results of Regions and Delta as if the Merger were consummated on March 31, 1996, and were accounted for as a purchase.

SELECTED FINANCIAL DATA

    The following tables present certain selected historical financial information for Regions and Delta. The data for Regions have been restated to give effect to the combination with First National Bancorp consummated on March 1, 1996, which was accounted for as a pooling of interests. The data should be read in conjunction with the historical financial statements, related notes, and other financial information concerning Regions and Delta incorporated by reference or included herein. Interim unaudited data for the three months ended March 31, 1996 and 1995 of Regions and Delta reflect, in the opinion of the respective managements of Regions and Delta, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1996, are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "Documents Incorporated by Reference."

Selected Historical Financial Data of Regions


                                        THREE MONTHS
                                       ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                     -----------------     ------------------------------------------------------
                                      1996       1995      1995          1994       1993        1992         1991
                                      ----       ----      ----          ----       ----        ----         ----
                                        (Unaudited)

                                                  (In thousands except per share data and ratios)
INCOME STATEMENT DATA:
  Total interest income . . . .  $  329,005  $  299,945 $ 1,259,600 $   991,693 $   746,544 $   737,094  $  778,848
  Total interest expense  . . .     165,119     147,415     635,336     436,157     296,195     324,420     428,083
  Net interest income . . . . .     163,886     152,530     624,264     555,536     450,349     412,674     350,765
  Provision for loan losses . .       6,874       5,050      30,271      20,580      24,695      39,367      34,879
  Net interest income after
       loan loss provision  . .     157,012     147,480     593,993     534,956     425,654     373,307     315,886
  Total noninterest income
       excluding security
       gains (losses) . . . . .      55,551      43,912     187,830     171,705     169,318     148,007     129,232
  Security gains (losses) . . .         131           7        (424)        344         831       2,353         (89)
  Total noninterest expense . .     135,008     116,229     487,461     442,376     383,130     343,279     302,795
  Income tax expense  . . . . .      24,892      24,920      96,109      84,109      66,169      56,405      41,502
  Net income  . . . . . . . . .  $   52,794  $   50,250 $   197,829 $   180,520 $   146,504 $   123,983  $  100,732

PER SHARE DATA:
  Net income  . . . . . . . . .  $      .85  $      .81 $      3.21 $      3.10 $      2.81 $      2.42  $     2.01
  Cash dividends  . . . . . . .         .35         .33        1.32        1.20        1.04         .91         .87
  Book value  . . . . . . . . .       23.84       21.92       23.38       21.26       19.85       17.13       15.47

OTHER INFORMATION:
  Average number of shares
       outstanding                   61,985      61,907      61,670      58,206      52,153      51,192      50,192

STATEMENT OF CONDITION DATA
(PERIOD END):
  Total assets  . . . . . . . . $17,531,422 $16,200,279 $16,851,774 $15,810,076 $13,163,161 $10,457,676  $9,188,048
  Securities  . . . . . . . . .   4,120,997   3,296,536   3,863,781   3,346,291   2,993,417   2,255,732   2,076,199
  Loans, net of unearned
       income . . . . . . . . .  11,864,356  11,412,740  11,542,311  10,855,195   8,430,931   6,657,557   5,726,818
  Total deposits  . . . . . . .  14,182,607  13,121,692  13,497,612  12,575,593  11,025,376   8,923,801   8,047,731
  Long-term debt  . . . . . . .     501,520     606,662     632,019     599,476     525,820     151,460      24,461
  Stockholders' equity  . . . .   1,482,790   1,358,964   1,429,253   1,286,322   1,106,361     886,116     779,002

PERFORMANCE RATIOS:
  Return on average assets (1).        1.24%       1.28%       1.21%       1.27%       1.38%       1.29%       1.15%
  Return on average stockholders'
       equity (1) . . . . . . .       14.51       15.38       14.29       15.26       15.76       15.04       13.58
  Net interest margin (1) . . .        4.22        4.31        4.21        4.37        4.77        4.85        4.58
  Efficiency (2)  . . . . . . .       60.49       57.94       58.79       59.44       60.23       59.62       60.92
  Dividend payout . . . . . . .       41.18       40.74       41.12       38.71       37.01       37.60       43.28

ASSET QUALITY RATIOS:
  Net charge-offs to average
       loans, net of unearned
       income (1) . . . . . . .         .06%        .03%        .17%        .19%        .23%        .36%        .45%
  Problem assets to net loans
       and other real estate
       (3)  . . . . . . . . . .         .61         .71         .59         .75        1.12        1.29        1.62
  Nonperforming assets to net
       loans and other real
       estate (4) . . . . . . .         .70         .76         .68         .80        1.28        1.39        1.74
  Allowance for loan losses to
       loans, net of unearned
       income . . . . . . . . .        1.41        1.34        1.38        1.32        1.48        1.51        1.34
  Allowance for loan losses to
       nonperforming assets
       (4)    . . . . . . . . .      200.73      175.18      202.55      164.48      115.88      107.97       76.76

LIQUIDITY AND CAPITAL RATIOS:
  Average stockholders' equity to
       average assets . . . . .        8.56%       8.31%       8.44%       8.35%       8.76%       8.60%       8.49%
  Average loans to average
       deposits . . . . . . . .       84.75       86.68       86.12       79.90       76.41       71.59       72.34
  Tier 1 risk-based capital (5).      11.34       10.66       11.14       10.69       11.13       11.68       11.85
  Total risk-based capital (5).       14.30       14.23       14.61       14.29       13.48       14.44       13.19
  Tier 1 leverage (5)  . . . . .       7.81        7.43        7.49        8.21       10.11        8.44        8.40

- --------------------
  (1)    Interim period ratios are annualized.
  (2) Noninterest expense divided by the sum of net interest income (taxable-equivalent basis) and noninterest income net of gains (losses) from security transactions.
  (3) Problem assets include loans on a nonaccrual basis, restructured loans, and foreclosed properties.
  (4) Nonperforming assets include loans on a nonaccrual basis, restructured loans, loans 90 days or more past due, and foreclosed properties.
  (5) The required minimum Tier 1 and total risk-based capital ratios are 4.0% and 8.0%, respectively. The minimum leverage ratio of Tier 1 capital to total adjusted assets is 3.0% to 5.0%, depending on the risk profile of the institution and other factors.

Selected Historical Financial Data of Delta



                                       THREE MONTHS
                                      ENDED MARCH 31                      YEAR ENDED DECEMBER 31,
                                    ------------------     ---------------------------------------------------
                                     1996       1995       1995        1994       1993         1992       1991
                                     ----       ----       ----        ----       ----         ----       ----
                                       (Unaudited)

                                                  (In thousands except per share data and ratios)
INCOME STATEMENT DATA:
  Total interest income . . . .   $   3,541   $  3,699   $ 14,585   $  13,605  $  13,613    $  11,320   $ 12,176
  Total interest expense  . . .       1,245      1,227      4,884       4,029      3,948        4,001      6,014
  Net interest income . . . . .       2,296      2,472      9,701       9,576      9,665        7,319      6,162
  Provision for loan losses . .         150         --         --         405        620          570        330
  Net interest income after
       loan loss provision  . .       2,146      2,472      9,701       9,171      9,045        6,749      5,832
  Total noninterest income
       excluding security gains
       (losses) . . . . . . . .         646        545      1,949       1,894      2,040        1,344      1,496
  Security gains (losses) . . .          --        (18)         7         (60)        58          139        109
  Total noninterest expense . .       2,062      2,199      9,217       8,884      9,186        5,727      5,219
  Income tax expense  . . . . .         211        234        787         535        688          711        600
  Net income  . . . . . . . . .         519        566      1,653       1,586      1,269(6)     1,794      1,618

PER SHARE DATA:
  Net income  . . . . . . . . .   $    1.39   $   1.51   $   4.42   $    4.24  $    3.39    $    4.79   $   4.32
  Cash dividends  . . . . . . .         .50         --       2.00        2.00       2.00         1.75       1.50
  Book value  . . . . . . . . .       43.33      41.52      43.18       39.19      38.20        36.77      33.73

OTHER INFORMATION:
  Average number of shares
       outstanding  . . . . . .         374        374        374         374        374          374        374

BALANCE SHEET DATA (PERIOD END):
  Total assets  . . . . . . . .   $ 197,129   $207,202   $205,908   $ 212,816  $ 204,682    $ 195,877   $143,591
  Securities  . . . . . . . . .      81,847     96,633     85,305      95,092     86,542       65,996     58,050
  Loans, net of unearned
       income . . . . . . . . .      89,517     86,443     89,767      85,238     87,174       94,093     69,978
  Total deposits  . . . . . . .     175,018    185,243    182,210     190,602    187,542      178,914    126,512
  Long-term debt  . . . . . . .          --         --         --          --         --           --         --
  Stockholders' equity  . . . .      16,224     15,546     16,169      14,673     14,301       13,769     12,630

PERFORMANCE RATIOS:
  Return on average assets (1)         1.04%      1.07%       .83%        .77%       .64%        1.21%      1.16%
  Return on average stockholders'
       equity (1) . . . . . . .       12.95      14.76      10.26       10.66       8.59        13.28      13.06
  Net interest margin (1) . . .        5.30       5.36       5.53        5.33       5.60         5.59       5.03
  Efficiency (2)  . . . . . . .       48.36      50.88      79.11       77.45      78.48        66.11      68.13
  Dividend payout . . . . . . .       36.09         --      45.30       47.22      59.01        36.52      34.72

ASSET QUALITY RATIOS:
  Net charge-offs to average
       loans, net of unearned
       income (1) . . . . . . .         .08%       .27%       .61%        .33%      1.08%         .76%       .12%
  Problem assets to net loans and
       other real estate (3)  .        2.53       5.34       2.63        6.30       8.00         6.13       6.21
  Nonperforming assets to net
       loans and other real
       estate (4) . . . . . . .        2.70       5.54       3.10        6.38       8.40         7.85       7.80
  Allowance for loan losses to loans,
       net of unearned income .        1.25       1.56       1.17        1.86       1.67         1.92       2.57
  Allowance for loan losses to
       nonperforming assets
       (4)  . . . . . . . . . .       46.09      27.89      37.45       28.71      19.73        24.20      32.70

LIQUIDITY AND CAPITAL RATIOS:
  Average stockholders' equity to
       average assets . . . . .        8.02%      7.26%      8.05%       7.22%      7.45%        9.08%      8.90%
  Average loans to average
       deposits . . . . . . . .       50.40      45.72      49.71       44.77      50.00        55.97      56.30
  Tier 1 risk-based capital
       (5)  . . . . . . . . . .       15.31      15.51      14.91       14.16      13.52        12.25      16.44
  Total risk-based capital
       (5)  . . . . . . . . . .       16.37      16.76      15.88       15.64      14.77        13.50      17.69
  Tier 1 leverage (5)   . . . .        8.23       7.50       7.85        6.88       6.99         7.03       8.80

- ------------------
  (1)  Interim period ratios are annualized.
  (2) Noninterest expense divided by the sum of net interest income (taxable-equivalent basis) and noninterest income net of gains (losses) from security transactions.
  (3) Problem assets include loans on a nonaccrual basis, restructured loans, and foreclosed properties.
  (4) Nonperforming assets include loans on a nonaccrual basis, restructured loans, loans 90 days or more past due, and foreclosed properties.
  (5) The required minimum Tier 1 and total risk-based capital ratios are 4.0% and 8.0%, respectively. The minimum leverage ratio of Tier 1 capital to total adjusted assets is 3.0% to 5.0%, depending on the risk profile of the institution and other factors.
  (6) 1993 income before cumulative effect of a change in accounting principle is $1,420,000 or $3.79 per share.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to the holders of Delta Common Stock in connection with the solicitation by the Delta Board of Directors of proxies for use at the Special Meeting, at which Delta stockholders will be asked to vote upon a proposal to approve the Agreements. The Special Meeting will be held at :00 .m., local time, on
    , 1996, at the main offices of Delta, located at 8018 Highway 23, Belle Chasse, Louisiana, 70037.

     Delta stockholders are requested promptly to sign, date, and return the accompanying proxy card to Delta in the enclosed postage-paid, addressed envelope. A stockholder's failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Agreements.

     Any Delta stockholder who has delivered a proxy may revoke it at any time before it is voted either (i) by giving notice of revocation in writing or submitting to Delta a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by Delta before the vote of stockholders or (ii) in open meeting prior to the taking of the stockholder vote at the Special Meeting. Any notice of revocation should be sent to Delta Bank & Trust Company, 8018 Highway 23, Belle Chasse, Louisiana, 70037,
Attention: Alan Popich, Corporate Secretary. A proxy will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Corporate Secretary of Delta. The shares of Delta Common Stock represented by properly executed proxies received at or prior to the Special Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE AGREEMENTS AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS THAT PROPERLY MAY COME BEFORE THE SPECIAL MEETING. IF NECESSARY, AND UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY HOLDER ALSO MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IN ORDER TO OBTAIN SUFFICIENT VOTES TO APPROVE THE AGREEMENTS. As of the date of this Proxy Statement/Prospectus, Delta is unaware of any other matter to be presented at the Special Meeting.

     Solicitation of proxies will be made by mail but also may be made by telephone or telegram or in person by the directors, officers, and employees of Delta, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

     Delta stockholders should not forward any stock certificates with their proxy cards.

RECORD DATE; VOTE REQUIRED

     Delta's Board of Directors has established the close of business on      ,
1996, as the Record Date for determining the Delta stockholders entitled to notice of and to vote at the Special Meeting. Only Delta stockholders of record as of the Record Date will be entitled to vote at the Special Meeting. Approval of the Agreements will require the affirmative vote of the holders of at least two-thirds of the Delta Common Stock entitled to vote at the Special Meeting,
and not just two-thirds of the votes cast.   Therefore, an abstention or
failure to return a properly executed proxy card will have the same effect as a vote against the Agreements, as will a broker's submitting a proxy card without exercising discretionary voting authority with respect to the Agreements. As of
the Record Date, there were approximately        holders of 374,420 shares of
Delta Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote. For information as to persons known by Delta to beneficially own more than 5.0% of the outstanding shares of Delta Common Stock as of the Record Date, see "Voting Securities and Principal Stockholders of Delta."

     The presence, in person or by proxy, of a majority of the outstanding shares of Delta Common Stock is necessary to constitute a quorum of the stockholders in order to take action at the Special Meeting. For these purposes, shares of Delta Common Stock that are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Agreements or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to the Agreements. Once a quorum is established, approval of the Agreements requires the affirmative vote of the holders of at least two-thirds of the Delta Common
Stock entitled to vote at the Special Meeting.

    The directors and executive officers of Delta and their affiliates
beneficially owned, as of the Record Date, shares (or approximately       % of
the outstanding shares) of Delta Common Stock. The directors and executive officers of Regions and their affiliates beneficially owned, as of the Record Date, no shares of Delta Common Stock. As of that date, no subsidiary of either Delta or Regions held any shares of Delta Common Stock in a fiduciary capacity for others.

                         DESCRIPTION OF THE TRANSACTION

    The following material describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All stockholders are urged to read the Appendices in their entirety.

GENERAL

    Each share of Delta Common Stock (excluding any shares held by Delta, Regions, or their respective subsidiaries, other than shares held in a fiduciary capacity or held as a result of debts previously contracted, and shares held by stockholders who perfect their dissenters' rights of appraisal) issued and outstanding at the Effective Date will be converted into the Merger Consideration, consisting of (i) the Share Consideration of 2.2568 shares of Regions Common Stock, subject to possible adjustment as described below under the caption "Adjustment of Exchange Ratio and Computation of Possible Cash Payment," and (ii) under certain circumstances, the Cash Consideration of up to $4.51. Each share of Regions Common Stock outstanding immediately prior to the Effective Date will remain outstanding and unchanged as a result of the Merger.

    No fractional shares of Regions Common Stock will be issued in connection with the Merger. In lieu of issuing fractional shares, Regions will make a cash payment equal to the fractional part of share which a Delta stockholder would otherwise receive multiplied by the closing price of Regions Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Regions), on the last full trading day prior to the Effective Date.

ADJUSTMENT OF EXCHANGE RATIO AND COMPUTATION OF POSSIBLE CASH PAYMENT

    The Cash Consideration is payable under the Agreement, and the Exchange Ratio will be adjusted under the Agreement, only under certain circumstances relating principally to the average of the closing sales prices of Regions Common Stock over a specified period. For purposes of the following description of the applicable provisions of the Agreement and their operation, "Determination Date" means the later of the date on which the approval of the Merger by the FDIC is received and the date the stockholders of Delta approve the Merger, and "Average Closing Price" means the average of the daily last sales prices of Regions Common Stock as reported on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Regions) during the ten consecutive full trading days in which such shares are traded on the Nasdaq National Market, ending at the close of trading on the fifth trading day before the Determination Date. Whether and to what extent the Exchange Ratio will be adjusted and the Cash Consideration will become payable depends on the Average Closing Price.

    No Adjustment and No Cash Consideration. If the Average Closing Price is between $40.00 and $46.00, there will be no adjustment to the Exchange Ratio and no Cash Consideration will be payable.

    Downward Adjustment of Exchange Ratio. If the Average Closing Price is greater than $46.00, then the Exchange Ratio will be decreased to equal the quotient obtained by dividing (1) the product of (x) $46.00 and (y) the Exchange Ratio of 2.2568 by (2) the Average Closing Price.

    Computation of Cash Consideration. If the Average Closing Price is less than $40.00, then the holder of each share of Delta Common Stock will be entitled to additional Cash Consideration per share in addition to the Share Consideration, in an amount computed as follows. If the Average Closing Price is less than $40.00 and not less than $38.00, the Cash Consideration will equal the product of (1) the difference between (x) $40.00 and (y) the Average Closing Price, and (2) the Exchange Ratio of 2.2568. If the Average Closing Price is less than $38.00, then the Cash Consideration is computed as if the Average Closing Price were nonetheless $38.00, yielding an amount of $4.51.

    Upward Adjustment of Exchange Ratio. The Agreement provides that if the Average Closing Price is less than $34.00, then Delta may elect not to effect the Merger. If Delta so elects, it must give prompt written notice to Regions. During the seven day period commencing on receipt of such notice, Regions will have the option at its sole discretion to increase the Exchange Ratio to equal the quotient obtained by dividing (1) the product obtained by multiplying (x) $34.00 by (y) the Exchange Ratio of 2.2568 by (2) the Average Closing Price. If Regions so elects within the seven day period, it shall give prompt written notice to Delta of the election and the revised Exchange Ratio, whereupon no termination shall have occurred and the Agreement shall remain in effect in accordance with its terms, except that all references to the Exchange Ratio will be as revised. If Delta elects not to effect the Merger and does not withdraw notice of such election within ten days after the Determination Date, and further if Regions does not exercise its option to adjust the Exchange Ratio, then the Agreement would be terminated in accordance with its terms and the Merger would not occur. Regions is under no obligation to adjust the Exchange Ratio.

    The operation of the Exchange Ratio and the adjustment mechanisms described above is illustrated by the following table, which shows the effect that various Average Closing Prices would have on the Exchange Ratio, the Share Consideration, and the Cash Consideration, assuming, in the case of an Average Closing Prices of less than $34.00, that Delta elects not to effect the Merger at the original Exchange Ratio and that Regions elects to proceed with a revised Exchange Ratio.

                                                Value Per Delta Share of
       Average Closing              --------------------------------------------
     Price of Regions   Exchange         Share          Cash          Merger
       Common Stock      Ratio       Consideration  Consideration  Consideration
      --------------    -------      -------------  -------------  -------------
          $30.00           2.5577         76.73         $4.51          81.24
           32.00           2.3979         76.73          4.51          81.24
           34.00           2.2568         76.73          4.51          81.24
           36.00           2.2568         81.24          4.51          85.75
           38.00           2.2568         85.76          4.51          90.27
           39.00           2.2568         88.01          2.26          90.27
           40.00           2.2568         90.27          --            90.27
           42.00           2.2568         94.79          --            94.79
           44.00           2.2568         99.30          --            99.30
           46.00           2.2568        103.81          --           103.81
           48.00           2.1628        103.81          --           103.81
           50.00           2.0763        103.81          --           103.81


    This table is presented for illustration purposes only, and no inference is intended or may be drawn concerning the actual Average Closing Price which may occur or the resulting Merger Consideration. Moreover, Delta stockholders should be aware that the actual market value of a share of Regions Common Stock at the Effective Date and at the time certificates for those shares are delivered following surrender and exchange of certificates for shares of Delta Common Stock may be more or less than the Average Closing Price. Delta stockholders are urged to obtain information on the trading value of Regions Common Stock that is more recent than that provided in this Proxy Statement/Prospectus. See "Comparative Market Prices and Dividends."

BACKGROUND OF AND REASONS FOR THE MERGER

    BACKGROUND OF THE MERGER. During the last several years, there have been significant developments in the banking and financial services industry. These developments have included the increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion, coupled with a relaxation of regulatory restrictions on interstate conduct of business of financial institutions.

    Between 1990 and 1994 Delta received from several financial institutions informal inquiries about possible mergers between the inquirers and Delta. None of these inquiries advanced beyond the most preliminary stages. In 1994, Hibernia Corporation, the parent holding company of Hibernia National Bank ("Hibernia") approached Delta with overtures to initiate discussions about a merger between Delta and Hibernia. Thereafter, representatives of Delta and Hibernia informally discussed the possibility of a merger. However, the Board of Directors of Delta determined that it would be in the best long-term interests of the stockholders and the community for Delta to remain an independent community bank. The Board based its decision on a number of factors including the steadily improving financial condition of Delta, its still incomplete assimilation of the assets of Investors Bank and Trust Company and the generally improving condition of the banking market in Louisiana. This position was communicated to Hibernia and then to the stockholders of Delta at the annual meeting of stockholders in April 1995. On April 13, 1995, the Board of Directors wrote a letter to all stockholders informing them that large bank holding companies had expressed interest in acquiring Delta and that the Board had resolved to decline these overtures for the reasons discussed at the annual meeting.

    In a letter dated May 31, 1995, Hibernia informed Delta's directors that Hibernia had acquired from unnamed Delta stockholders options to purchase Delta Common Stock equaling 18.2% of the issued and outstanding Delta Common Stock and made a formal offer to Delta's directors to consummate a tax-free reorganization whereby Hibernia would convey Hibernia stock worth approximately $80.00 for each share of Delta Common Stock, subject to adjustments based upon due diligence reviews and qualification for accounting treatment as a pooling of interests.

    Immediately after Hibernia sent its letter of May 31 to Delta, Hibernia filed a series of notices and applications and made a number of public statements that announced its intention to acquire Delta. On June 5, 1995 Hibernia published a notice in local newspapers that it intended to acquire 100% of the Delta Common Stock. On June 6, 1995, Hibernia filed an application with the Board of Governors of the Federal Reserve

System seeking permission to acquire up to 100% of the Delta Common Stock on the same terms as those proposed in the letter of May 31. However, Hibernia stated in its application, but in no other communication with either Delta or Delta's stockholders generally, that it might seek to acquire all of the remaining shares of Delta not already subject to its option at a cash price of $75.00 per share. On June 8, 1995, Hibernia filed with the FDIC an Acquisition Statement in which it disclosed its beneficial ownership of 18.2% of the outstanding Delta Common Stock based upon the option agreements described above. On June 16, 1995, an article appeared in The Times-Picayune reporting that Hibernia was offering to pay $75.00 in cash for Delta Common Stock. On June 20, 1995, another article appeared which reported that Hibernia was not presently offering $75.00 per share for 100% of Delta Common Stock. The June 20 article did not say, however, that Hibernia had abandoned its intention to make a tender offer for Delta stock in the future.

    During the first three weeks of June 1995, the Board met informally with counsel to consider the strategic options available to Delta in light of Hibernia's announced intention to acquire control of it. On June 21, 1995, Delta's Board of Directors voted to retain Chaffe as its financial advisor to assist the Board in evaluating Hibernia's offer and other strategic options available to Delta. The Board also adopted, subject to approval by the Louisiana Commissioner, a Common Stock Purchase Rights Plan (the "Rights Plan"). Under the terms of the Rights Plan, every Delta stockholder would receive as a dividend a Right to purchase additional shares of Delta stock or the stock of any entity that consummated a business combination with Delta.

    The Rights are not initially exercisable and trade automatically with the common shares in connection with which they were issued. Ten days after a person or group acquires 10% or more of Delta Common Stock, or ten business days (or such later date as may be determined by the Board prior to a person or group acquiring 10% or more of the Bank's shares) after a person or group announces an offer the consummation of which would result in such person or group owning 10% or more of Delta Common Stock (even if no purchases actually occur), the Rights will become exercisable and separate certificates representing the Rights will be distributed. At no time will the Rights have any voting power.

    When the Rights first become exercisable, unless a person or group has acquired 10% or more of Delta Common Stock, a holder will be entitled to buy from Delta one share of common stock for $150. If Delta is involved in a merger or other business combination at any time after a person or group has acquired 10% or more of Delta Common Stock, the "flip-over" provision of the Rights will entitle a holder (other than such person or any member of such group) to buy a number of shares of common stock of the acquiring company having a market value of twice the exercise price of each Right. If any person or group acquires 10% or more of Delta Common Stock, the "flip-in" provision of the Rights will be triggered and the Rights will entitle a holder (other than such person or any member of such group) to buy a number of additional shares of common stock of Delta having a market value of twice the exercise price of each Right. Following the acquisition by any person or group of 10% or more of Delta Common Stock, but only prior to acquisition by a person or group of a 50% stake, the Board of Directors will also have the ability to exchange the Rights (other than Rights held by such person or group), in whole or in part, for one share of common stock per Right. At any time before a person or group acquires more than 10% of Delta Common Stock, the Board of Directors may, at its option, redeem the Rights for a redemption price of $.01 per Right.

    The Rights Plan was designed to deter an acquisition of Delta until the Board had an adequate opportunity to ascertain the probable value of Delta and to evaluate whether it would be in the best interests of the stockholders for Delta to remain an independent community bank or to enter into a business combination with either a large regional financial institution or one or more community institutions. Hibernia's aggressive acquisition of options to purchase almost 20% of Delta Common Stock and its attempt to obtain regulatory approval to complete an acquisition of 100% of the stock posed a genuine risk that, without the deterrence of the Rights Plan, Hibernia might force Delta into a business combination on terms that would not permit Delta's stockholders to maximize the value of their stock.

    On July 5, Chaffe reported to the Board that, in their opinion based on current market data and their review of Delta, Hibernia's offer of either $80 per share in a tax free exchange or $75 in cash was inadequate and was based on a price for Delta Common Stock that was substantially below present market value. Chaffe also advised the Board that based on Delta's past financial performance and current market conditions, a sale of Delta in a controlled auction would probably provide a greater return on investment to stockholders than future earnings of Delta on a stand-alone basis.

    On July 12, 1995 the Board deliberated the alternatives available to Delta and the advice of its financial and legal advisors. At the conclusion of its deliberations, the Board resolved to authorize Chaffe to conduct an auction of Delta and to commence the auction immediately by soliciting expressions of interest from local and regional financial institutions.

    Over the following weeks, seven financial institutions, including Regions, expressed interest in bidding on Delta. Each prospective bidder was asked to sign a confidentiality agreement which contained a "standstill" provision that, once having been allowed to participate in the auction, each bidder would abide by the results of the auction and for a period of two years would not attempt to acquire Delta if another bidder were selected as Delta's merger partner. Upon delivery to Delta of an executed confidentiality agreement, each prospective bidder was provided with certain financial information about Delta to enable the bidder to submit to Chaffe a range of values that the bidder would be willing to offer for Delta, subject to the outcome of a full due diligence review.

    During this initial phase of the auction, representatives of Delta met with representatives of Hibernia to ascertain whether Hibernia intended to participate in the auction. Although Hibernia's representatives indicated that Hibernia desired to participate, they refused to execute the form of confidentiality agreement that the other prospective bidders had executed with few, if any, modifications. Moreover, Hibernia continued to pursue approval of its application with the Federal Reserve to acquire 100% of Delta Common Stock and to oppose approval of the Rights Plan by the Louisiana Commissioner. Despite Hibernia's opposition, the Louisiana Commissioner approved the Rights Plan on August 30,1995.

    In early September, the prospective bidders (other than Hibernia) reviewed the preliminary financial information supplied to them by Delta, and on September 12, 1995, three of the six institutions submitted the range of values that each might be willing to pay for Delta. Two of these three institutions (Regions and one other) were invited to conduct a full due diligence review of Delta's financial condition and to submit firm offers to acquire the Bank.

    Meanwhile, in the belief that having Hibernia as a participant in the auction would enhance stockholder value, Delta continued to negotiate with Hibernia a confidentiality agreement that would permit Hibernia to participate in the auction and would protect the results of the auction from collateral attack by an unsuccessful bidder. After lengthy negotiations, on October 13, 1995 Delta and Hibernia executed a confidentiality agreement that contained specific guidelines governing the auction process and a standstill provision substantially different from the one contained in the confidentiality agreements signed by the other bidders at the outset of the auction.

    The bidding procedures provided that prospective buyers would submit a range of values that each would be willing to pay for Delta. Each prospective buyer within 20% of the top of the highest range would be invited to conduct due diligence and to submit a bid. In the event that any prospective buyer who submitted a bid was asked to bid again, then each bidder who had submitted an equal or higher bid would also be invited to bid again.

    The confidentiality agreement also called for bids to be submitted in a preferred structure. The primary structure called for all bids to be in the form of a fixed dollar amount payable in shares of the bidder's stock. Bids could be submitted either without any structural limitations on fluctuations in the value of the bidder's common stock to be delivered at closing, or subject to a "collar" meeting certain specifications. The collar was to establish an equidistant range of at least 10% above and below the market price of the bidder's common stock on the date of a definitive agreement to acquire Delta. The collar would function so that the stock price used to calculate the number of shares delivered at closing would be the actual price if the stock was then trading within the collar, the top of the collar if it was then trading above such top, and the bottom of the collar if it was then trading below such bottom. Moreover, the terms of such a collar were to provide that Delta could terminate the definitive agreement if, at the time of closing, the market price of the bidder's common stock had declined more than 20% from its price at the time of the definitive agreement.

    The confidentiality agreement provided further that, if an "Early Termination Event" occurred, Hibernia's obligations under the standstill would terminate twenty days after Hibernia had received notice that an Early Termination Event had occurred. An Early Termination Event included, among other things, Delta's (i) failure to enter into a definitive agreement by January 8, 1996; (ii) failure, in any material sense, to abide by the established auction process; (ii) decision to terminate the auction process; and (iii) acceptance of a bid not in the preferred structure, or one in the preferred structure, but for an amount more than 2.5% less than Hibernia's offer.

    On October 17, 1995, Delta informed the other auction participants, including Regions, of the terms of the agreement with Hibernia and offered to amend each of the confidentiality agreements with the other participants on identical terms. The other participants accepted the offer, and the auction proceeded on the terms set forth in the Hibernia agreement.

    On October 25, 1995, the three remaining bidders, Regions, Hibernia, and one other bidder (the "Third Bidder") responded to Delta's request for bids. The Third Bidder declined to submit a bid. Of the bids submitted by Regions and Hibernia, Regions' bid was higher. However, Regions' bid, unlike Hibernia's, departed from the preferred structure in that it was expressed as a fixed number of shares rather than a fixed dollar amount. In addition, Hibernia's bid included a collar substantially on the terms proposed in the confidentiality agreement, while Regions' bid contained no collar.

    Over the following days, Delta, through Chaffe, offered Hibernia an opportunity to increase its bid. At the same time, Chaffe requested that Regions agree to place a collar on its bid. Hibernia declined to increase its bid. Regions, however, after extensive negotiations, agreed to the collar arrangement set forth in the Merger Agreement. See Description of the Transaction - Adjustment of Exchange Ratio and Computation of Possible Cash Payment. Thereafter, on November 8, 1995 Chaffe requested that Hibernia submit a new bid in the format of Regions' bid of fixed shares subject to a collar similar to the one negotiated with Regions. Hibernia declined to submit a new bid on these or any other terms.

    On November 9 and 10, 1995 Delta's Board met to review the final bids. After presentations by Chaffe and Delta's counsel, the Board voted unanimously to accept Regions' bid, subject to negotiation of an agreement and plan of merger satisfactory to Delta's counsel. On November 10, 1995 Delta notified Hibernia that an Early Termination Event had occurred. On November 15, 1995 Hibernia notified the Board of Governors of the Federal Reserve System that Hibernia was abandoning its application for prior approval to acquire up to 100% of Delta Common Stock. The Agreement was approved by Delta's Board on January 10, 1996 and was executed on January 11, 1996.

    The Board of Directors of Delta believes that approval of the Agreements is in the best interests of Delta and its stockholders. Among the factors considered by the Board in recommending the Merger, in addition to the financial terms, was the likelihood that Delta would continue to face significant additional competitive pressures in its market area from larger banking and other financial institutions capable of offering a broad array of financial services. Given Delta's relatively small size and market position, the Board believes that this increasing competition could adversely impact the performance of Delta. Other factors considered by the Board were the liquidity that would be afforded to Delta's stockholders by the ownership of a publicly traded stock and a review of the business and prospects of Regions.

    The financial and other terms of the Merger were arrived at through arm's length negotiations between representatives of Delta and Regions. Determination of the consideration to be received by Delta's stockholders in exchange for their stock was based upon various factors considered by the Boards of Director of the parties, including primarily the comparative financial condition, historical results of operations, current business and future prospects of Delta and Regions, the market price, dividends, and historical earnings per share of the common stock of Delta and Regions, and the desirability of combining the financial and managerial resources of Regions and Delta to pursue available consumer and commercial banking business in the market area served by Delta.

     DELTA'S REASONS FOR THE MERGER. In approving the Merger, the directors of Delta considered a number of factors. Without assigning any relative or specific weights to the factors, the Delta Board of Directors considered the matters set forth in the two preceding paragraphs and the following material factors:

    (a) the information presented to the directors by the management of Delta concerning the business, operations, earnings, asset quality, and financial condition of Delta, including compliance with regulatory capital requirements on an historical and prospective basis;

    (b) the financial terms of the Merger, including the relationship of the merger price to the market value, tangible book value, and earnings per share of Delta Common Stock, the partial protection against a decline in the market value of Regions Common Stock, and the partial participation in any appreciation in value of Regions Common Stock;

    (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of Delta Common Stock for Regions Common Stock for federal and state income tax purposes;

    (d) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

    (e) the report of Delta's financial advisor reviewing a comparison of Delta to selected peer banks, premiums paid in other merger transactions, a mark-to-market analysis of Delta, and a discounted cash-flow analysis of Delta; and

    (f) the opinion rendered by Delta's financial advisor to the effect that, from a financial point of view, the exchange of Delta Common Stock for Regions Common Stock for the Merger Consideration set forth in the Agreement is fair, from a financial point of view, to the holders of Delta Common Stock.

    The terms of the Merger were the result of arms-length negotiations between representatives of Delta and representatives of Regions. Based upon the consideration of the foregoing factors, the Board of Directors of Delta unanimously approved the Merger as being in the best interests of Delta and its stockholders. Each member of the Board of Directors of Delta has agreed to vote such member's shares in favor of the Merger.

    Delta's Board of Directors unanimously recommends that Delta stockholders vote for approval of the Agreements.

    REGIONS' REASONS FOR THE MERGER. The Regions Board of Directors has approved the Agreement and determined that the Merger is in the best interests of Regions and its stockholders. In approving the Agreement, the Regions Board considered a number of factors. Without assigning any relative or specific weights to the factors, the Regions Board of Directors considered the following material factors:

    (a) a review, based in part on a presentation by Regions management, of (i) the business, operations, earnings, and financial condition, including the capital levels and asset quality, of Delta on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area,
(ii) the demographic, economic, and financial characteristics of the markets in which Delta operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis, and (iii) the results of Regions' due diligence review of Delta; and

    (b) a variety of factors affecting and relating to the overall strategic focus of Regions, including Regions' desire to expand into markets in the general vicinity of its core markets.

OPINION OF DELTA'S FINANCIAL ADVISOR

    Delta retained Chaffe to act as its financial advisor in connection with the Merger in July 1995. Chaffe was selected by Delta's Board of Directors as the financial advisor on the basis of Chaffe's experience and expertise in transactions similar to the Merger and Chaffe's reputation in the banking and investment communities. Chaffe is a recognized investment banking firm and is experienced in the securities industry, in investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes. It is frequently retained to perform similar services for other banks and bank holding companies.

    In connection with Chaffe's engagement to act as Delta's financial advisor with respect to the Merger, Delta instructed Chaffe to evaluate the fairness to Delta stockholders, from a financial point of view, of the Exchange Ratio, pursuant to the provisions of the Agreement, and to conduct such investigations as Chaffe deemed appropriate for such purposes. Delta did not place any limitations on the scope or manner of Chaffe's investigation and review. The Exchange Ratio to be received by Delta's stockholders in the Merger was determined by Delta and Regions in their negotiations.

    Chaffe rendered its opinion to Delta's Board on January 11, 1996, to the effect that, based upon and subject to the assumptions made, the factors considered, the review undertaken and the limitations stated and based upon such other matters as Chaffe considered relevant, on the date thereof, the Exchange Ratio was fair, from a financial point of view, to the holders of Delta Common Stock (other than Regions and its affiliates). Chaffe subsequently confirmed its opinion in a written opinion also dated January 11, 1996 (the "January Fairness Opinion"). In addition, Chaffe updated its opinion dated ____________, which concluded on the same basis, that the Exchange Ratio was fair, from a financial point of view, to the holders of Delta Common Stock (other than Regions and its affiliates)(the "Proxy Fairness Opinion"). The Proxy Fairness Opinion is substantially identical to the January Fairness Opinion other than for references to Chaffe's having considered materials bearing upon the financial and operating condition of Delta, Regions and comparable companies subsequent in time to those to which reference is made in the January Fairness Opinion.

    The full text of Chaffe's Proxy Fairness Opinion is attached hereto as Appendix C and is incorporated by reference. The summary description of the Proxy Fairness Opinion set forth herein is qualified in its entirety by reference to Appendix C. Delta's stockholders are urged to read the Proxy Fairness Opinion in its entirety in connection with the Proxy Statement/ Prospectus for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Chaffe. Chaffe's opinion relates only to the Exchange Ratio to be received by Delta's stockholders, from a financial point of view, and does not constitute a recommendation to any Delta stockholder as to how such stockholder should vote at the Special Meeting.

    In connection with rendering its opinions, Chaffe, among other things: (i) reviewed the Proxy Statement in substantially the form to be sent to stockholders, including a copy of the Agreement; (ii) reviewed and analyzed certain publicly-available financial statements and other information of Delta and Regions, respectively; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Delta, prepared by the management of Delta, including financial projections; (iv) discussed the past and current operations and financial condition, and the prospects of Regions and Delta with senior executives of Regions and Delta, respectively; (v) reviewed the historical prices and trading volumes of the shares of Regions Common Stock and Delta Common Stock; (vi) compared the financial performance of Delta and Regions, and the prices and trading activity of the Delta Common Stock and Regions Common Stock, with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the Merger; (viii) considered a number of valuation methodologies, including among others, those that incorporate book value, deposit base premium and capitalization of earnings; and (ix) performed such other studies and analyses as Chaffe deemed appropriate to its opinion.

    In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for the purposes of its opinions. Chaffe did not make or obtain an independent review of Delta's or Regions' assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on Delta and Regions for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to Delta's projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Delta of future financial performance of Delta. Regions did not allow Chaffe to review any information other than publicly-available information. The Proxy Fairness Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date thereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the shareholders of Delta Common Stock.

    The following is a summary of selected analyses performed by Chaffe in connection with its January Fairness Opinion. The summary set forth below does not purport to be a complete description of the analyses performed in this regard, but does include all material analyses.

    Analysis of Selected Financial Data. Chaffe analyzed the historical performances of Delta and Regions, and considered the current financial conditions, operations and prospects for each company. Chaffe noted strengths of Delta, including its consistent profitability, dominant market share in its primary market, strong net interest margin in 1995, and high level of non-interest bearing deposits. Chaffe also noted Delta's low earnings level when compared to peers, and high overhead expense. In regard to Regions, Chaffe noted that as of September 30, 1995, the return on average assets, annualized for 1995, was 1.29%, and the return on average equity, also annualized for 1995, was 15.87%. Regions' efficiency ratio had improved to 56%. Its tangible equity to total assets as of September 30, 1995 was 6.80%, and its ratio of non-performing assets to total assets for that date was 0.36%. Chaffe noted further that in 1996, Regions may be subject to a special assessment on deposits which are insured through the Saving Association Insurance Fund. Chaffe also reviewed Regions' history of bank acquisitions over the past 30 months, including the then recently announced transaction with First National Bancorp, Gainesville, GA.

    Stock Price and Dividend Review. Chaffe reviewed certain historical market information for Delta Common Stock and noted that no independent market exists for these shares. In addition, Chaffe reviewed the trading prices of Regions Common Stock from January 1, 1995 to January 10, 1996, and noted that as of January 10, 1996, the closing price of Regions Common Stock was $43.00, near its 52-week high of $45.00. Chaffe also compared the trading prices of Regions Common Stock versus the NASD Financial Index from January 1, 1995 to January
10, 1996.

    Chaffe reviewed the dividend histories and current dividend levels of Delta and Regions, and noted that Delta's and Regions' annual dividend per share were $2.00 and $1.32, respectively. Chaffe determined that as of January 10, 1996, based on the Exchange Ratio outlined in the Agreement, each share of Delta Common Stock would receive an annual dividend on Regions Common Stock of $2.98.

    Analysis of Selected Merger Transactions. In order to obtain a valuation range for Delta, Chaffe performed an analysis of prices paid for selected banks with characteristics comparable to Delta, although Chaffe noted no transaction was identical to the Merger then proposed. Comparable transactions were considered to be transactions announced in the United States for the period January 9, 1995 through January 9, 1996, in which the sellers had total assets of between $125 million and $400 million, a tangible equity ratio between 6.25% and 10.0%, a return on average assets between 0.50% and 1.25%, and non-performing assets less than 2.5% of total assets. In addition, Chaffe performed an analysis of prices paid for a similar group of selected banks, limited in geographic area to sixteen states in the southern United States. Finally, Chaffe performed an analysis of prices paid for substantially all Louisiana banks sold during the period January 9, 1995 through January 9, 1996. With respect to each of these groups of transactions and the proposed Merger, Chaffe compared the prices to be received by the peer groups as a multiple of their tangible equity, their earnings per share for the four quarters prior to the announcement of such a transaction, their premium over tangible equity to core deposits, and their total assets. The following table summarizes certain results of this analysis.

                                    REGIONS            U.S.              SOUTHERN            LOUISIANA
                                    /DELTA          PEER GROUP          PEER GROUP          PEER GROUP
 Seller Total Assets
 (000'S)
 -        Mean                                       $212,896            $201,023            $658,603
 -        Median                   $207,757          $222,953            $210,695            $105,979
 Seller Tangible Equity                7.82%             8.00%               8.17%               8.18%

 Seller YTD ROAA                       0.86%             1.01%               1.03%               1.23%

 Seller YTD ROAE                      11.33%            11.35%              11.98%              15.17%

 Seller NPA/Assets                     0.70%             0.57%               0.41%               0.47%

 Price/Tangible Equity                 2.24x             2.15x               2.11x               2.06x

 Price/4-Quarter EPS                  20.74x            18.97x              18.97x              14.38x


 Price-Tangible
 Equity/Core Deposits                 11.56%            10.75%              10.95%               8.87%

 Price/Assets                         17.49%            16.29%              17.19%              17.36

    Discounted Cash Flow Analysis. Using a discounted cash flow analysis of Delta, Chaffe determined a range of net present values for the Delta Common Stock based on the stream after-tax cash flows of Delta, which included forecast of net income for the years 1996 and 1997 and assumptions relating to earnings and growth thereafter. Chaffe reviewed these forecasts and assessed the likelihood of Delta achieving such forecasts. Chaffe then discounted these cash flow streams assuming an estimated required rate of return for Delta of 12.1%. Chaffe also analyzed the estimated future dividend stream of Delta through the year 2000 plus a terminal value for Delta Common Stock as part of its determination of a range of net present values for shares of Delta Common Stock.

    In connection with the Proxy Fairness Opinion, Chaffe confirmed the appropriateness of its reliance on the analyses by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith. Chaffe found results of the analyses for its Proxy Fairness Opinion to be substantially similar to the results of its January Fairness Opinion.

    Chaffe noted that, in March 1996, Regions had completed its merger with First National Bancorp increasing Regions' asset size by approximately 23%. In addition, Chaffe reviewed the trading prices of Regions' Common Stock since January 10, 1995 and noted the increase in the value of Regions' Common Stock since the January Fairness Opinion. The closing price of Regions' Common Stock as of the date of the Proxy Fairness Opinion was $______________. The Proxy Fairness Opinion was necessarily based upon market, economic and other conditions as they existed on and could be evaluated as of, the date thereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the shareholders of Delta Common Stock. Chaffe also noted the increase in Regions' annual dividend per share to $1.40. Chaffe determined that as of the date of the Proxy Fairness Opinion, based on the Exchange Ratio, each share of Delta Common Stock would receive an annual dividend on Regions Common Stock of $3.16.

    In arriving at its fairness opinions, Chaffe did not rely on any single analysis, but relied on a combination of factors derived from all of the analytical procedures employed. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Conclusions based on these analyses are not necessarily mathematical. Chaffe believes that the summary set forth above and Chaffe's analysis must be considered as a whole and that selecting portions of its analyses performed by Chaffe are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses do not purport to be appraisals or necessarily reflect the prices at which businesses actually may be sold. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

    Prior to its retention in July 1995 to act as Delta's financial advisor, Chaffe had provided no services to Delta. Neither Chaffe nor any of its officers or employees has any interest in the Common Stocks of Delta, or Regions. Delta has paid Chaffe approximately $222,769 in fees plus out-of-pocket expenses for its services, including its services in rendering the Proxy Fairness Opinion. For any other services requested of Chaffe by Delta, Delta has agreed to pay Chaffe on an hourly basis. The fees received by Chaffe in connection with its services to Delta were not dependent or contingent upon the occurrence or lack thereof of any transaction.

    Delta has agreed to indemnify and hold harmless Chaffe, its subsidiaries and affiliates, and its officers, directors, shareholders, employees, attorneys, agents and representatives, and the successor and assigns of each of the foregoing parties from and against any person claiming to have relied on Chaffe's advice or services, or the performance or nonperformance thereof, or claiming to have been entitled to some benefit therefrom, or claiming that such services were not adequately performed, and all related damage, claim, demand, expense or cost of any kind or nature, including reasonable attorney fees and expenses, arising directly or indirectly, from or in any way related to, the opinions or any other services performed by Chaffe, provided that Chaffe has not been negligent or guilty of reckless or willful misconduct in connection with the opinions, or any other services.


EFFECTIVE DATE OF THE MERGER

    Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Date will occur on the date and at the time that the Joint Agreement of Merger reflecting the Merger is filed with the Louisiana Commissioner. Unless otherwise agreed upon by Regions and Delta, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Date to occur on the tenth business day following the later of the following events occur:
(i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the Merger, and (ii) the date on which the Agreement is approved by the requisite vote of Delta stockholders; or such later date within five days thereof as specified by Regions.

    No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. Regions and Delta anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated during the third quarter of 1996. However, delays in the consummation of the Merger could occur.

    The Board of Directors of either Regions or Delta generally may terminate the Agreement if the Merger is not consummated by November 30, 1996, unless the failure to consummate by that date is the result of an uncured breach of the obligation to consummate the Merger by the party seeking termination. See

"--Conditions to Consummation of the Merger" and "--Waiver, Amendment, and Termination of the Agreement."

DISTRIBUTION OF REGIONS STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

    Promptly after the Effective Date, Regions will cause an exchange agent selected by Regions to mail to the former stockholders of Delta a form letter of transmittal, together with instructions for the exchange of such stockholders' certificates representing shares of Delta Common Stock for certificates representing shares of Regions Common Stock.

     DELTA STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS. Upon surrender to the Exchange Agent of certificates for Delta Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of Delta Common Stock submitting such items a certificate or certificates representing the number of shares of Regions Common Stock to which such holder is entitled, if any, and, if applicable, a check for the amount of cash payable, representing the Cash Consideration and the amount to be paid in lieu of any fractional share interest, both without interest. After the Effective Date, to the extent permitted by law, Delta stockholders of record as of the Effective Date will be entitled to vote at any meeting of holders of Regions Common Stock the number of whole shares of Regions Common Stock into which their Delta Common Stock has been converted, regardless of whether such stockholders have surrendered their Delta Common Stock certificates. No dividend or other distribution payable after the Effective Date with respect to Regions Common Stock, however, will be paid to the holder of any unsurrendered Delta certificate until the holder duly surrenders such certificate. Upon such surrender, all undelivered dividends and other distributions and, if applicable, a check for the amount of cash payable will be delivered to such stockholder, in all cases without interest.

    After the Effective Date, there will be no transfers of shares of Delta Common Stock on Delta's stock transfer books. If certificates representing shares of Delta Common Stock are presented for transfer after the Effective Date, they will be canceled and exchanged for the shares of Regions Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

CONDITIONS TO CONSUMMATION OF THE MERGER

    Consummation of the Merger is subject to a number of conditions, including, but not limited to:

    (a) approval of the Merger from the FDIC and the Louisiana Commissioner without any conditions or restrictions that would, in the reasonable judgment of Regions' Board of Directors, so materially adversely impact the economic or business benefits of the transactions contemplated by the Agreement as to render inadvisable the consummation of the Merger, and the expiration of all applicable waiting periods;

    (b) the approval of the Agreements by the holders of the requisite number of shares of the Delta Common Stock represented in person or by proxy at the Special Meeting;

    (c) the absence of any action by any court or governmental authority restraining or prohibiting the Merger;

    (d) the receipt of a reasonably satisfactory opinion of counsel that the Merger qualifies for federal income tax treatment as a reorganization under
Section 368(a) of the Code and that the exchange of Delta Common Stock for Regions Common Stock will not give rise to recognition of gain or loss to Delta stockholders with respect to such exchange, except to the extent of any cash received; and

    (e) notification for listing on the Nasdaq National Market of the shares of Regions Common Stock to be issued in the Merger.

    Consummation of the Merger is also subject to the satisfaction or waiver of various other conditions specified in the Agreement, including, among others: (i) the delivery by Regions and Delta of opinions of their respective counsel and certificates executed by their respective Chief Executive Officers and Chief Financial Officers as to compliance with the Agreement; (ii) as of the Effective Date, the accuracy of certain representations and warranties and the compliance in all material respects with the agreements and covenants of each party; and
(iii) the receipt of an opinion of Delta's financial advisor updated to a date not more than five days prior to this Proxy Statement/Prospectus that the consideration to be received in the Merger by the stockholders of Delta is fair to such stockholders from a financial point of view.

REGULATORY APPROVALS

    The Merger may not proceed in the absence of receipt of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of such approvals. There also can be no assurance that such approvals will not be accompanied by a conditional requirement which causes such approvals to fail to satisfy the conditions set forth in the Agreement. Applications for the approvals described below have been submitted to the appropriate regulatory agencies.

    Regions and Delta are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

    The Merger requires the prior approval of the FDIC. In granting its approval the FDIC must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the FDIC from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the FDIC finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Merger Act, the Merger may not be consummated until the 30th day, which may be shortened to the 15th day, following the date of FDIC approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the FDIC's approval, unless a court specifically orders otherwise.

    The Merger also is subject to the approval of the Louisiana Commissioner. In its evaluation, the office of the Louisiana Commissioner will take into account considerations similar to those applied by the FDIC.

WAIVER, AMENDMENT, AND TERMINATION OF THE AGREEMENT

    Prior to the Effective Date, and to the extent permitted by law, any provision of the Agreement generally may be (i) waived by the party benefitted by the provision or (ii) amended by a written agreement between Regions and Delta approved by their respective Boards of Directors; provided, however, that after approval by the Delta stockholders, no amendment that pursuant to the LBL requires the further approval of Delta stockholders may be made without the further approval of such stockholders.

    The Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, either before or after approval by Delta stockholders, under certain circumstances, including:

    (a) by the Board of Directors of either party upon final denial of any required regulatory approval;

    (b) by the Board of Directors of either party, if the holders of at least two-thirds of the shares of Delta Common Stock represented at the Special Meeting shall not have approved the Agreement;

    (c) by mutual agreement of the Boards of Directors of Regions and Delta;

    (d) by the Board of Directors of either party, in the event of a breach of any provision of the Agreement which meets certain standards specified in the Agreement; or

    (e) by the Board of Directors of either party if the Merger shall not have been consummated by November 30, 1996, but only if the failure to consummate the Merger by such date has not been caused by the terminating party's uncured breach of the Agreement.

    If the Agreement is terminated, the parties will have no further obligations, except with respect to certain provisions, including those providing for payment of expenses and restricting disclosure of confidential information. Further, termination will not relieve the parties from the consequences of any uncured willful breach of the Agreement giving rise to such termination.

CONDUCT OF BUSINESS PENDING THE MERGER

    Each of Delta and Regions generally has agreed, unless the prior consent of the other party is obtained, and except as otherwise contemplated by the Agreement, to operate its business only in the ordinary course, preserve intact its business organizations and assets, maintain its rights and franchises, and take no action that would affect, adversely and materially, the ability of either party to perform its covenants and agreements under the Agreement or to obtain any consent or approval required for the consummation of the transactions contemplated by the Agreement. In addition, the Agreement contains certain other restrictions applicable to the conduct of the business of either Delta or Regions prior to consummation of the Merger, as described below.

     DELTA. Delta has agreed not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of Regions. Those actions generally include, without limitation: (i) amending the Articles of Incorporation or Bylaws or other governing instrument of Delta and its subsidiaries; (ii) becoming responsible for any obligation for borrowed money in excess of an aggregate amount outstanding at any time of $150,000 (except in the ordinary course of business consistent with past practices); (iii) acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution in respect of its capital stock, except that Delta may, but shall not be legally obligated to, declare and pay quarterly cash dividends at a rate not in excess of $.50 per share; (iv) issuing or selling any additional shares of any Delta capital stock, any rights to acquire any such stock, or any security convertible into such stock (except as set forth in the Agreement or pursuant to the exercise of outstanding stock options); (v) adjusting, splitting, combining, or reclassifying any of its capital stock; (vi) making any material investment in any other entity; (vii) granting any increase in compensation or benefits to employees or officers (except in accordance with past practice as previously disclosed to Regions or as required by law), paying any bonus (except as previously disclosed to Regions or in accordance with any existing program or plan), entering into or amending any severance agreements with officers (except as previously disclosed to Regions), or granting any increase in compensation or other benefits to directors; (viii) entering into or amending any employment contract that it does not have the unconditional right to terminate (except as previously disclosed to Regions and except for any amendment required by law); (ix) adopting any new employee benefit plan or program, or materially changing any existing plan or program (except as previously disclosed to Regions and except for any change required by law or advisable to maintain the tax qualified status of any such plan); (x) making any significant change in any tax or accounting methods or systems of internal accounting controls (except in conformity to changes in tax laws or generally accepted accounting principles ("GAAP")); (xi) commencing any litigation (except in accordance with past practices), or settling any litigation for money damages in excess of $100,000 or which imposes material restrictions upon the operations of Delta or any of its subsidiaries; or (xii) modifying or terminating any material contract.

    In addition, Delta has agreed not to solicit, directly or indirectly, any acquisition proposal from any other person or entity. Delta also has agreed not to negotiate with respect to any such proposal, provide nonpublic information to any party making such a proposal, or enter into any agreement with respect to any such proposal, except in compliance with the fiduciary obligations of its Board of Directors. In addition, Delta has agreed to use reasonable efforts to cause its advisors and other representatives not to engage in any of the foregoing activities.

    REGIONS. The Agreement prohibits Regions, prior to the earlier of the Effective Date or the termination of the Agreement, from taking any action that would materially adversely affect the ability of either party to obtain the requisite governmental approvals or to perform its covenants and agreements under the Agreement.

MANAGEMENT FOLLOWING THE MERGER

    Consummation of the Merger will not alter the present officers and directors of Regions. Information concerning the management of Regions is included in the documents incorporated herein by reference. See "Documents Incorporated by Reference."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    The Agreement provides that Regions will, and will cause Regions Bank to, maintain all rights of indemnification existing in favor of each person entitled to indemnification from Delta or any of its subsidiaries to the full extent permitted by Louisiana law and by the Articles of Incorporation or Bylaws of Delta, and that such rights will continue in full force and effect for ten years from the Effective Date with respect to matters occurring at or prior to the Effective Date.

    The Agreement also provides that, after the Effective Date, Regions will provide generally to officers and employees of Delta and its subsidiaries who become officers or employees of Regions or its subsidiaries, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock) on terms and conditions that, taken as a whole, are substantially similar to those currently provided by Regions and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, service with Delta or its subsidiaries prior to the Effective Date will be treated as service with Regions or its subsidiaries. The Agreement further provides that Regions will cause Delta to honor all employment, severance, consulting, and other compensation contracts previously disclosed to Regions between Delta or its subsidiaries and any current or former director, officer, or employee, and all provisions for vested amounts earned or accrued through the Effective Date under Delta's benefit plans.

    As of the Record Date, directors and executive officers of Delta owned no shares of Regions Common Stock.

DISSENTING STOCKHOLDERS

    General. Each Delta stockholder who objects to the Merger shall be entitled to the rights and remedies of dissenting stockholders provided in Section 6:376 of the LBL, a copy of which is included as Appendix D to this Proxy Statement/Prospectus.

    Statutory Requirements. The following is a summary of the steps to be taken by a Delta stockholder who is interested in perfecting such holder's dissenters' rights, and should be read in conjunction with the full text of
Section 6:376 of the LBL. Each of the steps enumerated below must be taken in strict compliance with the applicable provisions of the statute in order for holders of Delta Common Stock to perfect their dissenters' rights. If the Merger is approved by 80% or more of the total voting power of Delta, then no stockholder will be entitled to exercise dissenters' rights of appraisal.

    Any written objection, demand, or notice required by the LBL in connection with the exercise of dissenters' rights must be sent to Delta, at 8018 Highway 23, Belle Chasse, Louisiana, 70037, Attention: Alan Popich, Corporate Secretary. It is recommended that all required documents to be delivered by mail be sent by registered or certified mail with return receipt requested.

    Any holder of Delta Common Stock who disapproves of or objects to the proposed Merger and who wishes to receive in cash the "fair value" of such shares (determined immediately before the Merger is consummated without regard to any appreciation or depreciation thereof in anticipation of the Merger) may elect to do so by taking all of the following steps:

    (a) Such stockholder must file with Delta, prior to or at the Special Meeting, a written objection to the proposed Merger.

    (b) Such stockholder must vote such holder's shares against the Merger. If the Merger is approved by the required vote, but by less than 80% of the total voting power, and the Merger authorized thereby is effected, Delta promptly thereafter shall give written notice thereof, by registered mail, to each stockholder who filed such written objection to, and voted such holder's shares against, the Merger, at such stockholder's last address on Delta's records.

    (c) Each such stockholder must, within 20 days after the mailing of such notice to such holder, but not thereafter, file with Delta a demand in writing for the fair cash value of such holder's shares as of the day before such vote was taken, and such holder must state in such demand the value demanded, and a post office address to which the reply of Delta may be sent.

    (d) At the same time, such stockholder must deposit in escrow in a chartered bank or trust company located in Plaquemines Parish the certificates representing such holder's shares, duly endorsed and transferred to Delta upon the sole condition that such certificates shall be delivered to Delta upon payment of the value of the shares determined in accordance with the provisions of Section 6:376.

     (e) With the demand, the stockholder must deliver to Delta the written acknowledgment of such bank or trust company that it so holds such holder's certificates of stock.

    Unless the objection, demand, and acknowledgment are made and delivered by the stockholder within the required time period, such holder conclusively shall be presumed to have acquiesced in the Merger. If Delta does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within 20 days after receipt of such demand and acknowledgment, notify the stockholder in writing, at the designated post office address, of its disagreement and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied stockholder, the value demanded.

    In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions described above, the dissatisfied stockholder, within 60 days after receipt of notice in writing of Delta's disagreement, but not thereafter, may file suit against Regions Bank (the merged corporation) in the district court of the parish in which the merged corporation is domiciled (East Baton Rouge Parish), praying the court to fix and decree the fair cash value of the dissatisfied stockholder's shares of Delta Common Stock as of the day before the Merger was consummated, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due and, if so, such cash value and render judgment accordingly. Any stockholder entitled to file such suit, within such 60-day period, but not thereafter, may intervene as a plaintiff in such suit filed by another stockholder and recover therein judgment against Delta for the fair cash value of such holder's shares of Delta Common Stock. Failure of the stockholder to bring suit, or to intervene in such a suit, within 60 days after receipt of notice of disagreement by Delta conclusively shall bind the stockholder (i) by Delta's statement that no payment is due or (ii) if Delta does not contend that no payment is due, to accept the value of such holder's shares of Delta Common Stock as fixed by Delta in its notice of disagreement.

    Any stockholder who fails timely to take each of the required actions outlined above conclusively will be presumed to have consented to the Agreements and will not be entitled to exercise the rights of a dissenting stockholder. Any stockholder who timely takes each of the required actions outlined above thereafter shall retain all rights of a stockholder, except the right to receive shares of Regions Common Stock upon the effectuation of the proposed Merger, until those rights are modified by the effectuation of the proposed Merger.

    A stockholder, upon filing a demand for the value of such holder's shares, shall cease to have any of the rights of a stockholder, except the rights accorded by Section 6:376 of the LBL. Such a demand may be withdrawn by the stockholder at any time before Delta gives notice of disagreement, as provided by the LBL. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of Delta. If a notice of election is withdrawn, or the Merger is abandoned or rescinded, or a court shall determine that the stockholder is not entitled to receive payment for such holder's shares of Delta Common Stock, or the stockholder shall otherwise lose such holder's dissenter's rights, such holder shall not have the right to receive payment for such holder's shares of Delta Common Stock, such holder's share certificates shall be returned (and, on such holder's request, new certificates shall be issued in exchange for the old ones endorsed to Delta), and such holder shall be reinstated to all rights as a stockholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of Regions Bank of Louisiana as successor to Delta, the fair value thereof in cash as determined by Regions Bank of Louisiana as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    THE FOLLOWING IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (FOR EXAMPLE, AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, AND CORPORATIONS, AMONG OTHERS). NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE MERGER UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS. STOCKHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

    A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service. Instead, Alston & Bird, special counsel to Regions, has rendered an opinion to Regions and Delta concerning certain federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that:

    (a) Provided the Merger qualifies as a statutory merger under the Delaware GCL and the LBL, the Merger will be a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D). Delta, Regions Bank, and Regions will each be a "party to a reorganization" within the meaning of Section 368(b).

    (b) The stockholders of Delta will recognize no gain or loss upon the exchange of their Delta Common Stock solely for shares of Regions Common Stock.

    (c) No loss will be recognized by a Delta stockholder upon the exchange of such stockholder's Delta

Common Stock for shares of Regions Common Stock and any Cash Consideration paid in cash. Gain, if any, will be recognized by a Delta stockholder in an amount equal to the excess of the fair market value of Regions Common Stock received (including any fractional share interest) plus any Cash Consideration paid in cash over such stockholder's tax basis in the Delta Common Stock exchanged therefor, but not in excess of the total cash received.

    (d) If an exchange has the effect of the distribution of a dividend (determined with the application of certain constructive ownership rules), the amount of gain recognized that is not in excess of a Delta stockholder's ratable share of undistributed earnings and profits will be treated as a dividend taxable as ordinary income. The remainder, if any, of the gain recognized will be capital gain, provided the Delta Common Stock is held as a capital asset in the hands of the exchanging stockholder on the Effective Date. Whether an exchange has the effect of the distribution of a dividend will be determined under the principles of Section 302 as though there were a redemption by Regions of the portion of its stock the Delta stockholders would have received if they had received Regions Common Stock instead of the Cash Consideration received in cash, if any. In general, under Section 302, dividend treatment will result unless the redemption is (i) a complete termination of the stockholder's interest, (ii) substantially disproportionate with respect to the stockholder, or (iii) not essentially equivalent to a dividend. With respect to whether a stockholder will have completely terminated his interest, as former Delta stockholders who do not exercise dissenters' rights will receive and hold shares of Regions Common Stock, there will not be a complete termination of their interest in Regions. As to the second test, a redemption will be substantially disproportionate if the stockholder owns less than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote and the percentage of the voting stock owned by the stockholder after the redemption is less than eighty percent (80%) of the percentage of the voting stock he owned before the redemption. Finally, even if the redemption is not considered to be substantially disproportionate with respect to the stockholder, the distribution may be considered to be not essentially equivalent to a dividend. Whether a redemption is not essentially equivalent to a dividend will depend upon the facts and circumstances. The Internal Revenue Service has ruled, for example, that where there is a meaningful reduction in a stockholder's interest in the redeeming corporation, the relative interest of the stockholder is minimal and the stockholder exercises no control over the affairs of the corporation, the redemption is not essentially equivalent to a dividend. Rev. Rul. 76-385, 1976-2 C.B. 92.

    (e) The basis of the Regions Common Stock to be received by a Delta stockholder (including any fractional share interest) will be the same as the basis of the Delta Common Stock surrendered in exchange therefor, decreased by any Cash Consideration received in cash, and increased by the amount, if any, treated as a dividend and the amount of the gain recognized by such stockholder with respect to the Merger.

    (f) The holding period of the Regions Common Stock to be received by a Delta stockholder (including the holding period of any fractional share interest) will include the period during which the Delta Common Stock surrendered in exchange therefor was held by the Delta stockholder, provided such stock was held as a capital asset in the hands of the Delta stockholder on the date of the exchange.

    (g) The payment of cash in lieu of fractional shares of Regions Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by Regions. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of Regions Common Stock redeemed as provided in Section 302(a). Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder.

    (h) Where solely cash is received by a Delta stockholder in exchange for his Delta Common Stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of his Delta Common Stock, subject to the provisions and limitations of Section 302.

    THE TAX OPINION DOES NOT ADDRESS ANY STATE, LOCAL, OR OTHER TAX CONSEQUENCES OF THE MERGER. DELTA

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX CONSEQUENCES UNDER STATE OR LOCAL LAW.

ACCOUNTING TREATMENT

    It is anticipated that the Merger will be accounted for as a purchase as that term is used pursuant to GAAP, for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of Delta as of the Effective Date will be recorded at their estimated respective fair values and added to those of Regions. Financial statements of Regions issued after the Effective Date will reflect such values and will not be restated retroactively to reflect the historical financial position or results of operations of Delta.


EXPENSES AND FEES

    The Agreement provides, in general, that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions will bear and pay the filing fees and printing costs in connection with this Proxy Statement/Prospectus.

RESALES OF THE REGIONS COMMON STOCK

    The Regions Common Stock to be issued to Delta stockholders in the Merger has been registered under the Securities Act, but that registration does not cover resales of those shares by persons who control, are controlled by, or are under common control with, Delta (such persons are referred to hereinafter as "affiliates" and generally include executive officers, directors, and 10% stockholders) at the time of the Special Meeting. Affiliates may not sell shares of Regions Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with SEC Rule 145 or another applicable exemption from the Securities Act registration requirements.

    Each person who Delta reasonably believes will be an affiliate of Delta has delivered to Regions a written agreement providing that such person generally will not sell, pledge, transfer, or otherwise dispose of any Regions Common Stock to be received by such person upon consummation of the Merger, except in compliance with the Securities Act and the rules and regulations of the SEC promulgated thereunder.

                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

    As a result of the Merger, holders of Delta Common Stock will be exchanging their shares of a Louisiana banking corporation governed by the LBL and Delta's Articles of Incorporation, as amended (the "Articles"), and Bylaws, for shares of Regions, a Delaware corporation governed by the Delaware GCL and Regions' Certificate of Incorporation (the "Certificate") and Bylaws. Certain significant differences exist between the rights of Delta stockholders and those of Regions stockholders. The differences deemed material by Delta and Regions are summarized below. In particular, Regions' Certificate and Bylaws contain several provisions that may be deemed to have an antitakeover effect in that they could impede or prevent an acquisition of Regions unless the potential acquirer has obtained the approval of Regions' Board of Directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities, and it is qualified in its entirety by reference to the LBL and the Delaware GCL as well as to Regions' Certificate and Bylaws and Delta's Articles and Bylaws.

ANTITAKEOVER PROVISIONS GENERALLY

    The provisions of Regions' Certificate and Bylaws described below under the headings, "--Authorized Capital Stock," "--Amendment of Certificate of Incorporation and Bylaws," "--Classified Board of Directors and Absence of Cumulative Voting," "--Removal of Directors," "--Limitations on Director Liability," "--Special Meetings of Stockholders," "--Actions by Stockholders Without a Meeting," "--Stockholder Nominations and Proposals," and "--Mergers, Consolidations, and Sales of Assets Generally," and the provisions of the Delaware GCL described under the heading "--Business Combinations With Certain Persons," are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist Regions' Board of Directors in playing a role in connection with attempts to acquire control of Regions, so that the Board can further and protect the interests of Regions and its stockholders as appropriate under the circumstances, including, if the Board determines that a sale of control is in their best interests, by enhancing the Board's ability to maximize the value to be received by the stockholders upon such a sale.

    Although Regions' management believes the Protective Provisions are, therefore, beneficial to Regions' stockholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, Regions' stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, Regions may be able to avoid those expenditures of time and money.

    The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of Regions Common Stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of Regions Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of Regions through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for Regions' stockholders to replace the Board of Directors or management, even if a majority of the stockholders believes such replacement is in the best interests of Regions. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

AUTHORIZED CAPITAL STOCK

    Regions. The Certificate authorizes the issuance of up to 120,000,000 shares of Regions Common Stock, of which 62,185,402 shares were issued as of March 31, 1996, none of which were held as treasury shares. Regions' Board of Directors may authorize the issuance of additional shares of Regions Common Stock without further action by Regions' stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which Regions' capital stock may be listed. The Certificate does not provide preemptive rights to Regions stockholders.

    The authority to issue additional shares of Regions Common Stock provides Regions with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of Regions Common Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Regions. In addition, the sale of a substantial number of shares of Regions Common Stock to persons who have an understanding with Regions concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Regions Common Stock (or the right to receive Regions Common Stock) to Regions stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Regions.

    Delta. Delta's authorized capital stock consists of 1,000,000 shares of Delta Common Stock, which is the only class of capital stock authorized and of which 374,420 shares were issued and outstanding as of the Record Date.

    Pursuant to the LBL, Delta's Board of Directors may authorize the issuance of additional shares of Delta Common Stock without further action by Delta's stockholders. The Articles, as amended, provide the stockholders of Delta with preemptive rights to purchase a pro rata portion of certain issuances of Delta Common stock, in accordance with the LBL. Section 271 of the LBL provides that each holder of shares having voting rights, upon the issuance of shares for cash, shall have the preemptive right to subscribe for such proportion of the shares to be issued as the number of shares having voting rights held by such holder bears to the total number of shares having voting rights then outstanding. Such preemptive rights shall exist during a reasonable period to be fixed by the Board of Directors, which period need not exceed fifteen days after the giving or mailing of written notice of the terms upon which the holder may subscribe for the additional shares. Preemptive rights are not available with respect to (i) shares issued for consideration other than cash;
(ii) shares issued to satisfy option or conversion rights, or (iii) shares issued pursuant to an employee benefit plan.

AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS

    Regions. The Delaware GCL generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of (i) all shares entitled to vote thereon and (ii) the shares of each class of stock entitled to vote thereon as a class is required to amend a corporation's certificate of incorporation, unless the certificate specifies a greater voting requirement. The Certificate states that its provisions regarding authorized capital stock, election, classification, and removal of directors, the approval required for certain business combinations, meetings of stockholders, and amendment of the Certificate and Bylaws may be amended or repealed only by the affirmative vote of the holders of at least 75% of the outstanding shares of Regions Common Stock.

    The Certificate also provides that the Board of Directors has the power to adopt, amend, or repeal the Bylaws. Any action taken by the stockholders with respect to adopting, amending, or repealing any Bylaws may be taken only upon the affirmative vote of the holders of at least 75% of the outstanding shares of Regions Common Stock.

    Delta. The LBL generally provides that a Louisiana banking corporation's articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote thereon, unless the articles of incorporation provide for a higher requirement or a lower voting requirement not less than a majority of the voting power represented at a meeting of stockholders called for the purpose of amending the articles of incorporation, provided that the notice of such meeting sets forth the proposed amendment or a summary of the changes to be made thereby. The Articles provide that the affirmative vote of at least 80% of the outstanding voting shares and at least two-thirds of all shares held by disinterested stockholders is required to amend Article VIII of the Articles (dealing with certain business combinations), and is otherwise silent as to the vote required to amend the Articles.


CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

    Regions. The Certificate provides that Regions' Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office.

    The effect of Regions' having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year; consequently, two annual meetings are effectively required for Regions' stockholders to change a majority of the members of the Board.

    Pursuant to the Certificate, each stockholder generally is entitled to one vote for each share of Regions stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to cast all of such holder's votes in favor of one candidate or to distribute such holder's votes in any manner among any number of candidates. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of Regions Common Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining Regions Common Stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting, therefore, could make it more difficult for a stockholder who acquires less than a majority of the shares of Regions Common Stock to obtain representation on Regions' Board of Directors.

    Delta. The Articles do not provide for a classified board of directors, and do not provide for cumulative voting rights.

REMOVAL OF DIRECTORS

    Regions. Under the Certificate, any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of Regions' voting stock.

    Delta. Pursuant to the LBL, any one or more of the directors may be removed, with or without cause, by the affirmative vote of a majority of the total outstanding stock of Delta at a special meeting called for that purpose.

LIMITATIONS ON DIRECTOR LIABILITY

    Regions. The Certificate provides that a director of Regions will have no personal liability to Regions or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of certain unlawful dividends and the making of certain unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

    Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a stockholder who has a valid claim that a director acted in violation of such director's duties, if the action is among those as to which liability is limited. This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefitted Regions and its stockholders. The SEC has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

    Delta. The LBL generally permits a corporation's articles of incorporation to relieve directors of liability for money damages for good faith conduct. The Articles of Incorporation of Delta provide that directors shall not be liable for money damages for breach of duty as a director except for actions taken not in good faith or that involve intentional misconduct or certain unlawful transactions. Such limitations on director liability are substantially similar to those applicable to Regions.

INDEMNIFICATION

    Regions. The Certificate provides that Regions will indemnify its officers, directors, employees, and agents to the full extent permitted by the Delaware GCL. Under Section 145 of the Delaware GCL as currently in effect, other than in actions brought by or in the right of Regions, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Regions and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of Regions, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Regions, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to Regions, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of Regions has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative, or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

    Delta. The Articles provide for indemnification of its directors, officers, employees, and agents in substantially the same manner and with substantially the same effect as in the case of Regions.

SPECIAL MEETINGS OF STOCKHOLDERS

    Regions. Regions' Certificate and Bylaws provide that special meetings of stockholders may be called at any time, but only by the chief executive officer, the secretary, or the Board of Directors of Regions. Regions stockholders do not have the right to call a special meeting or to require that Regions' Board of Directors call such a meeting. This provision, combined with other provisions of the Certificate and the restriction on the removal of directors, would prevent a substantial stockholder from compelling stockholder consideration of any proposal (such as a proposal for a business combination) over the opposition of Regions' Board of Directors by calling a special meeting of stockholders at which such stockholder could replace the entire Board with nominees who were in favor of such proposal.

    Delta. Under Delta's Bylaws, a special meeting of Delta stockholders may be called by the Chairman, the President, a majority of the Board of Directors, or upon the written request of the holders of an aggregate of 30% or more of the voting power of Delta Common Stock.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

    Regions. The Certificate provides that any action required or permitted to be taken by Regions stockholders must be effected at a duly called meeting of stockholders and may not be effected by any written consent by the stockholders. These provisions would prevent stockholders from taking action, including action on a business combination, except at an annual meeting or special meeting called by the Board of Directors, chief executive officer, or secretary, even if a majority of the stockholders were in favor of such action.

    Delta. Under the LBL, action requiring or permitting stockholder approval may be approved by unanimous written consent of all stockholders entitled to vote thereon.

STOCKHOLDER NOMINATIONS

    Regions. Regions' Certificate and Bylaws provide that any nomination by stockholders of individuals for election to the Board of Directors must be made by delivering written notice of such nomination (the "Nomination Notice") to the Secretary of Regions not less than 14 days nor more than 50 days before any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, the Nomination Notice must be delivered to the Secretary of Regions not later than the seventh day following the day on which notice of the meeting was mailed to stockholders. The Nomination Notice must set forth certain background information about the persons to be nominated, including information concerning (i) the name, age, business, and, if known, residential address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of Regions capital stock beneficially owned by each such nominee. The Board of Directors is not required to nominate in the annual proxy statement any person so proposed; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders' meeting, and any stockholder may vote such holder's shares in person or by proxy for any individual such holder desires.

    Delta. Neither the LBL nor Delta's Articles and Bylaws set forth any procedure for stockholder nominations and proposals.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

    Regions. Section 203 of the Delaware GCL ("Section 203") places certain restrictions on "business combinations" (as defined in Section 203 to include, generally, mergers, sales and leases of assets, issuances of securities, and similar transactions) by Delaware corporations with an "interested stockholder" (as defined in Section 203 to include, generally, the beneficial owner of 15% or more of the corporation's outstanding voting stock). Section 203 generally applies to Delaware corporations, such as Regions, that have a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association, or held of record by more than 2,000 stockholders, unless the corporation expressly elects in its certificate of incorporation or bylaws not to be governed by Section 203.

    Regions has not specifically elected to avoid the application of Section
203. As a result, Section 203 generally would prohibit a business combination by Regions or a subsidiary with an interested stockholder within three years after the person or entity becomes an interested stockholder, unless (i) prior to the time when the person or entity becomes an interested stockholder, Regions' Board of Directors approved either the business combination or the transaction pursuant to which such person or entity became an interested stockholder, (ii) upon consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder held at least 85% of the outstanding Regions voting stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) once the person or entity becomes an interested stockholder, the business combination is approved by Regions' Board of Directors and by the holders of at least two-thirds of the outstanding Regions voting stock, excluding shares owned by the interested stockholder.

    Delta. Article VIII of the Articles provides that, in addition to any vote otherwise required by law or by the Articles, a "Business Combination" with an "Interested Shareholder" must be approved by 80% of the votes entitled to be cast by outstanding voting stock of Delta voting as a single group, and 66 2/3% of the votes entitled to be cast by holders of voting stock other than that held by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination. An Interested Shareholder is defined as the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock of Delta, or an affiliate of Delta who, at any time within two years of the Business Combination, owned beneficially 10% or more of Delta stock. A Business Combination is defined, generally, to include, among other things, a merger, consolidation or share exchange with, or sale, lease, or transfer of substantial Delta assets to an Interested Shareholder. The voting requirements of Article VIII do not apply in general where stockholders other than the Interested Shareholder receive in the Business Combination substantially similar consideration for their Delta Stock in terms of price and method of payment as set forth in Article VIII. Since Regions is not an Interested Shareholder under Article VIII, the voting requirements set forth therein will not apply to the Merger.

    On June 21, 1995, Delta's Board of Directors adopted the Rights Plan. See The Merger - Background of the Merger. The Board of Directors will redeem the Rights before the Effective Date.

MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS GENERALLY

    Regions. The Certificate generally requires the affirmative vote of the holders of at least 75% of the outstanding voting stock of Regions to effect
(i) any merger or consolidation with or into any other corporation, or (ii) any sale or lease of any substantial part of the assets of Regions to any party that beneficially owns 5.0% or more of the outstanding shares of Regions voting stock, unless the transaction was approved by Regions' Board of Directors before the other party became a 5.0% beneficial owner or is approved by 75% or more of the Board of Directors after the party becomes such a 5.0% beneficial owner. In addition, the Delaware GCL generally requires the approval of a majority of the outstanding voting stock of Regions to effect (i) any merger or consolidation with or into any other corporation, (ii) any sale, lease, or exchange of all or substantially all of Regions property and assets, or (iii) the dissolution of Regions. However, pursuant to the Delaware GCL, Regions may enter into a merger transaction without stockholder approval if (i) Regions is the surviving corporation, (ii) the agreement of merger does not amend the Certificate in any respect, (iii) each share of Regions stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of Regions after the effective date of the merger, and (iv) either no shares of Regions Common Stock and no shares, securities, or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of Regions Common Stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities, or obligations to be issued or delivered under such plan do not exceed 20% of the shares of Regions Common Stock outstanding immediately prior to the effective date of the merger.

    Delta. The LBL generally requires the affirmative vote of at least two-thirds of the voting power present, or by such larger or smaller vote, but not less than a majority, of the voting power present or of the total voting power as the articles of incorporation may prescribe to effect any merger or consolidation with or into any other bank. Except in the case of certain business combinations with an "Interested Stockholder" (as described above), the Articles do not establish special voting requirements for such transactions generally.

DISSENTERS' RIGHTS OF APPRAISAL

    Regions. The rights of appraisal of dissenting stockholders of Regions are governed by the Delaware GCL. Pursuant thereto, except as described below, any stockholder has the right to dissent from any merger of which Regions could be a constituent corporation. No appraisal rights are available, however, for (i) the shares of any class or series of stock that is either listed on a national securities exchange, quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders or (ii) any shares of stock of the constituent corporation surviving a merger if the merger did not require the approval of the surviving corporation's stockholders, unless, in either case, the holders of such stock are required by an agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that will be listed at the effective date of the merger on a national securities exchange, quoted on the Nasdaq National Market, or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of stock described in clause (a) or (b) immediately above; or (d) any combination of the shares of stock and cash in lieu of fractional shares described in clauses (a) through
(c) immediately above. Because Regions Common Stock is quoted on the Nasdaq National Market and is held of record by more than 2,000 stockholders, unless the exception described immediately above applies, holders of Regions Common Stock do not have dissenters' rights of appraisal.

    Delta. The rights of appraisal of dissenting stockholders under the LBL, while generally similar to those afforded under the Delaware GCL, differ in certain details. For a full description of the rights of dissenting stockholders under the LBL, see "Description of the Transaction--Dissenting Stockholders."

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

    Regions. The Delaware GCL provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

    Delta. Pursuant to the LBL, any stockholder, except a business competitor, who is and has been the holder of record of at least 2.0% of the outstanding shares of a state bank for at least six months, has the right to examine and inspect certain bank records, including but not limited to, stockholder lists, stock transfer records, records of proceedings of the stockholders, directors and committees of the board, the bank's articles of incorporation and bylaws, and books and records of the bank except files and records relating to credit information, loan transactions and deposit accounts of individual customers of the bank at any reasonable time so long as there is a reasonable purpose. In the case of a business competitor, such competitor must own not less than 40% of all outstanding shares of the corporation for a period of six months before exercising the right to examine and inspect the bank's records.

DIVIDENDS

    Regions. The Delaware GCL provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by Regions are derived from its subsidiary depository institutions. There are various statutory limitations on the ability of Regions' subsidiary depository institutions to pay dividends to Regions. See "Certain Regulatory Considerations--Payment of Dividends."

    Delta. Pursuant to the LBL, the Board of Directors of Delta may declare and Delta may pay quarterly semi-annual or annual dividends provided that Delta has unimpaired surplus equal to 50% of the outstanding capital stock of the Delta, and the bank's unimpaired surplus shall not be reduced below 50% by the payment of any dividend. Prior approval of the Louisiana Commissioner is required if the total of all dividends paid during any one year would exceed the total of Delta's net profits (as defined in Section 263B(2) of the LBL) of that year combined with the net profits for the immediately preceding year. Regulatory authorities may also limit the payment of dividends if such payments are deemed an unsafe or unsound practice, or if the authority deems the Delta's capital inadequate.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

    Regions Common Stock is quoted on the Nasdaq National Market under the symbol "RGBK." Delta Common Stock is not traded in any established market. The following table sets forth, for the indicated periods, the high and low closing sale prices for Regions Common Stock as reported on the Nasdaq National Market and the cash dividends declared per share of Regions Common Stock and Delta Common Stock for the indicated periods. Delta management is not aware of the trading prices in recent arms-length transactions of purchase and sale of Delta Common Stock.


                                           REGIONS
                                    PRICE RANGE                                              DELTA
                                    -----------       CASH DIVIDENDS                    CASH DIVIDENDS
                                                         DECLARED                          DECLARED
                                   HIGH      LOW        PER SHARE                         PER SHARE
                                   ----      ---        ---------                         ---------
1994
First Quarter   . . . . . .        $ 33.50   $ 30.13     $  .30                            $ .00
Second Quarter  . . . . . .          36.13     30.50        .30                              .00
Third Quarter   . . . . . .          36.75     34.63        .30                              .00
Fourth Quarter  . . . . . .          35.00     29.75        .30                             2.00

1995
First Quarter   . . . . . .          36.50     31.63        .33                              .00
Second Quarter  . . . . . .          37.44     34.50        .33                              .00
Third Quarter . . . . . . .          41.25     37.00        .33                              .00
Fourth Quarter  . . . . . .          44.88     39.63        .33                             2.00

1996
First Quarter . . . . . . .          48.00     40.75        .35                              .50
Second Quarter (through
         )  . . . . . . . .                                 .35                              .79

    On       , 1996, the last reported sale price of Regions Common Stock as
reported on the Nasdaq National Market was $          . On November 14, 1995,
the last business day prior to public announcement of the proposed Merger, the last reported sale price of Regions Common Stock as reported on the Nasdaq National Market was $41.38.

    The holders of Regions Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Regions has paid regular quarterly cash dividends since 1971. Although Regions currently intends to continue to pay quarterly cash dividends on the Regions Common Stock, there can be no assurance that Regions' dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors.

    Regions is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary financial institutions, particularly First Alabama Bank. Regions' subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "Certain Regulatory Considerations--Payment of Dividends."

    Delta's dividend policy has been to pay annual dividends of $2.00 per share consistent with the requirements of the LBL. The existence of minimum capital requirements effectively restricts dividend payments by all banks, including Delta, because dividends are paid out of capital. Regulatory authorities can further limit payment of dividends if it is found that the payment would constitute an unsafe or unsound practice. In addition, Louisiana law provides that dividends may not be paid if the result would be to reduce Delta's surplus to a level of less than 50% of its capital stock account; and requires prior approval of the

Louisiana Commissioner if total dividends during a year would exceed total net profits of that and the preceding year.

            DELTA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion provides certain information concerning the financial condition and results of operations of Delta for the three years ended December 31, 1995, 1994, and 1993. Management's discussion should be read in connection with the financial statements and accompanying notes presented elsewhere in this Proxy Statement/Prospectus.

OVERVIEW

    Delta reported consolidated net income for 1995 of $1,653,000 compared to $1,586,000 for 1994 and $1,269,000 for 1993. Return on average assets was .83% and return on average equity was 10.26% for 1995, compared to .77% and 10.66% respectively, for 1994, and .64% and 8.59% respectively, for 1993. The following table summarizes performance ratio base on return on equity and assets.



                                                               December 31,
                                        ------------------------------------------------------
                                          1995                   1994                     1993
                                        ------                  -----                     ----
Return on average assets                  .83%                   .77%                     .64%

Return on average equity                10.26%                 10.66%                    8.59%

Dividend payout ratio                   45.30%                 47.22%                   59.01%

Average equity to average assets ratio   8.05%                  7.22%                    7.45%

    The increase in earnings from 1994 to 1995 was due primarily to decreases in the provision for loan losses, and salaries and wages partially offset by an increase in other operating expenses. The increase in earnings from 1993 to 1994 was due primarily to a decrease in operating expenses and the provision for loan losses partially offset by decreases in net interest income and other income. The decrease in earnings from 1992 to 1993 was due primarily to an increase in operating expenses partially offset by an increase in other income.

    Average assets in 1995 decreased by $5,804,000 or 2.82%, from 1994 primarily due to reductions in the taxable investment securities portfolio and Federal Funds sold, partially offset by an increase in the loan portfolio. A decline in interest bearing NOW and money market deposits, and other savings deposits in 1995 was partially offset by an increase in securities sold under agreement to repurchase and increases in time deposits and non-interest bearing
deposits.   Average assets in 1994 increased by $7,763,000 or 3.92%,
from 1993 primarily due to increased investments in taxable and tax-exempt securities partially offset by reductions in the loan portfolio and in Federal Funds sold. The funding for increases in earning assets resulted from increases in NOW and money market deposits, securities sold under agreement to repurchase and non-interest bearing demand deposits, partially offset by decreases in other saving deposits.

    The net interest margin, the ratio of net interest income to average earning assets, increased in 1995, from 5.33% to 5.53%, primarily due to increased yields on investment securities and loans, partially offset by increased costs of deposits. The net interest margin decreased in 1994 from 5.60% to 5.33%, primarily due to decreases in the yield on investment securities and loans and a decrease in average loan balances. The favorable net interest margin of 5.53% in 1995 and 5.33% in 1994, reflects the continued low interest rates paid on deposits and the wider spread between rates on deposits and yields on investments and loans which have resulted in increases in net interest income. Average earning assets comprised 89.85%, 89.66% and 89.11% of total average assets in 1995, 1994 and 1993, respectively.

DESCRIPTION OF BUSINESS

    Delta is engaged in commercial banking with nine offices throughout Plaquemines and Jefferson Parishes. Business activities include the taking of demand deposits, the granting of loans (secured and unsecured) to individuals, associations, partnerships and corporations, and rendering services normally connected with the banking industry. Delta is not engaged in the performance of trust services.

RESULTS OF OPERATIONS

        Net Interest Income. Net interest income for 1995, 1994 and 1993 was $9,701,000, $9,576,000, and $9,665,000, respectively . The increase of
$125,000 from 1994 to 1995 resulted primarily from an increase in interest rates earned on investment securities and increased loan volume, partially offset by a reduction in volume of investment securities. The increase in the cost of funds for 1995 resulted from an increase in the rate on interest bearing liabilities, partially offset by a decrease in the volume of interest bearing liabilities. The $89,000 decrease in net interest income from 1993 to 1994 was caused primarily by a decrease in the interest rate earned on investment securities and loans, and an increase in interest rates on interest bearing deposits. Net interest income in 1994 was further reduced because of changes in the asset mix where the volume of lower yielding investment securities grew as the volume of higher yielding loans shrank. The cost of funds in 1994 compared to 1993 increased primarily due to increased volume of money market and NOW accounts, and certificates of deposits, compounded by an increase in the money market and NOW rates, partially offset by a reduction in certificates of deposit rates. The increased volume of interest deposits was mainly offset by the change in the mix of deposits where the greatest growth occurred in the lower yielding money market and NOW accounts and other security deposits.

     The major components of average earning assets are loans and investment securities. Loans were the largest component of average earning assets in 1995, with investment securities comprising the largest component in 1994.

     In 1995 loans totaled $88,098,000 or 49% of average earning assets, with investment securities comprising $86,424,000 or 48% of average earning assets. In 1994, laons totaled $83,481,000 or 45% of average earning assets, with investment securities totaling $92,804,000 or 50% of average earning assets. Federal funds sold and interest bearing deposits with other financial institutions comprised the remaining component of earning assets in 1995 and 1994.

     In 1995 the yield on loans increased 40 basis points, from 10.18% to 10.58% and the yield on investment securities increased 58 basis points from 5.41% to 5.99%. The yield on total earning assets increased 73 basis points from 7.51% to 8.24%. The cost of total interest bearing funds increased 84 basis points from 2.73% to 3.57% in 1995. These changes resulted in the net spread on interest earning assets decreasing 11 basis points in 1995 from 4.78% to 4.67%.

     In 1994 the yield on loans decreased 2 basis points from 10.20% to 10.18%. The yield on investment securities decreased 29 basis points in 1994 from 5.70% to 5.41%. The yield on total earning assets decreased 32 basis points from 7.83% to 7.51% in 1994. The cost of total interest bearing funds decreased 1 basis point in 1994 from 2.74% to 2.73%. These changes resulted in the net spread on interest earning assets decreasing 31 basis points in 1994 from 5.09% to 4.78%.

     Condensed average balance sheets, related interest income/expense and applicable yields/rates for the last three years are shown in the following table.

             Average Balance Sheets and Net Interest Yield Analysis

                                                                     December 31,
                                               1995                      1994                      1993
                                      -----------------------  ------------------------  ---------------------------
                                      Average Income/  Yield/  Average  Income/  Yield/  Average  Income/    Yield/
(Dollars in thousands)                Balance Expense   Rate   Balance  Expense  Rate    Balance  Expense     Rate
- ----------------------                ------- -------   ----   -------  -------  ----   -------   -------     ----
ASSETS
Earning assets:
  Interest bearing deposits with
     other banks                     $     95 $     6   6.32% $      0 $     0    .00% $      0  $     0      0.00%
  Investment securities:
  Taxable                              74,815   4,349   5.81%   81,157   4,147   5.11%   67,764    3,626      5.35%
  Tax-exempt (1)                       11,609     828   7.13%   11,647     870   7.47%    9,007      750      8.33%
                                     -------- -------  -----  -------- -------  -----  --------  -------     -----
  Total investment securities          86,424   5,177   5.99%   92,804   5,017   5.41%   76,771    4,376      5.70%

  Loans-net of unearned income (2)     88,098   9,325  10.58%   83,481   8,495  10.18%   90,253    9,205     10.20%
  Federal funds sold and securities
    purchased under agreement to
    resell                              5,298     313   5.91%    8,462     355   4.20%    9,659      262      2.71%
                                     -------- -------  -----   ------- -------  -----  --------  -------     -----
  Total earning assets                179,915  14,821   8.24%  184,747  13,867   7.51%  176,683   13,843      7.83%
                                     -------- -------  -----   ------- -------  -----  --------  -------     -----

Cash and due from banks                11,494                   11,572                   11,471
Bank premises and equipment             5,276                    5,691                    5,448
Reserve for loan losses                (1,340)                  (1,640)                  (1,633)
Other resources (less letters of
  credit)                               4,894                    5,673                    6,311
                                     --------                 --------                 --------


  Total assets                       $200,239                 $206,043                 $198,280
                                     ========                 ========                 ========

LIABILITIES AND SHAREHOLDERS'
    EQUITY
Interest bearing funds:
  Money market and NOW accounts      $ 50,704 $ 1,543   3.04% $ 59,665 $ 1,460   2.45% $ 56,615  $ 1,263      2.23%
  Other savings deposits               37,535     923   2.46%   43,800     960   2.19%   45,085    1,170      2.60%
  Certificates of deposit and other
    time deposits $100,000 or more     10,904     580   5.32%    8,479     320   3.77%    7,606      293      3.85%
  Other time deposits                  33,474   1,628   4.86%   33,163   1,198   3.61%   34,867    1,222      3.50%
  Securities sold under repurchase
    agreement                           4,309     210   4.87%    2,251      91   4.04%        0        0       .00%
  Note payable due within one year          0       0   0.00%        0       0   0.00%        0        0       .00%
                                     -------- -------  -----  -------- -------  -----  --------  -------     -----
  Total interest bearing funds        136,926   4,884   3.57%  147,358   4,029   2.73%  144,173    3,948      2.74%
                                     -------- -------  -----  -------- -------  -----  --------  -------     -----

Non-interest bearing demand deposits   44,598                   41,363                   36,348
Other accrued liabilities (less
  letters of credit)                    2,603                    2,443                    2,985
                                     --------                 --------                 --------

  Total liabilities                   184,127                  191,164                  183,506
                                     --------                 --------                 --------

Shareholders' equity                   16,112                   14,879                   14,774
                                     --------                 --------                 --------

  Total liabilities and shareholders'
    equity                           $200,239                 $206,043                 $198,280
                                     ========                 ========                 ========

Net interest income, taxable
  equivalent basis
                                              $ 9,937                  $ 9,838                   $ 9,895

Taxable equivalent adjustment                     236                      262                       230
                                              -------                  -------                   -------
Net interest income
                                              $ 9,701                  $ 9,576                   $ 9,665
                                              =======                  =======                   =======

Spread (1)                                              4.67%                    4.78%                        5.09%
                                                       =====                    =====                        =====

Net interest yield (1)                                  5.53%                    5.33%                        5.60%
                                                       =====                    =====                        =====



(1) Fully taxable equivalent basis using a 34% tax rate in 1995, 1994 and 1993.
(2) Includes non-performing loans.

     A comparative analysis of the increases and decreases in the major categories of interest income and interest expense resulting from changes in rates and volume for the periods indicated is presented in the following table. Changes which are not due solely to rate or volume have been allocated proportionately.

                              Rate/Volume Analysis

                                                                     DECEMBER 31,
                                            1995/1994                 1994/1993                  1993/1992
                                       CHANGE       TOTAL        CHANGE         TOTAL        CHANGE     TOTAL
                                    ATTRIBUTABLE   INCREASE    ATTRIBUTABLE    INCREASE   ATTRIBUTABLE INCREASE
(DOLLARS IN THOUSANDS)              RATE   VOLUME (DECREASE)  RATE    VOLUME  (DECREASE)  RATE VOLUME (DECREASE)
                                    ----   ------ ----------  ----    ------  ----------  ---- ------ ----------
Earning assets:
  Interest bearing deposits with
    other banks                    $    0  $    6  $    6   $    0   $    0   $    0  $    0   $    0  $     0
  Investment securities:
    Taxable                           571    (369)    202     (163)     684      521    (547)   1,005      458
    Tax-exempt                        (39)     (3)    (42)     (77)     197      120    (114)     219      105
                                  -------  ------  ------   ------   ------   ------  ------   ------  -------
       Total investment securities    532    (372)    160     (240)     881      641    (661)   1,224      563

  Loans - net of unearned income*     341     489     830      (21)    (689)    (710)      4    1,668    1,672
  Federal funds sold and securities
    purchased under agreement
    to resell                         145    (187)    (42)     143      (50)      93     (31)     120       89
                                  -------  ------  ------   ------   -------  ------  ------   ------  -------
       Total interest income        1,018     (64)    954     (118)      142      24    (688)   3,012    2,324

Interest bearing funds:
  Money market and NOW accounts       356    (273)     83      123       74      197    (247)     314       67
  Other savings deposits              117    (154)    (37)    (182)     (28)    (210)   (255)     374      119
  Certificates of deposit and other
    time deposits of $100,000 or
    more                              131     129     260       (6)      33       27     (30)     (43)     (73)
  Other time deposits                 415      15     430       38      (62)     (24)   (376)     211     (165)
  Securities sold under repurchase
    agreement                          19     100     119        0       91       91       0       (1)      (1)
                                  -------  ------  ------   ------   ------   ------  ------   ------- -------
    Total interest expense          1,038    (183)    855      (27)     108       81    (908)     855      (53)

 Net interest income              $   (20) $  119  $   99   $  (91)  $   34   $  (57) $  220   $2,157  $ 2,377
                                  =======  ======  ======   ======   ======   ======  ======   ======  =======

*Includes non-performing loans


        Interest Rate Sensitivity. The interest rate sensitivity gap is the difference between the amount of interest bearing assets and interest bearing liabilities maturing in any given time frame. A primary objective of asset/liability management is to achieve reasonable stability in net interest
income throughout interest rate cycles.   At December 31, 1995, and December 31,
1994, Delta's one year repricing gap, defined as repricing assets minus repricing liabilities, as a percentage of total assets, was respectively, a negative 1.59% and a negative 5.18%, i.e. more of Delta's liabilities than assets reprice within a one year time frame. A negative gap implies that net interest income would increase in a falling interest rate environment and decrease in a rising interest rate environment. However, the degree of interest rate sensitivity is not equal for all types of assets and liabilities. Delta's experience has indicated that the repricing of interest-bearing demand, savings and money market accounts does not move with the same magnitude as general market rates. Additionally, these deposit categories, along with non-interest bearing demand, have historically been stable sources of funds for Delta, which indicates a much longer implicit maturity than their contractual maturity. Therefore, it is unlikely that an increase or decrease in market interest rates would result in an immediate repricing of all assets and liabilities, thereby reducing the volatility on net interest income of an increase or decrease in interest rates.

     Provision for Loan Losses. No provision for possible loan losses was made in 1995, compared to $405,000 in 1994 and $620,000 in 1993. Net charge-offs totaled $540,000 in 1995, $275,000 in 1994 and $975,000 in 1993.
The allowance for possible loan losses at December 31, 1995 was $1,046,000 representing 1.17% of outstanding loans and 54.59% of non-performing loans. Net loan charge-offs in 1995 were $539,000 and represented approximately .61% of average outstanding loans.

     Quarterly, the Loan Loss Reserve Committee reviews all non-accrual and possible problem loans. Special reserves are allocated for these individual loans. A general reserve is set up on the remainder of the loan portfolio. Based on these reviews, regular examinations conducted by supervisory authorities and management's judgment with respect to current and expected economic conditions and their impact on the existing loan portfolio, management considers that the level of the allowance for possible loan losses was adequate at December 31, 1995.

     Delta's policy is to charge off that portion of any credit which is considered uncollectible, when it becomes evident to management and the Loan Committee that such is the case. Management submits quarterly to the Loan Committee a list of all installment loans 90 days or more past due along with recommendations as to which loans are felt to be uncollectible. The Loan Committee reviews these loans and at its discretion directs the charge off of all or a portion of the loan and reports such action to the Board of Directors. Any unsecured loans on which no payment has been made for 90 days must, under Bank internal policy, be charged off in total. If no payment has been made for 90 days on a secured loan that is not well secured and in the process of collection, a charge-off must be made to reduce the loan balance to a level equal to the liquidation value of the collateral.

     Management is not aware of any loans classified for regulatory purposes which:(1) represents or result from trends or uncertainties that will materially impact future operating results, liquidity, or capital resources, or
(2) represent material credits about which management is aware of any information which causes doubts as to the ability of such borrowers to comply with the loan repayment terms.

    The following tables present information concerning changes in Delta's reserve for possible loan losses and an allocation of Delta's reserve for loan losses among major categories of loans.

Reserve for Possible Loan Losses

                                                                                    December 31,
(Dollars in thousands)                                                   1995           1994           1993
- ----------------------                                                   ----           ----           ----
Reserve at Beginning of the Year                                      $   1,585      $   1,456        $  1,811

Provision charged to operating expense                                        0            405             620

Loans charged off:
  Real estate                                                               240            113             172
  Installment                                                               159             83             137
  Commercial                                                                236            229             942
                                                                      ---------      ---------        --------
  Total                                                                     635            425           1,251

Recoveries of amounts previously charged off:
  Real estate                                                                33             23              13
  Installment                                                                32             42              67
  Commercial                                                                 31             84             196
                                                                      ---------      ---------        --------
  Total                                                                      96            149             276

  Net loans charged off                                                     539            276             975
                                                                      ---------      ---------        --------
Reserve at End of the Year                                            $   1,046      $   1,585        $  1,456
                                                                      =========      =========        ========

Loans outstanding at December 31                                      $  89,767      $  85,238        $ 87,174
                                                                      =========      =========        ========

Average Loans outstanding                                             $  88,098      $  83,481        $ 90,253
                                                                      =========      =========        ========

Ratio of net charge-offs to average loans
  outstanding                                                              0.61%          0.33%           1.08%
                                                                      =========      =========        ========

Ratio of net charge-offs to loans outstanding
  at year-end                                                              0.60%          0.32%           1.12%
                                                                      =========      =========        ========

Ratio of allowance to non-performing loans
  at year-end                                                             54.59%         38.12%          22.97%
                                                                      =========      =========        ========

        The following chart discloses management's estimate, as of the respective dates shown, of the manner in which the allowance for possible loan losses might be allocated to categories of loans if the Bank was required to do so under generally accepted accounting principles uniformly applied. The level of the allowance is based upon management's continuing evaluation of the current risk in the loan portfolio along with past loan loss experience and the current economic environment.

        The reader is cautioned that in the opinion of management, it is not possible to accurately predict what amount of the allowance will be required to absorb future losses in each category. Furthermore, under generally accepted accounting principles, as well as regulations promulgated by federal and state banking regulatory agencies, the entire allowance is available to absorb losses in all categories. Thus, the critical function of the allowance is to be adequate in view of the aggregate risk of all loan losses.

The allocation of the allowance for possible loan losses by major categories of loans follows:

                                                                                      December 31,
(Dollars in thousands)                                                     1995           1994          1993
- ----------------------                                                     ----           ----          ----
Real Estate                                                            $    265       $    407        $    287
Commercial                                                                  179            204             386
Unallocated                                                                 602            974             783
                                                                       --------       --------        --------
  Total                                                                $  1,046       $  1,585        $  1,456
                                                                       ========       ========        ========

    Non-Interest Income. Other income increased to $1,948,979 in 1995 from $1,893,916 in 1994, as compared to $2,040,807 in 1993 and $1,343,541 in
1992. The increase in 1995 was due primarily to losses recorded in 1994 on the disposition of property and equipment. The decrease in 1994 was due primarily to a decrease in deposit account service charges and fee income and losses on the disposition of property and equipment. The increase between 1993 and 1992 was due primarily to an increase in deposit account service charges. In addition, in 1995 Delta realized a gain in the sale of securities of $6,817 compared to a loss of $59,830 in 1994 and gains in the amounts of $57,527 and $139,009 in 1993 and 1992, respectively.

        Non-Interest Expense. During 1995 non-interest (operating) expenses increased 3.74% to $9,216,031 as compared to $8,883,759 in 1994, $9,186,726 in
1993, and $5,726,703 in 1992. The increase in 1995 was due primarily to an increase in legal and other professional fees of approximately $500,000, an increase in deferred compensation expenses of approximately $485,000, partially offset by a decrease in salaries by approximately $225,000 and a decrease in FDIC assessments of approximately $200,000. The decease in 1994 was primarily due to the decrease in the lump sum payments paid out to certain participants in the Deferred Compensation Plan and redemption of the related split dollar insurance policies, which resulted in a loss of $74,818 in 1994 and $310,247 in 1993. The increase in 1993 was in salaries and wages, other employee costs, occupancy expense of bank premises, and other operating expenses. The increase in 1993 from 1992 was primarily due to additional expenses incurred after the acquisition of Investors Bank and Trust Company from the FDIC.

    Income Taxes. The effective tax rate for 1995 was 32.26% compared to 25.22% for 1994 and 27.43% for 1993.

ANALYSIS OF FINANCIAL CONDITION

    Investment Securities. In 1995, average investment securities decreased from $92,804,000 to $86,424,000, or $6,380,000, from 1994. The investment securities portfolio is used as a source of liquidity and a means of managing interest rate sensitivity. In addition, the portfolio serves as a source of collateral on certain deposits. The following tables set forth the composition of Delta's investment portfolio at the end of each period presented, by categories of contractual maturities, and allocated as securities held to maturity and securities available for sale. Expected maturities will differ from contractual maturities because the issuers may have the right to prepay obligations with or without penalties.

                            Investment Securities


     The carrying values and weighted average yields of investment securities at the end of the last three years were:

                                                                   December 31,
                                                          1995                    1994
                                                 ----------------------    ---------------------
                                                                                                      Increase
                                                              Weighted                 Weighted      (Decrease)
                                                  Carrying     Average     Carrying     Average      in Carrying
                                                  Value (1)   Yield (2)    Value (1)   Yield (2)        Value
                                                 ----------   ---------   ----------   ---------       ------
Investment securities consist of the following:

Investments Held to Maturity

U.S. Treasury Securities:
  Maturing within one year                      $ 13,096,550    5.29%    $ 12,815,154    4.45%    $    281,396
  Maturing after one year but within five years    6,557,090    5.99%      13,271,248    5.48%      (6,714,158)
                                                ------------    ----     ------------    ----     ------------
                                                  19,653,640    5.52%      26,086,402    4.97%      (6,432,762)

Federal Agency Securities (3):
  Maturing within one year                         7,927,148    5.36%       6,005,378    4.69%       1,921,770
  Maturing after one year but within five years   11,995,615    6.24%      25,650,848    5.74%     (13,655,233)
  Maturing after ten years                                 0    0.00%       1,000,000    7.75%      (1,000,000)
                                                ------------    ----     ------------    ----     ------------
                                                  19,922,763    5.89%      32,656,226    5.61%     (12,733,463)

Obligations of States and
  Political subdivisions (4)(5):
  Maturing within one year                         1,647,899    8.00%       1,515,850    8.50%         132,049
  Maturing after one year but within five years    4,224,586    7.38%       4,226,110    7.59%          (1,524)
  Maturing after five years but within ten years   4,509,281    7.71%       6,398,887    7.76%      (1,889,606)
                                                ------------    ----     ------------    ----     ------------
                                                  10,381,766    7.62%      12,140,847    7.79%      (1,759,081)

Other Securities:
  Maturing within one year                                 0     .00%         100,000    9.09%        (100,000)
  Maturing after one year but within five years      100,000    7.00%         245,550    8.10%        (145,550)
                                                ------------    ----     ------------    ----     ------------
                                                     100,000    7.00%         345,550    8.39%        (245,550)

Total Investments Held
  to Maturity                                   $ 50,058,169    6.11%    $ 71,229,025    5.76%    $(21,170,856)
                                                ============    ====     ============    ====     ============

(CONTINUED)

                             Investment Securities


                                                     December 31,
                                                        1993
                                                 ----------------------
                                                                             Increase
                                                              Weighted      (Decrease)
                                                 Carrying      Average      in Carrying
                                                 Value (1)    Yield (2)       Value
                                                 ---------    ---------     --------
Investment securities consist of the following:

Investments Held to Maturity

U.S. Treasury Securities:
  Maturing within one year                      $ 17,618,861    5.07%    $ (4,803,707)
  Maturing after one year but within five years   19,884,854    4.90%      (6,613,606)
                                                ------------    ----     ------------
                                                  37,503,715    4.98%     (11,417,313)

Federal Agency Securities (3):
  Maturing within one year                         2,993,347    5.14%       3,012,031
  Maturing after one year but within five years   15,598,680    5.39%      10,052,168
  Maturing after ten years                                 0    0.00%       1,000,000
                                                ------------    ----     ------------
                                                  18,592,027    5.35%      14,064,199

Obligations of States and Political
 subdivisions (4)(5):
  Maturing within one year                         1,144,898    9.63%         370,952
  Maturing after one year but within five years    3,276,297    8.41%         949,813
  Maturing after five years but within ten years
                                                   6,790,146    7.71%        (391,259)
                                                ------------    ----     ------------
                                                  11,211,341    8.11%         929,506

Other Securities:
  Maturing within one year                                 0     .00%         100,000
  Maturing after one year but within five years      100,000    9.09%         145,550
                                                ------------    ----     ------------
                                                     100,000    9.09%         245,550

Total Investments Held to Maturity              $ 67,407,083    5.61%    $  3,821,942
                                                ============    ====     ============



(CONTINUED)

                             Investment Securities


                                                                December 31,
                                                         1995                       1994
                                                ----------------------     ----------------------
                                                                                                      Increase
                                                             Weighted                  Weighted       (Decrease)
                                                  Carrying    Average      Carrying     Average      in Carrying
                                                  Value (1)  Yield (2)     Value (1)    Yield (2)        Value
                                                ----------- ----------     ----------------------       ------
Investment securities consist of the following:

Investments Available for Sale

U.S. Treasury Securities:
  Maturing within one year                      $  8,067,500    6.48%    $    970,937    4.20%    $  7,096,563
  Maturing after one year but within five years    2,035,625    6.32%      17,618,438    6.44%     (15,582,813)
                                                ------------    ----     ------------    ----     -------------
                                                  10,103,125    6.45%      18,589,375    6.32%      (8,486,250)

Federal Agency Securities (3):
  Maturing within one year                         4,011,875    5.24%               0     .00%       4,011,875
  Maturing after one year but within five years   17,362,305    5.79%       5,146,094    6.04%      12,216,211
  Maturing after five years but within ten years   1,098,189    6.31%         127,029    7.96%         971,160
                                                ------------    ----     ------------    ----     ------------
                                                  22,472,369    5.71%       5,273,123    6.09%      17,199,246

Obligations of States and Political
 subdivisions (4)(5):
  Maturing after one year but within five years      540,377    7.33%              0     0.00%         540,377
  Maturing after five years but within ten years     888,536    7.80%              0     0.00%         888,536
                                                ------------    ----     ------------    ----     ------------
                                                   1,428,913    7.62%              0     0.00%       1,428,913

Other Securities:
  Maturing after one year but within five years    1,242,656    6.61%              0     0.00%       1,242,656
                                                ------------    ----     ------------    ----     ------------
                                                   1,242,656    6.61%              0     0.00%       1,242,656


  Total Investments Available for Sale          $ 35,247,063    6.03%    $ 23,862,498    6.27%    $ 11,384,565
                                                ============    ====     ============    ====     ============


  Total Investment Securities                   $ 85,305,232    6.08%    $ 95,091,523    5.89%    $ (9,786,291)
                                                ============    ====     ============    ====     ============



(CONTINUED)

                             Investment Securities


                                                               December 31,
                                                                   1993
                                                -----------------------------------------
                                                                 Increase
                                                 Weighted       (Decrease)
                                                 Carrying        Average         Carrying
                                                Value (1)       Yield (2)          Value
                                                ---------       ---------          -----
Investments Available for Sale

U.S. Treasury Securities:
  Maturing within one year                     $10,928,581        3.47%        $(9,957,644)
  Maturing after one year but within five
    years                                        1,001,016        4.20%         16,617,422
                                               -----------        ----         -----------
                                                11,929,597        3.53%          6,659,778

Federal Agency Securities (3):
  Maturing within one year                               0        0.00%                  0
  Maturing after one year but within five
    years                                        4,766,791        5.64%            379,303
  Maturing after five years but within
    ten years                                    2,438,234        5.50%         (2,311,205)
                                               -----------        ----         ------------
                                                 7,205,025        5.59%         (1,931,902)
Obligations of States and Political subdivisions
  (4)(5):
  Maturing after one year but within five
    years                                                0        0.00%                  0
  Maturing after five years but within ten
    years                                                0        0.00%                  0
                                               -----------        ----         -----------
                                                         0        0.00%                  0
Other Securities:
  Maturing after one year but within five
    years                                                0        0.00%                  0
                                               -----------        ----         -----------
                                                         0        0.00%                  0

  Total Investments Available for Sale         $19,134,622        4.31%        $ 4,727,876
                                               ===========        ====         ===========

  Total Investment Securities                  $86,541,705        5.32%        $ 8,549,818
                                               ===========        ====         ===========

(1) As of December 31, 1993, the Bank adopted Statement of Financial Accounting Standards No. 115 on accounting for certain investment securities. This statement requires investment securities to be classified into one of the following categories: held-to-maturity, available-for-sale, or trading. Investment securities classified as held-to-maturity are measured at amortized cost while investment securities classified as available-for-sale or trading are measured at fair value. Prior to 1993, all investment securities were classified as Investments Held to Maturity in accordance with accounting standards.
(2)  The weighted average yields are based on carrying value.
(3) For mortgage-backed securities, contractual maturities have been used for reporting in the table above; however, based upon prepayment assumptions, the estimated life may be less.
(4) The weighted average yields on state and municipal obligations are presented on a taxable equivalent basis using the reciprocal of the Federal statutory rate of 34% or a factor of 1.515.
(5) Aggregate investment securities issued by various agencies of Plaquemines Parish (Louisiana) totalled $6,695,266 carrying value ($6,782,565 market value) as of December 31, 1995, $7,400,000 carrying value ($7,125,366 market value) as of December 31, 1994, and $6,029,944 carrying value ($6,169,105 market value) as of December 31, 1993. Of these securities held at December 31, 1995, $2,905,000 carrying value ($2,979,252 market value) were bonds issued by Plaquemines Parish Law Enforcement; $1,680,000 carrying value ($1,668,757 market value) were bonds issued by Plaquemines Parish Port Harbor and Terminal District; and $1,630,000 carrying value ($1,629,783 market value) were bonds issued by Plaquemines Parish Government. Of these securities held at December 31, 1994, $2,905,000 carrying value ($2,771,953 market value) were bonds issued by Plaquemines Parish Law Enforcement; and $1,845,000 carrying value ($1,737,669 market value) were bonds issued by Plaquemines Parish Port Harbor and Terminal District; and $2,120,000 carrying value ($2,071,630 market value) were bonds issued by the Plaquemines Parish Government. Of these securities held at December 31, 1993, $2,905,000 carrying value ($3,020,961 market value) were bonds issued by Plaquemines Parish Law Enforcement; and $2,000,000 carrying value ($1,969,352 market value) were bonds issued by Plaquemines Parish Port Harbor and Terminal District. At the end of December 31, 1995, 1994 and 1993 the value of each of these issues, and the aggregate values of all investment securities issued by various agencies of Plaquemines Parish, significantly exceeded ten percent of the amount of the Bank's total capital as of these dates.

     On December 31, 1993, Delta adopted Financial Accounting Standards
Board's Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under this standard, securities are classified into one of three classification: held to maturity, available for sale, or trading. Held to maturity securities are those debt securities which Delta has the positive intent and ability to hold to maturity. These criteria are not considered satisfied when a security would be available to be sold in response to significant interest rate changes which were not anticipated in Delta's asset and liability management strategies, changes in the types of products offered by Delta, changes in its deposit structure, or potential liquidity needs. Trading securities are defined as securities bought and held principally for the purpose of selling them in the near term. Securities not meeting the criteria for classification as held to maturity or trading are classified as securities available for sale. The available for sale securities are recorded at market value with the net unrealized gain or loss reflected in shareholders' equity, net of the related tax effect.



     Loans. Loans outstanding at December 31, 1995 totaled $89,767,000, compared to $85,238,000 at December 31, 1994. Average loans in 1995 were $88,098,000, an increase of $4,617,000 from the average for 1994 of $83,481,000, a decrease of $6,772,000 from the average for 1993.

     Real estate loans comprise 63.09%, 68.24% and 64.06% and commercial loans comprise 21.66%, 19.45% and 23.72% of the loan portfolio at December 31, 1995, 1994 and 1993, respectively.

     At December 31, 1995 fixed rate loans totaled $31,257,000 and variable rate loans totaled $44,051,000. At December 31, 1994, fixed rate loans totaled $36,460,000 and variable rate loans totaled $37,051,000. At December 31, 1993, fixed rate loans totaled $42,392,000 and variable rate loans totaled $30,460,000.

     The following tables show the amounts of loans outstanding by major category, percentage of portfolio, and amount of fixed rate verses variable loans according to the type of loan for each of the periods indicated.

                                 Loan Portfolio

     The distribution of the Bank's loan portfolio for 1995, 1994 and 1993 was as follows:

                                                                                      December 31,
(Dollars in thousands)                                                     1995           1994            1993
- ----------------------                                                     ----           ----            ----
Real estate loans                                                      $ 56,637       $ 58,167        $ 55,844
Commercial and industrial loans                                          19,442         16,577          20,675
Loans to individuals                                                     14,212         11,093          11,445
All other loans                                                             344            249             178
                                                                       --------       --------        --------
  Total loans                                                            90,635         86,086          88,142
Less:  Unearned discount                                                    868            848             968
                                                                       --------       --------        --------
  Loans, net                                                           $ 89,767       $ 85,238        $ 87,174
                                                                       ========       ========        ========

     The ratio of major loan categories to total loans outstanding is presented below:

                                                                                      December 31,
                                                                         1995           1994           1993
                                                                       --------        -------       --------
Real estate loans                                                        63.09%         68.24%          64.06%
Commercial and industrial loans                                          21.66%         19.45%          23.72%
Loans to individuals                                                     15.83%         13.01%          13.13%
All other loans                                                            .38%           .29%           0.20%
                                                                        ------         ------          ------
   Total loans                                                          100.96%        100.99%         101.11%

   Less:  Unearned discount                                                .96%           .99%           1.11%
                                                                        ------         ------          ------
       Loans, net                                                       100.00%        100.00%         100.00%
                                                                        ======         ======          ======

     The maturity and rate sensitivity schedule of the commercial and real estate loan portfolios (excluding non-accrual loans) as of December 31, 1995, 1994 and 1993 is presented below:


                           1995 Remaining Maturity

                               Within                  One to                 After
(Dollars in thousands)         One Year              Five Years             Five Years                   Total
- ----------------------         --------              ----------             ----------                   -----
Real estate                 $    10,410             $    24,361             $   21,224              $   55,995
Commercial                        3,943                  13,278                  2,092                  19,313
                            -----------             -----------             ----------              ----------
                            $    14,353             $    37,639             $   23,316              $   75,308
                            ===========             ===========             ==========              ==========

Predetermined rate          $     9,988             $    19,889             $    1,380              $   31,257
Variable rate                     4,365                  17,750                 21,936                  44,051
                            -----------             -----------             ----------              ----------
                            $    14,353             $    37,639             $   23,316              $   75,308
                            ===========             ===========             ==========              ==========



                           1994 Remaining Maturity

                               Within                  One to                 After
(Dollars in thousands)         One Year              Five Years             Five Years                   Total
- ----------------------         --------              ----------             ----------                   -----
Real estate                 $    24,220             $    16,542             $   16,407              $   57,169

Commercial                        9,440                   5,748                  1,154                  16,342
                            -----------             -----------             ----------              ----------
                            $    33,660             $    22,290             $   17,561              $   73,511
                            ===========             ===========             ==========              ==========

Predetermined rate          $    20,104             $    14,601             $    1,755              $   36,460
Variable rate                    13,556                   7,689                 15,806                  37,051
                            -----------             -----------             ----------              ----------
                            $    33,660             $    22,290             $   17,561              $   73,511
                            ===========             ===========             ==========              ==========

                           1993 Remaining Maturity

                               Within                  One to                 After
(Dollars in thousands)         One Year              Five Years             Five Years                Total
- ----------------------         --------              ----------             ----------                -----
Real estate                 $    30,482             $    11,733             $   10,488              $   52,703

Commercial                       11,457                   7,308                  1,384                  20,149
                            -----------             -----------             ----------              ----------
                            $    41,939             $    19,041             $   11,872              $   72,852
                            ===========             ===========             ==========              ==========

Predetermined rate          $    28,671             $    11,138             $    2,583              $   42,392
Variable rate                    13,268                   7,903                  9,289                  30,460
                            -----------             -----------             ----------              ----------
                            $    41,939             $    19,041             $   11,872              $   72,852
                            ===========             ===========             ==========              ==========



     Non-Performing Loans\Risk Elements. Delta's collection department has the primary responsibility for the identification, reporting and monitoring of non-performing loans and the Loan Loss Reserve Committee, comprised of officers of Delta, monitors potential problem loans. This department and committee provide an evaluation of the loan portfolio by detecting deteriorating credits using available resources.

     Non-performing loans consist of loans placed on non-accrual of interest status and renegotiated loans that are not on non-accrual status. It is the policy of Delta to place loans on non-accrual of interest status when the loan exhibits the following characteristics: 1) a loan being maintained on a cost recovery because of deterioration in the financial position of the borrower, 2) a loan for which payment in full of interest or principal is not expected, 3) a loan upon which principal or interest has been in default for a period of 90 days or more.

     Non-performing loans decreased 53.9% in 1995 as compared to 1994, 34.4% in 1994 as compared to 1993, and in 1993 increased 35.7% as compared to 1992. The decreases in 1995 and 1994 represented approximately 2.5% of loans outstanding in 1995 and 1994. These decreases were due primarily to decreases in non-accrual loans of $759,000 in 1995 and $2.18 million in 1994 and a decrease in renegotiated loans not on non-accrual of $1.48 million in 1995. The 1993 increase, which represented less than 2.0% of total loans outstanding, resulted from an increase in non-accrual real estate loans, offset partially by a decrease in non-accrual commercial loans, and an increase in renegotiated real estate loans that were not on non-accrual status at December 31, 1993.

     Potential problem loans are characterized as credits not otherwise classified as non-performing, where doubt exists as to the ability of the borrower to comply with present repayment terms, but where the loans are secured and are in the process of collection. Those credits are placed on internal "watch" status for closer management review. Potential problem loans decreased approximately 50.2% to $3.27 million as of December 31, 1995, compared to December 31, 1994, while increasing approximately 34.3% to $6.56 million as of December 31, 1994 and approximately 9.4% to $4.88 million as of December 31, 1993 when compared to 1992. These loans were primarily concentrated in real estate, commercial and industrial loans.

     Non-performing assets decreased approximately 56% in 1995 as compared to 1994 and decreased approximately 22% in 1994 as compared to 1993 and increased approximately 20% in 1993 as compared to 1992. The 1995 decrease was due to decreases in non-accrual loans, renegotiated loans not on non-accrual and other real estate. The 1994 decrease was the result of decreased non-accrual loans offset by an increase in other real estate from 1993 amounts. The 1993 increase was primarily the result of increased non-accrual loans, renegotiated loans not on non-accrual status, partially offset by a decrease in other real estate from

1992 amounts. Management determined that the decreases are due to Delta's efforts to improve loan and asset quality. The following tables set forth the non-performing assets and loans past due 90 days or more by loan category at December 31 and the effect of non-performing loans on income for each of the three most recent years.

     At December 31, 1995, 1994 and 1993, Delta did not have any concentrations of loans exceeding 10% of total loans other than those categorized in the distribution of the loan portfolio. The following table summarizes non-performing assets and includes several ratios that measure the level of non-performing assets.

Risk Elements

                                                                                     December 31,
(Dollars in Thousands)                                                   1995           1994              1993
- ----------------------                                                   ----           ----              ----
Non-performing loans:
  Non-accrual loans:
  Real estate                                                          $    584      $   1,061         $ 3,141
  Installment                                                                79             87              65
  Commercial                                                                128            402             526
                                                                       --------      ---------         -------
Total non-accrual loans                                                     791          1,550           3,732

Renegotiated loans not on non-accrual:
  Real estate                                                               999          2,444           2,412
  Installment                                                                 0              9             173
  Commercial                                                                126            155              23
                                                                       --------      ---------         -------
Total renegotiated loans                                                  1,125          2,608           2,608

Total non-performing loans                                                1,916          4,158           6,340

Other real estate                                                           432          1,270             684
Other collateral acquired                                                    28             21               3

Total risk elements                                                    $  2,376      $   5,449         $ 7,027
                                                                       ========      =========         =======

Ratio of non-performing assets to total loans,
   other real estate and other collateral acquired                         2.63%          6.30%           8.00%
Ratio of non-performing assets to total assets                             1.15%          2.56%           3.43%

Loans past due 90 days or more

                                                                                      December 31,
(Dollars in thousands)                                                     1995           1994            1993
- ----------------------                                                     ----           ----            ----

Loans contractually past due 90 days or more as to principal or interest but not on non-accrual:

Real estate                                                            $    152      $      38         $   188

Installment                                                                  77             32              80

Commercial                                                                  188              2              86
                                                                       --------      ---------         -------

Total loans past due 90 days or more                                   $    417      $      72         $   354
                                                                       ========      =========         =======


Ratio of 90 day past due loans to total loans                               .46%           .08%            .41%
                                                                       ========      =========         =======

Effect of non-performing loans on interest income

                                                                                      December 31,
(Dollars in thousands)                                                     1995           1994           1993
- ----------------------                                                     ----           ----          ------
Interest income due under original terms                                $   227        $   472          $  734

Interest income recorded                                                    210            364             303
                                                                        -------        -------          ------
   Effect on interest income                                            $    17        $   108          $  431
                                                                        =======        =======          ======




    Deposits. The following tables set forth certain information concerning allocations and average rates paid for the major categories of Delta's deposit liabilities, for the years 1995, 1994, and 1993.



(Dollars in thousands)
- ----------------------                                                 December 31,
                                                    1995                   1994                    1993
                                              -----------------      ------------------     ------------------
                                                Average Average       Average   Average     Average   Average
                                                Balance  Rate         Balance    Rate       Balance     Rate
                                              --------- -------      -------    -------    ---------- --------
Non-interest bearing demand deposits        $    44,598    .00%    $    41,363     .00%   $    36,348     .00%
Money market and NOW accounts                    50,704   3.04%         59,665    2.45%        56,615    2.23%
Other savings deposits                           37,535   2.46%         43,800    2.19%        45,085    2.60%
Certificates of deposit and other
  time deposits of $100,000 or more              10,904   5.32%          8,479    3.77%         7,606    3.85%
Other time deposits                              33,474   4.86%         33,163    3.61%        34,867    3.50%
                                            -----------            -----------            -----------
   Total                                    $   177,215            $   186,470            $   180,521
                                            ===========            ===========            ===========


The following table sets forth the maturity distribution of certificates of deposit of $100,000 or more as of December 31, 1995, 1994 and 1993:


                                                                                December 31,
(Dollars in thousands)                                         1995                1994               1993
- ----------------------                                       --------            --------          ----------
Three months or less                                        $   3,139           $   2,914            $   3,919

Over three through six months                                   2,363               2,277                2,376

Over six through twelve months                                  2,920               1,374                1,427

Over twelve months                                                600               1,673                  300
                                                            ---------            --------             --------

   Total                                                    $   9,022            $  8,238             $  8,022
                                                            =========           =========             ========



    Capital Resources. All capital requirements of Delta in the coming year are expected to be satisfied through retained earnings. Management has no present plans to seek capital from outside sources. As of December 31, 1995, there were no commitments for capital expenditures during 1996 that will not be paid through retained earnings.

     Liquidity. Liquidity is a measure of a bank's ability to fund loan commitments and meet deposit maturities and withdrawals in a timely and cost effective manner. These needs can be met by generating profits, converting assets to cash and attracting new deposits.

     Delta relies on its assets to meet liquidity needs. Management monitors liquidity through a periodic review of maturity profiles; yield and rate behaviors; and loan and deposit forecasts to minimize funding risks. The monitoring includes establishing an asset mix which can be converted into cash as needed. Management believes that Delta's asset value and maturity structure can support such needs. Ready sources of liquidity include cash and due from banks, investment securities available for sale, federal funds sold and maturing loans.

     The Impact of Inflation on Delta. The majority of assets and liabilities of a financial institution are monetary in nature; therefore, a financial institution differs greatly from most commercial and industrial companies which have significant investments in fixed assets or inventories. However, inflation does have an important impact on the growth of total assets in the banking industry and the resulting need to increase equity capital at higher than normal rates in order to maintain an appropriate equity to assets ratio. Inflation also affects other expenses which tend to rise during periods of general inflation.

    Management believes the most significant impact of inflation on financial results is Delta's ability to react to changes in interest rates. As discussed previously, management is attempting to maintain an essentially balanced position between rate sensitive assets and liabilities in order to protect net interest income from being affected by wide interest rate fluctuations.


COMPARISON OF THREE MONTHS ENDED MARCH 31, 1996 TO THREE MONTHS ENDED MARCH 31, 1995.

     Net income for the first quarter of 1996 was $519,000 or $1.39 per common share, compared to $566,000 or $1.51 per common share for the same period in 1995. This $47,000 or 8.3% decrease in net income is primarily attributable to a decline in net interest income and an increase in the provision for loan losses. These were partially offset by a decline in non-interest expense and an increase in non-interest income.

     Net interest income declined $176,000 or 7% in the first quarter of 1996 compared to the same period last year. Average earning assets declined from $190 million in the first quarter of 1995 to $179 million in the first quarter of 1996, due primarily to a 15% decline in securities, partially offset by a 3.5% increase in loans. The interest margin was 5.30% during 1996, compared to 5.36% in the first quarter of 1995.

     A $150,000 provision for loan losses was recorded in the first quarter of 1996, compared to no provision during the same period last year.

     Non-performing assets totaled $2.4 million at March 31, 1996, compared to $4.8 million at March 31, 1995. Net charge-offs totaled 0.08% of average loans during 1996, compared to 0.27% during the same period last year.

     Total non-interest income increased $101,000 or 19% in the first quarter of 1996, compared to the same period last year. Service charges on deposit accounts increased $8,000 or 2%. Other income increased $91,000 or 60% due primarily to a recovery of a wire transfer that was expensed in a prior period.

     Total non-interest expense declined $137,000 or 6% in the first quarter of 1996, compared to the first quarter of 1995. Salaries and employee benefits increased $42,000 or 4% due primarily to additional bonus accruals in 1996. A $178,000 or 29% decline in other expense offset the increased salaries and employee benefits. The decrease in other expenses was primarily attributable to reduced FDIC assessments on insured deposits.

     Annualized return on average assets was 1.04% during the first quarter of 1996, compared to 1.07% during the first quarter of 1995. The annualized return on average stockholders' equity was 12.95% in 1996, compared to 14.76% during the first quarter of 1995.

MARKET AND DIVIDEND DATA

     Delta paid an annual cash dividend of $2.00 per share in 1995, 1994, and 1993. There is no active market in Delta's stock. The infrequent trading that does occur is in private transactions. Consequently, no information with respect to the reported high and low bid prices is available. As of December 31, 1995, there were approximately 622 shareholders of record of Delta's common stock.

ACQUISITION OF INVESTORS BANK AND TRUST

     On November 13, 1992, Delta entered into a Purchase and Assumption Agreement among the Federal Deposit Insurance Corporation, Receiver of Investors Bank, Gretna, Louisiana, the FDIC and Delta. Pursuant to the Agreement, Delta acquired from the FDIC the majority of the loans and certain other assets, including without limitation short and long term securities and other real estate, and assumed the deposits and certain other liabilities, of Investors Bank. The aggregate consideration for the transaction was $48,343,126, which amount included approximately $5,600,000 in assistance from the FDIC. The assets received and the liabilities assumed by Delta were as follows:





                                     ASSETS


         Cash and due from banks (including $5,600,000 in FDIC assistance)                $  9,615,525
         Investment securities                                                               5,649,472
         Federal funds sold                                                                  4,609,899
         Loans
           Principal                                                                        26,462,843
           Accrued Interest                                                                    136,934
           Unearned Discount                                                                  (135,123)
         Buildings, furniture, fixture and equipment                                         1,494,934
         Other real estate                                                                     992,233
         Other assets                                                                           66,722
         Discount on purchase                                                                 (550,313)
                                                                                          ------------
           TOTAL                                                                          $ 48,343,126
                                                                                          ============

                                  LIABILITIES

         Demand deposits                                                                   $12,643,706
         Time deposits                                                                      35,627,165
         Other liabilities                                                                      72,255
                                                                                           -----------
           TOTAL                                                                           $48,343,126
                                                                                           ===========

     As a result of the acquisition, Delta has expanded its operations to include four branch offices located in Jefferson Parish, Louisiana. The acquisition impacted loan growth of Delta in fiscal 1992 by increasing loans by approximately $26,000,000. Because the acquisition was consummated at the end of the fiscal year, however, it did not significantly affect the earnings of Delta in 1992.

                               BUSINESS OF DELTA

PRINCIPAL BUSINESS

    Delta is a banking association which was incorporated under the laws of the State of Louisiana on April 15, 1955, and was licensed by the Louisiana Commissioner and commenced operations as a state-chartered bank on January 4, 1956. Delta's business activities are conducted through Delta's main office and its eight branch offices. See "--Properties." Delta employed, as of March 31, 1995, 146 persons full-time and seven persons part-time.

    Delta is a commercial bank offering traditional commercial and consumer banking services in Plaquemines, and Jefferson parish; however, Delta does not offer trust services. As of March 31, 1996, Delta had total consolidated assets of approximately $197 million, total deposits of approximately $175 million, total net loans of approximately $90 million and shareholders equity of approximately $16 million. Delta's executive offices are located at 8018 Highway 23, Belle Chasse, Louisiana 70037 and its telephone number at such address is (504) 394-9595.

COMPETITIVE CONDITIONS

    Delta has numerous competitors for the provision of depository institution financial services from banks and savings and loan associations that are domiciled in Plaquemines and Jefferson Parishes and in the five bordering parishes (Orleans, St. Charles, St. Bernard, St. Tammany and Lafourche) in which most of Delta's customers reside. Other competitors of Delta include certain finance-related service organizations and non-traditional alternative consumer investment vehicles, including consumer finance companies, commercial finance companies, credit unions, money market funds, issuers of commercial paper, and federal, state and municipal issuers of short-term obligations. Many of these competitors are larger and have greater financial resources than Delta.

PROPERTIES

    Delta currently conducts all business activities through its nine branch offices located in Plaquemines and Jefferson Parishes, Louisiana. The popular names and addresses of these banking offices are as follows:

 1.   Main Office                                        2.   Buras Branch
      8018 Highway 23                                         36305 Highway 11
      Belle Chasse, Louisiana  70037                          Buras, Louisiana  70041

 3.   Gretna Branch                                      4.   Lapalco Branch
      2000 Belle Chasse Highway                               3911 Lapalco Boulevard
      Gretna, Louisiana  70056                                Harvey, Louisiana  70058

 5.   Elmwood Branch                                     6.   Port Sulphur Branch
      5700 Citrus Boulevard, Suite K                          Highway 23
      Harahan, Louisiana  70123                               Port Sulphur, Louisiana  70083

 7.   Veterans Branch                                    8.   River Ridge Branch
      2200 Veterans Boulevard                                 8601 Jefferson Highway
      Kenner, Louisiana  70062                                River Ridge, Louisiana  70123

 9.   Venice Branch
      42991 Highway 23
      Venice, Louisiana  70091

    Delta owns the land and buildings of its Main Office, Buras, Gretna and Lapalco Branches free of any encumbrances. Delta leases its six other branch offices. Elmwood, Veterans, River Ridge, and Venice branches are leased from third parties. The Port Sulphur Branch is a land lease only from a third party and Delta owns the building free of any encumbrances.



SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    As of January 15, 1996, no stockholders are known by Delta to own beneficially more than 5% of Delta Common Stock, which is the only class of voting securities outstanding.

    The following table lists the 13 Directors of Delta and shows, as of January 15, 1996, the age of each director and the number of shares of Delta Common Stock beneficially owned by each Director and by Directors and Officers of Delta, as a group.

                                                  Number of Shares Beneficially Owned
                                                           at January 15, 1996
                                             ----------------------------------------------
Director                    Age   Since    Directly       Indirectly   % of Class
- ---------                  ----   -----    --------       ----------   ----------
Warren Burmaster            72     1978          800             488          <1%
Louis R. Chauvin            70     1984        1,982             798          <1%
Richard C. Ellzey           71     1972        4,724               0        1.26%
Numa C. Hero, Jr.           79     1984        1,200               0          <1%
Larry A. Johnson            55     1987          412               0          <1%
Edward Kurtich              51     1982        1,400             144          <1%
Arthur L. Lafrance          62     1983          436               0          <1%
Raymond P. Markase          69     1992          200               0          <1%
Leander H. Perez III        44     1978        9,376           5,830        4.06%
Thomas P. Popich            73     1978       16,091           1,440        4.68%
Robert E. Prest IV          54     1983          200             392          <1%
Howard H. Wilcox, Jr.       67     1967          608               0          <1%
Ernest D. Wooton            54     1985          200               0          <1%


All Directors & Officers as a group (16 persons)              46,724       12.48%

PRINCIPAL STOCKHOLDERS

    As of January 15, 1996, no stockholders are known by Delta to own beneficially more than 5% of Delta Common Stock, which is the only class of voting securities outstanding.

OFFICERS AND DIRECTORS

    Directors. The following paragraphs identify the principal occupations of each Director during the past five years, including the positions and offices with Delta held by each Director and executive management. Except as otherwise indicated, each Director has served for at least five years in the position shown. No Director holds directorships in any other companies which are subject to the reporting requirements under the Securities Exchange Act of 1934.

    Mr. Burmaster is a Partner/Manager of Burmaster Tractor and Truck Service, Inc., operator of heavy construction equipment, and of Burmaster Land & Development, Inc., a real estate development company, both located in Belle Chasse, Louisiana.

    Mr. Chauvin is President of Chauvin Brothers Tractor Company, Belle Chasse, Louisiana, which is engaged in the sale and service of tractors, marine engines and farm equipment and, through its division, Chauvin Bros. Citrus Grove, Nairn, Louisiana, in the sale of citrus.

    Mr. Ellzey is the President of Ellzey Marine Supplies, Inc., a marine products supplier, located in Venice, Louisiana. Mr. Ellzey has served as Chairman of the Board of Directors of Delta since November, 1988.

    Mr. Hero is a Partner in both Numa C. Hero & Son and Wharves & Docks Company and a director of Hero Lands Company, Hero Wall Company, and New City Company, each of which is a real estate development company located in Belle Chasse, Louisiana.

    Mr. Johnson is a Pharmacist with J & P Drugs, Inc. in Buras, Louisiana for which he serves as Secretary/Treasurer and Manager. He is also a Partner of J & P Apartments of Buras, Louisiana, a real estate rental partnership, and a Partner of Johnson's Boat Sheds, a dry storage boat rental partnership located in Empire, Louisiana.

    Mr. Kurtich is President of Eddie's Quality Oysters, Inc., a wholesale oyster distributor, located in Port Sulphur, Louisiana.

    Mr. Lafrance has been President of Lafrance Oyster Growers, Inc., Braithwaite, Louisiana since 1989. Prior to that time, Mr. Lafrance was employed by the Plaquemines Parish Government as a Building Official in the Department of Safety and Permits, as Superintendent of Sewerage District No. 2 and as Supervisor of the Parish Maintenance Department from 1960 to 1989.

    Mr. Markase has served as President and Chief Executive Officer of Delta since June, 1993. Prior to that time, he served as Executive Vice President of Delta from 1989 to 1993. From 1981 to 1989, Mr. Markase served as Internal Auditor of Delta.

    Mr. Perez has served as Vice Chairman of the Board of Directors since December, 1989. He was employed by Delta as Vice President from May, 1989 to January, 1992 and Special Services Officer from January, 1982 to May, 1989.

    Mr. Popich is the President of Offshore Shipyard, Inc., a marine repair company, Venice Jo Boats, Inc., an operator of crew and supply boats both located in Venice, Louisiana, and Popich Lands, Inc., a real estate development company located in Belle Chasse, Louisiana, Popich Industries, Popich Brothers Water Transport, Inc., a crew boat rental company and Diamond Barges, Inc., a barge rental company, all located in Venice, Louisiana.

    Mr. Prest is the President of Empire Machine Works, Inc., a marine repair and supply business and is President of Plaquemines Wholesale Distributors, Inc., a wholesale distribution company, both located in Empire, Louisiana.

    Mr. Wilcox is retired as the Insurance Manager of Plaquemines Parish by the Plaquemines Parish Government.

    Mr. Wooton has been self-employed as a salesman since July, 1992. From July, 1984 to July, 1992, Mr. Wooton served as Sheriff of Plaquemines Parish.

    Principal Officers. The following table sets forth certain information, as of March 23, 1995, concerning the principal officers of Delta, each of whom serves at the pleasure of the Board of Directors of Delta. Information concerning all positions and offices held by each such person with Delta is set forth below. There are no arrangements or understandings relating to any person's service or prospective service as a principal officer of Delta.

        Name                   Age                   Office                                  Officer Since
 -----------------             ---      ------------------------------------                 -------------
 Raymond P. Markase             69      President                                                1981

 Roger P. Solis                 50      Sr. Vice President/Operations                            1977

 Bruce Rebar                    47      Sr. Vice President/Lending                               1982

 Joseph A. Geeck                31      Sr. Vice President/Chief Financial Officer               1993

 Karl J. Lepine                 32      Assistant Vice President/Cashier                         1993

Business Experience. The following paragraphs identify all positions and offices with Delta held by each of its principal officers.

    Raymond P. Markase has been employed by Delta since 1981. From 1981 to 1989, he served as Internal Auditor; from May 1989 until August 1993, Mr. Markase served as Executive Vice President-Administration of Delta; and since August 1993, he has served as President and Chief Executive Officer of Delta.

    Roger P. Solis has been employed by Delta since 1975. From 1985 to 1989, Mr. Solis served as Vice President-Operations of Delta. From 1989 to 1992, he served as Internal Auditor, and from 1992 until March 1993, he served as Vice President-Operations. Mr. Solis has served as Senior Vice President-Operations since March 1993.

    Bruce Rebar has been employed by Delta since 1982 and served as Assistant Vice President until 1988. From 1988 to May 1989, he served as Vice President of Delta and since May 1989, Mr. Rebar has served as Senior Vice President of Delta.

    Joseph A. Geeck has been employed by Delta since March, 1992 and has served as Senior Vice President and Chief Financial Officer since November 1993. Mr. Geeck was employed by Security Homestead Association from September 1987 to December 1989 and was employed by Landmark Land Company, Inc. from January 1990 to March 1992.

    Karl J. Lepine has been employed by Delta since September 1985. Mr. Lepine has served as Assistant Vice President of Delta since January 1993 and as Cashier of Delta since March 1993.


EMPLOYEE BENEFIT PLANS

    Pension Plan. Delta maintains a non-contributory defined-benefit plan which covers all employees, including principal officers, who have at least one year of service with Delta. Retirement benefits are based on the employee's highest five consecutive year average compensation in an effort to minimize the effect of inflation on employee benefits. The benefit formula excludes the one year eligibility period. The benefit formula was changed during fiscal 1990 to comply with the Tax Reform Act of 1986, which change was effective retroactive to January 1, 1989.

    The plan is integrated with Social Security such that it provides a benefit to participants equal to 1.2% of average compensation of a participant, multiplied by the participant's years of service, plus .5% of final average compensation that is in excess of the participant's covered compensation for Social Security purposes multiplied by years of service. The total number of years of service to be considered is not to exceed 35 years. The plan provides for early retirement provided the participant has attained age fifty-five and completed twelve years of service. The retirement benefit would be reduced actuarially for each year of service by which the early retirement date precedes the normal retirement date. For the plan year ended December 31, 1995, aggregate contributions to the plan for covered employees were approximately 6.00% of the total remuneration of those covered by the plan. The sum of contributions to the plan for the fiscal year ended December 31, 1995 was $3,913 for Mr. Markase, and $8,450 for the three remaining executive officers. As of December 31, 1995, Mr. Markase had thirteen years of credited service under the Plan.


    The following table reflects the retirement benefits a participant can expect to receive at age 65 under Delta's defined-benefit plan, given the years of service and the compensation levels indicated. Actual benefits will vary depending on a participant's date of hire and year of birth.

             ESTIMATED ANNUAL PENSION BENEFIT BASED ON SERVICE OF:

Average Compensation:

 At Age 65            15 Yrs.       20 Yrs.       25 Yrs.       30 Yrs.     35 Yrs.      40 Yrs.       45 Yrs.
 ---------            -------       -------       -------       -------     -------      -------       -------
 $ 25,000           $ 4,800       $ 6,400       $ 8,000       $ 9,600       $11,200      $11,200       $11,200
   50,000            11,175        14,900        18,625        22,350        26,075       26,075        26,075

   75,000            17,550        23,400        29,250        35,100        40,950       40,950        40,950

  100,000            23,925        31,900        39,875        47,850        55,825       55,825        55,825


    Deferred Compensation Plans. As of September 1, 1982, Delta established two Deferred Compensation Plans, one plan for all Directors and one plan for certain principal officers. Under the terms of each Deferred Compensation Plan, a participant executed an adoption agreement and agreed to defer a certain portion of his or her salary, bonus or Director's fees, as the case may be. Delta purchased life insurance policies covering each participant in the respective Deferred Compensation Plans. A portion of the premium of those policies was funded by the amounts of compensation deferred by the participants, and the remainder was paid by Delta. All of the proceeds of these policies are payable to Delta. Each of the Deferred Compensation Plans was unfunded, and all benefits thereunder were to be paid only out of the general assets of Delta. In 1991, the Deferred Compensation Plans were amended to reduce the benefits payable thereunder, as a result of which, benefits payable to many of the participants were to be phased out prior to their Normal Retirement Date (as defined in the applicable Deferred Compensation Plan).

    During the fiscal year ended December 31, 1993, in order to reduce its non-interest expense and deferred compensation liability, Delta restructured both of the Deferred Compensation Plans. As a result of the restructuring, most participants in the Deferred Compensation Plans accepted a lump sum settlement in exchange for relinquishing their respective rights to receive any future retirement and/or death benefits under the applicable Deferred Compensation Plan and/or the Split Dollar Plan (see "Split Dollar Plan" ). In connection therewith, Delta paid such participants an aggregate of $965,056 to settle both an aggregate accrued liability of $654,809 under the Deferred Compensation Plans plus future funding requirements under the Split Dollar Plan (see "Split Dollar Plan"). The remaining Director participants in the Deferred Compensation Plans, who are either currently receiving benefits, or are to commence receiving benefits in the near future, have had their benefits modified to limit the maximum pay-out period to 15 years, to require a lump-sum distribution to the estate of the participant upon his or her death and to reduce the benefits payable to a surviving spouse if the participant predeceases the surviving spouse.

    In February, 1995 the Board of Directors terminated the Deferred Compensation Plan for principal officers. In connection therewith, the remaining participant was offered a single lump sum payment of $70,755 in settlement his future benefits under the Deferred Compensation Plan. The participant accepted the lump sum payment on May 16, 1995.

    During the fiscal year ended December 31, 1995, Delta distributed an aggregate of $216,751 to beneficiaries of deceased participants and participants in the Plans who reached their Normal Retirement Date under the Deferred Compensation Plans, including a distribution to Mr. Markase in the amount of $18,072.

    Split Dollar Plan. On March 12, 1991, as an alternative to the Deferred Compensation Plans described above, and as a result of the 1991 amendments reducing benefits thereunder, Delta instituted a series of split dollar arrangements in which certain Directors and Principal Officers participated by executing a Split Dollar Agreement with Delta. The Board of Directors determined which Directors and Principal Officers participated in the arrangements. Under the terms of the Split Dollar Agreements, each participant purchased a life insurance policy on his or her life and designated a beneficiary. Delta agreed to pay the premiums under each policy in full until the participant reached his or her Normal Retirement Date, as defined in the Agreement. Delta received a collateral assignment from each participant pursuant to which the amount of all premiums paid by Delta on behalf of each such participant will be repaid to Delta, in full, from the cash surrender value of the policy.

    During the fiscal year ended December 31, 1993, in conjunction with the restructuring of the Deferred Compensation Plans and the settlement paid in connection therewith, all but one of the Split Dollar Agreements were terminated, and Delta obtained ownership of each of the life insurance policies purchased in accordance therewith. Delta obtained ownership of the remaining policies on May 25, 1995 and surrendered all split dollar policies for their cash surrender value on May 25, 1995 and received $923,984. See "Deferred Compensation Plans".

    401K Plan. Delta adopted a defined contribution plan on April 1, 1995 and it was made effective January 1, 1995. It is Delta's intent to have this plan qualify under section 401 of the Internal Revenue Code of 1986, as amended. The 401k Plan covers all employees and officers, who have at least one year of service with Delta and are at least 21 years of age. Delta as a Basic Matching Contribution may contribute amounts equal to one hundred percent (100%) of each Participant's Elective Contributions up to a maximum of three percent (3%) of the Participant's Eligible Compensation. Delta may also contribute an additional Profit-Sharing Contribution such as it deems appropriate.

    For the plan year ended December 31, 1995, aggregate Bank Matching Contributions to the plan for covered employees were approximately 1.99% of the total remuneration of those covered by the 401k Plan. The sum of contributions to the plan for the fiscal year ended December 31, 1995 was $0 for Mr. Markase, and $4,773 for the three remaining Executive Officers.

INDEBTEDNESS OF MANAGEMENT

    Delta has, from time to time, entered into loan transactions with certain of its Directors and principal officers, and associates of those persons, and Delta expects to enter into such loan transactions in the future. On January 1, 1995, such persons were indebted to Delta in the aggregate amount of $2,748,591, which was the largest amount of their aggregate indebtedness to Delta during the fiscal year ended December 31, 1995. All extensions of credit to the Directors and principal officers of Delta or to any associate of such persons, were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with Delta, were made in the ordinary course of business, and did not involve more than a normal risk of collectability or present other unfavorable features. Moreover, the aggregate amount of credit outstanding to a Director or principal officer of Delta, together with such person's associates, at any time during the period January 1, 1995 through

January 15, 1996, did not exceed 10% of the equity capital accounts of Delta at the time.

    Delta, during the fiscal year ended December 31, 1995, paid no overdrafts on the checking accounts of its Directors or principal officers and associates of such persons.

LEGAL PROCEEDINGS

    Delta is not a party to, nor is any of its properties the subject of, any material pending legal proceedings, other than ordinary, routine litigation incidental to the business of Delta.

    There are no family relationships between any principal officers of Delta. No principal officer of Delta listed in Item 9(b) has been involved, during the past five years, in any bankruptcy, criminal, or other similar proceeding.

                              BUSINESS OF REGIONS

GENERAL

    Regions is a regional bank holding company organized and existing under the laws of the state of Delaware and headquartered in Birmingham, Alabama, with approximately 353 banking offices located in Alabama, Florida, Georgia, Louisiana, and Tennessee as of March 31, 1996. At that date, Regions had total consolidated assets of approximately $17.5 billion, total consolidated deposits of approximately $14.2 billion, and total consolidated stockholders' equity of approximately $1.5 billion. Regions operates banking subsidiaries in Alabama, Florida, Georgia, Louisiana, and Tennessee and banking-related subsidiaries engaged in mortgage banking, credit life insurance, and investment brokerage activities with offices in various Southeastern states. Through its subsidiaries, Regions offers a broad range of banking and banking-related services.

    The following table presents information about Regions' banking operations in the states in which its subsidiary depository institutions are located, based on March 31, 1996 information:

                               NUMBER OF          TOTAL                 TOTAL
                            BANKING OFFICES       ASSETS               DEPOSITS
                            ---------------       ------               --------
                                                           (In thousands)
Alabama . . . . . .             181             $10,717,943           $8,330,187
Florida . . . . . .              36               1,225,590            1,102,605
Georgia . . . . . .              71               3,569,536            2,995,178
Louisiana . . . . .              41               2,049,759            1,626,968
Tennessee . . . . .              24                 485,584              433,493

    Regions was organized under the laws of the state of Delaware and commenced operations in 1971 under the name First Alabama Bancshares, Inc. On May 2, 1994, the name of First Alabama Bancshares, Inc. was changed to Regions Financial Corporation. Regions' principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is (205) 326-7100.

     Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

    Additional information about Regions and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "Available Information" and "Documents Incorporated by Reference."

RECENT DEVELOPMENTS



    Recent Acquisition. Since March 31, 1996, Regions has completed the acquisition of First Federal Bank of Northwest Georgia, Federal Savings Bank, located in Cedartown, Georgia, with total assets of approximately $90 million. The consideration for this acquisition, which was accounted for as a pooling of interests, consisted of Regions Common Stock having an approximate value on the date of acquisition of $17.1 million.

    Other Pending Acquisitions. As of the date of this Proxy
Statement/Prospectus, Regions has pending three acquisitions in addition to Delta, certain aspects of which transactions are set forth below:

                                                                             CONSIDERATION
                                                                         ---------------------
                                                                APPROXIMATE
                                                          -----------------------
                                                                                                  ACCOUNTING
                      INSTITUTION                        ASSET SIZE       VALUE(1)      TYPE      TREATMENT
                      -----------                        ----------       -----         ----      ---------
                                                              (In millions)
First Gwinnett Bancshares, Inc., located in               $     68       $   13       Regions      Purchase
Norcross, Georgia (the "First Gwinnett Acquisition")                                  Common
                                                                                       Stock

American Bancshares of Houma, Inc., located in                  88           17       Regions      Purchase
Houma, Louisiana (the "Houma Acquisition")                                            Common
                                                                                       Stock

Rockdale Community Bank, located in Conyers,                    46           13       Regions      Purchase
Georgia (the "Rockdale Acquisition")                                                  Common
                                                                                       Stock
                                                          --------       ------

                      Totals                              $    202       $   43
                                                          ========       ======

- --------------
(1) Computed as of the date of announcement of the transaction.

    The First Gwinnett Acquisition, the Houma Acquisition, and the Rockdale Acquisition are referred to in this Proxy Statement/Prospectus as the "Other Pending Acquisitions." Consummation of the Other Pending Acquisitions is subject to the approval of certain regulatory agencies, and of the stockholders of the institutions to be acquired. Moreover, the closing of each transaction is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the transactions will be satisfied in a manner that will result in their consummation.

    Pro forma information giving effect to the Recent Acquisition described above and the Other Pending Acquisitions are not considered material in relation to Regions' financial condition and results of operations.

    In connection with the Merger and the Other Pending Acquisitions, Regions has announced that it may purchase, in the open market, some or all of the shares of Regions Common Stock to be issued in such transactions. Regions anticipates that it may purchase in the open market as much as approximately
1.8 million shares of Regions Common Stock. The timing and amount of such possible purchases will be determined based on the Regions Common Stock price,
capital needs and other factors. As of        , 1996, Regions had purchased, in
the open market, approximately          shares of Regions Common Stock  for an
aggregate purchase price of approximately $_____ to be issued in the Merger and Other Pending Acquisitions.

                       CERTAIN REGULATORY CONSIDERATIONS

    The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to Regions and Delta. Additional information is available in Regions' Annual Report on Form 10-K for the fiscal year ended December 31, 1995. See "Documents Incorporated by Reference."

GENERAL

    Regions is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act. As such, Regions and its non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve. In addition Regions is also registered under the Home Owners Loan Act with the OTS as a savings and loan holding company, and is subject to regulation, supervision, examination, and reporting requirements of the OTS.

    The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company. Similar federal statutes require savings and loan holding companies and other companies to obtain the prior approval of the OTS before acquiring direct or indirect ownership or control of a savings association.

    The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below.

    The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that Regions, and any other bank holding company located in Alabama may now acquire a bank located in any other state, and any bank holding company located outside Alabama may lawfully acquire any Alabama-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. As of the date of this Proxy Statement/Prospectus, neither Alabama, Louisiana, nor any other state in which the banking subsidiaries of Regions are located have "opted in" or "opted out." Assuming no state action prior to June 1, 1997, Regions would be able to consolidate all of its bank subsidiaries into a single bank with interstate branches following that date.

    The BHC Act generally prohibits Regions from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

    Each of the subsidiary depository institutions of Regions is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, its deposits are insured by the FDIC to the maximum extent provided by law. Each such subsidiary is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

    The regulatory agencies having supervisory jurisdiction over Delta and the subsidiary institutions of Regions (the FDIC and the applicable state authority in the case of state-chartered nonmember banks, the OTS in the case of federally chartered thrift institutions, the Federal Reserve in the case of state-chartered member banks, and the Comptroller of the Currency (the "OCC") in the case of national banks) regularly examine the operations of such institutions and have authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. Such regulatory agencies also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

    Regions is a legal entity separate and distinct from its banking, thrift, and other subsidiaries. The principal sources of cash flow of both Regions, including cash flow to pay dividends to its stockholders, are dividends from its subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to Regions, as well as by Regions to its stockholders.

    As to the payment of dividends, Delta and all of Regions' state-chartered banking subsidiaries are subject to the respective laws and regulations of the state in which the bank is located, and to the regulations of the bank's primary federal regulator. Regions' subsidiaries that are thrift institutions are subject to the OTS' capital distributions regulation, and those that are national banks are subject to the regulations of the OCC.

    If, in the opinion of the federal banking regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such agency may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), an insured institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." Moreover, the federal agencies have issued policy statements which provide that bank holding companies and insured banks should generally pay dividends only out of current operating earnings.

    At March 31, 1996, under dividend restrictions imposed under federal and state laws, the subsidiary depository institutions of Regions, without obtaining governmental approvals, could declare aggregate dividends to Regions of approximately $205 million, and Delta, without obtaining governmental approvals, could declare dividends to its stockholders of approximately $__.__.

    The payment of dividends by Delta, Regions and Regions' subsidiary depository institutions may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

     Delta, Regions, and Regions' subsidiary depository institutions are required to comply with the capital adequacy standards established by the Federal Reserve in the case of Regions and the appropriate federal banking regulator in the case of Delta and each of Regions' subsidiary depository institutions. There are two basic measures of capital adequacy for bank holding companies that have been promulgated by the Federal Reserve: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

    The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

    The minimum guideline for the ratio (the "Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1996, Regions' consolidated Total Capital Ratio and its Tier 1 Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 14.30% and 11.34%, respectively, and Delta's Total Capital and Tier 1 Capital Ratios were 16.37% and 15.31%, respectively.

    In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. Regions' and Delta's respective Leverage Ratios at March 31, 1996, were 7.81% and 8.23%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

    Delta and each of Regions' subsidiary depository institutions is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Each of the subsidiary depository institutions was in compliance with applicable minimum capital requirements as of March 31, 1996. Neither Delta, Regions, nor any of Regions' subsidiary depository institutions has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

    Failure to meet capital guidelines could subject a bank (or thrift) to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

    The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the OCC, and the FDIC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY INSTITUTIONS

    Under Federal Reserve policy, Regions is expected to act as sources of financial strength for, and to commit resources to support, each of its banking subsidiaries. This support may be required at times when, absent such Federal Reserve policy, Regions may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with
(i) the default of a commonly controlled FDIC-insured depository institution or
(ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The subsidiary depository institutions of Regions are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the depository institution's banking or thrift affiliates, and a potential loss of Regions' investments in such other subsidiary depository institutions.

PROMPT CORRECTIVE ACTION

    FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

    Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

    An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

    For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or
(xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

    At March 31, 1996, all of the subsidiary depository institutions of Regions had the requisite capital levels to qualify as well capitalized.

FDIC INSURANCE ASSESSMENTS

    Pursuant to FDICIA, the FDIC adopted a new risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The new system, which went into effect on January 1, 1994, and replaced a transitional system that the FDIC had utilized for the 1993 calendar year, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, as well as the prior transitional system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF") for the first half of 1995, as they had been during 1994, ranged from 23 basis points (0.23% of deposits) for an institution in the highest category (i.e., "well capitalized" and "healthy") to 31 basis points (0.31% of deposits) for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern"). These rates were established for both funds to achieve a designated ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

    Once the designated ratio for the BIF was reached in May 1995, the FDIC was authorized to reduce the minimum assessment rate below the 23 basis points and to set future assessment rates at such levels that would maintain the fund's reserve ratio at the designated level. In August 1995, the FDIC adopted final regulations reducing the assessment rates for BIF-member banks. Under the revised schedule, BIF-member banks, starting with the second half of 1995, will pay assessments ranging from 4.0 basis points to 31 basis points, with an average assessment rate of 4.5 basis points. Refunds with interest were paid for assessments for the month(s) after the month in which the designated reserve ratio for the BIF was reached. Subsequently, on November 14, 1995, the FDIC announced that, beginning in 1996, it would further reduce the deposit insurance premiums for 92% of all BIF members that are in the highest capital and supervisory categories to $2,000 per year, regardless of deposit size. At the same time, the FDIC elected to retain the existing assessment rate range of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized nature of that insurance fund.

    By virtue of the BIF assessments being reduced, Regions' subsidiary banks realized savings of approximately $7.9 million pre-tax, during the second half of 1995, and anticipate annual savings of approximately $16.3 million pre-tax, with respect to their deposits that are assessed at BIF rates. However, given that approximately 28% of the total deposits of the Regions subsidiary banks as of December 31, 1995 were (and are now being) assessed at the much higher SAIF premium rates, Regions' subsidiary banks are now paying substantially more in insurance premium costs than they would be if they did not hold any SAIF-assessed deposits.

    Recognizing that the disparity between the SAIF and BIF premium rates have adverse consequences for SAIF-insured institutions and other banks with SAIF assessed deposits, including reduced earnings and an impaired ability to raise funds in capital markets and to attract deposits, on July 28, 1995, the FDIC, the Treasury Department, and the OTS released statements outlining a proposed plan (the "Proposed Plan") to recapitalize the SAIF, certain features of which were subsequently approved by the Banking Committees of the House of Representatives and the Senate of the United States in bills that provided for different resolutions of the BIF-SAIF disparity. Under the Proposed Plan, as approved by the members of the Banking Committees of the House and Senate, all SAIF-member institutions were to pay a special assessment to recapitalize the SAIF, and the assessment base for the payments on the FICO bonds would have been expanded to include the deposits of both BIF- and SAIF-insured institutions. As a result of the SAIF becoming fully capitalized, it was anticipated that insurance premium rates for SAIF members shortly thereafter would have been reduced to the same levels as those currently paid by BIF members.

    The amount of the special assessment required to recapitalize the SAIF was estimated to be approximately 78 to 85 basis points. Under the latest version of the Proposed Plan, banks that had acquired SAIF-insured deposits would have paid a special assessment of approximately 64 basis points - 20% less than SAIF-member institutions. The special assessment would have been payable some time in 1996 based on deposits held on March 31, 1995. If the applicable 85 and 64 point assessments had been assessed against the Subsidiary Banks' deposits as of March 31, 1995, the Subsidiary Banks would have been required to pay an aggregate special assessment of $26.0 million pre-tax. However, the special assessments paid by the Subsidiary Banks would have been at least partially offset by a reduction in insurance premiums paid if, as expected, the FDIC were to have reduced SAIF premiums to BIF levels following payment of the special assessment and recapitalization of the SAIF.

    Congress adopted the Proposed Plan as part of a budget bill. However, in December 1995, the President vetoed the balanced budget legislation passed by Congress which included the proposed provisions of the Proposed Plan. With no prospect of a budget agreement between the Administration and Congress, as well as significant opposition to the Proposed Plan now coming from many BIF-insured banks, the fate of the SAIF special assessment provisions of the legislation is uncertain, and it now appears possible that a significant disparity between SAIF and BIF insurance premium rates could continue to exist for some time.

    In view of the legislative uncertainty that currently exist, it cannot be predicted whether the Proposed Plan or any other legislative proposal will be enacted as described above or, if enacted, the amount of any special SAIF assessment, whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums, or whether such legislation, if enacted, may contain other provisions, for example, requiring all federally-chartered thrifts to convert to bank charters. A significant increase in SAIF insurance premiums, either absolutely relative to BIF premiums, a significant one-time fee to recapitalize the SAIF, or a significant tax liability associated with the recapture of the bad debt reserve could have a potentially adverse effect on the operating expenses and results of operations of the Registrant.

    Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

SAFETY AND SOUNDNESS STANDARDS

    The FDIA, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits, and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees, and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal stockholders. The federal banking agencies determined that stock valuation standards were not appropriate. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan or fails in any material respect to implement an accepted compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized association is subject under the "prompt corrective action" provisions of FDICIA. See "--Prompt Corrective Action." If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal bank regulatory agencies also proposed guidelines for asset quality and earnings standards.

DEPOSITOR PREFERENCE

    The Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution in the "liquidation or other resolution" of such an institution by any receiver.

                      DESCRIPTION OF REGIONS COMMON STOCK

    Regions is authorized to issue 120,000,000 shares of Regions Common Stock, of which 62,185,402 shares were issued as of March 31, 1996, none of which were held as treasury shares. No other class of stock is authorized.

    Holders of Regions Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The ability of Regions to pay dividends is affected by the ability of its Subsidiary Institutions to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At March 31, 1996, under such requirements and guidelines, Regions' subsidiary institutions had $205 million of undivided profits legally available for the payment of dividends. See "Certain Regulatory Considerations--Payment of Dividends."

    For a further description of Regions Common Stock, see "Effect of the Merger on Rights of Stockholders."

                             STOCKHOLDER PROPOSALS

    Regions expects to hold its next annual meeting of stockholders after the Merger during May 1997. Under SEC rules, proposals of Regions stockholders intended to be presented at that meeting must be received by Regions at its principal executive offices no later than December 2, 1996, for consideration by Regions for possible inclusion in such proxy materials.

                                    EXPERTS


    The consolidated financial statements and the supplemental consolidated financial statements of Regions incorporated by reference in or appearing as an exhibit to Region's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, for the periods indicated in their reports thereon incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and supplemental consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Delta, included in this Registration Statement, have been audited by Duplantier, Hrapmann, Hogan & Maher, independent auditors, for the periods indicated in their report thereon which is included herein. The financial statements audited by Duplantier, Hrapmann, Hogan & Maher have been included herein in reliance on their report given on their authority as experts in accounting and auditing.

                                    OPINIONS

    The legality of the shares of Regions Common Stock to be issued in the Merger will be passed upon by Lange, Simpson, Robinson & Somerville, Birmingham, Alabama. Henry E. Simpson, partner in the law firm of Lange, Simpson, Robinson & Somerville, is a member of the Board of Directors of Regions. As of June 3, 1996, attorneys in the law firm of Lange, Simpson, Robinson & Somerville owned an aggregate of 118,845 shares of Regions Common Stock.

    Certain tax consequences of the transaction have been passed upon by Alston & Bird, Atlanta, Georgia.

                      INDEX TO DELTA FINANCIAL STATEMENTS


INDEPENDENT AUDITORS' REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
  Consolidated Balance Sheets as of December 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3
  Consolidated Statements of Income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5
  Consolidated Statements of Stockholders' Equity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6
  Consolidated Statements of Cash Flows   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7
  Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-8
FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
  Condensed Consolidated Balance Sheet as of March 31, 1996 (Unaudited) . . . . . . . . . . . . . . . . . . . . . . .  F-28
  Condensed Consolidated Statements of Income (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-29
  Condensed Consolidated Statements of Cash Flows (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-30
  Notes to Unaudited Condensed Consolidated Interim Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  F-31

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND
STOCKHOLDERS OF DELTA BANK & TRUST COMPANY


         We have audited the consolidated statements of financial condition of Delta Bank and Trust Company and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in capital accounts and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta Bank & Trust Company and its wholly-owned subsidiary, Delta Holding Company, Inc., as of December 31, 1995 and 1994, and the results of their operations and cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

         As discussed in Note 9 to the financial statements, the Bank changed its method of computing income taxes in 1993. As discussed in Note 2 to the financial statements, the Bank changed its method of computing the carrying value of investment securities in 1993.




JANUARY 19, 1996          DUPLANTIER, HRAPMANN, HOGAN & MAHER

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          DECEMBER 31, 1995 AND 1994


                                                                             1995                  1994
                                                                             ----                  ----
                        ASSETS
                        ------
Cash and Due from Banks (including reserve requirements
  of $2,305 and $2,981 in 1995 and 1994,
  respectively) (Notes 1 and 2) . . . . . . . . . . . . . . . . .          $ 19,150              $ 14,642


Federal Funds Sold  . . . . . . . . . . . . . . . . . . . . . . .             1,150                 8,725

Interest-bearing Deposits in Other
  Financial Institutions  . . . . . . . . . . . . . . . . . . . .                 0                     0

Total Cash and Cash Equivalents . . . . . . . . . . . . . . . . .            20,300                23,367

Investment Securities (Notes 1 and 2):
  Securities Held to Maturity . . . . . . . . . . . . . . . . . .            50,058                71,229
  Securities Available for Sale . . . . . . . . . . . . . . . . .            35,247                23,863

  Total Investment Securities . . . . . . . . . . . . . . . . . .            85,305                95,092

Loans (Notes 1 and 3) . . . . . . . . . . . . . . . . . . . . . .            89,767                85,238

  Less:
    Allowance for Possible Loan Losses (Notes 1 and 3)  . . . . .             1,046                 1,585
    Deferred Loan Fees  . . . . . . . . . . . . . . . . . . . . .                 0                     0

  Net Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .            88,721                83,653

Net Premises and Equipment (Notes 1 and 5)  . . . . . . . . . . .             5,025                 5,456

Other Assets:
  Deferred Income Tax Benefit (Notes 1 and 9) . . . . . . . . . .               701                   671
  Deferred Income Tax Benefit on Unrealized Losses
    on Securities (Notes 1 and 9) . . . . . . . . . . . . . . . .               (72)                  234
  Organization Costs  . . . . . . . . . . . . . . . . . . . . . .                 0                     0
  Other Real Estate . . . . . . . . . . . . . . . . . . . . . . .               432                 1,270
  Other Assets (Notes  1, 4 and 9)  . . . . . . . . . . . . . . .             5,496                 3,073

  Total Other Assets  . . . . . . . . . . . . . . . . . . . . . .             6,557                 5,248

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . .          $205,908              $212,816





              SEE NOTES ACCOMPANYING DELTA FINANCIAL STATEMENTS

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          DECEMBER 31, 1995 AND 1994

                                                                             1995                  1994
                                                                             ----                  ----
              LIABILITIES AND SHAREHOLDERS' EQUITY
              ------------------------------------
LIABILITIES:
  Deposits:
    Noninterest-bearing Deposits  . . . . . . . . . . . . . . . .          $ 41,382              $ 44,658
    Interest-bearing Deposits (Note 13) . . . . . . . . . . . . .           140,828               145,944

  Total Deposits  . . . . . . . . . . . . . . . . . . . . . . . .           182,210               190,602

  Short-term debt (Note 7)  . . . . . . . . . . . . . . . . . . .             3,897                 4,750

  Other Liabilities . . . . . . . . . . . . . . . . . . . . . . .             3,632                 2,791

  Total Liabilities . . . . . . . . . . . . . . . . . . . . . . .           189,739               198,143


COMMITMENTS (Note 11)
  Unused Lines of Credit  . . . . . . . . . . . . . . . . . . . .            16,318                13,764
  Standby Letters of Credit . . . . . . . . . . . . . . . . . . .             1,051                 1,084
  Purchase of Securities  . . . . . . . . . . . . . . . . . . . .               344                     0

SHAREHOLDERS' EQUITY:
  Common Stock - $5 Par Value; 1,000,000 Shares
    Authorized; 374,420 and 374,420 Shares Issued and
    Outstanding for 1995 and 1994, respectively . . . . . . . . .             1,872                 1,872
  Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,064                 4,064
  Retained Earnings   . . . . . . . . . . . . . . . . . . . . . .            10,094                 9,190
  Unrealized Gains (Losses) on Securities Available for
    Sale, Net of Applicable Income Taxes (Note 2) . . . . . . . .               139                  (453)



  Less Treasury Stock,     0 Shares, at Cost  . . . . . . . .                     0                     0

  Total Shareholders' Equity  . . . . . . . . . . . . . . . .                16,169                14,673


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  . . . . . . . . .              $205,908              $212,816





              SEE NOTES ACCOMPANYING DELTA FINANCIAL STATEMENTS

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
                        CONSOLIDATED INCOME STATEMENTS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                    1995             1994              1993
                                                                    ----             ----              ----
INTEREST INCOME:
  Loans, Including Fees (Note 1)  . . . . . . . . . . . . . .     $ 9,325           $ 8,495           $ 9,205
  Interest-bearing Deposits in Other Financial Institutions .           0                 0                 0
  Investment Securities (Note 1)  . . . . . . . . . . . . . .       4,947             4,754             4,146
  Federal Funds Sold  . . . . . . . . . . . . . . . . . . . .         313               356               262

  Total Interest Income . . . . . . . . . . . . . . . . . . .      14,585            13,605            13,613

INTEREST EXPENSE
  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . .       4,674             3,938             3,948
  Short-term Borrowings . . . . . . . . . . . . . . . . . . .         210                91                 0

NET INTEREST INCOME . . . . . . . . . . . . . . . . . . . . .       9,701             9,576             9,665

PROVISION FOR POSSIBLE LOAN LOSSES  . . . . . . . . . . . . .           0               405               620

NET INTEREST INCOME AFTER PROVISION
  FOR POSSIBLE LOAN LOSSES  . . . . . . . . . . . . . . . . .       9,701             9,171             9,045

NONINTEREST INCOME:
  Service Charges on Deposit Accounts . . . . . . . . . . . .       1,566             1,558             1,715
  Gain on Sale of Investment Securities . . . . . . . . . . .           7               (60)               58
  Other Operating Income  . . . . . . . . . . . . . . . . . .         383               336               325

  Total Noninterest Income  . . . . . . . . . . . . . . . . .       1,956             1,834             2,098

NONINTEREST EXPENSE (NOTE 1):
  Salaries and Employee Benefits (Note 6) . . . . . . . . . .       4,387             4,535             4,624
  Net Occupancy and Equipment Expense . . . . . . . . . . . .         957               948               943
  Amortization of Organization Costs  . . . . . . . . . . . .           0                 0                 0
  Other Operating Expenses (Note 14)  . . . . . . . . . . . .       3,873             3,401             3,619

  Total Noninterest Expense . . . . . . . . . . . . . . . . .       9,217             8,884             9,186

INCOME BEFORE INCOME TAXES AND ADJUSTMENT . . . . . . . . . .       2,440             2,121             1,957

INCOME TAXES (Notes 1 and 9):
  Current . . . . . . . . . . . . . . . . . . . . . . . . . .         817               480               507
  Deferred  . . . . . . . . . . . . . . . . . . . . . . . . .         (30)               55                30

  Net Taxes . . . . . . . . . . . . . . . . . . . . . . . . .         787               535               537

INCOME BEFORE CUMULATIVE EFFECT ADJUSTMENT  . . . . . . . . .       1,653             1,586             1,420

CUMULATIVE EFFECT ADJUSTMENT, FOR THE
  CHANGE IN INCOME TAX ACCOUNTING (Note 9)  . . . . . . . . .           0                 0              (151)


NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . .     $ 1,653           $ 1,586           $ 1,269

EARNINGS PER SHARE (Note 1):
  BEFORE CUMULATIVE EFFECT ADJUSTMENT . . . . . . . . . . . .     $  4.42           $  4.24           $  3.79

  CUMULATIVE EFFECT OF ADJUSTMENT FOR THE CHANGE
   IN INCOME TAX ACCOUNTING . . . . . . . . . . . . . . . . .           0                 0              (.40)

  NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . .     $  4.42           $  4.24           $  3.39

              SEE NOTES ACCOMPANYING DELTA FINANCIAL STATEMENTS

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                      DECEMBER 31, 1995, 1994, AND 1993



                                                                                                Unrealized Gain
                                                   Common                 Retained    Treasury     (Loss) on
                                                   Stock      Surplus     Earnings      Stock      Securities      Total
                                                   -----      -------     --------    --------  ---------------    -----
Balance - December 31, 1992                     $  1,872     $  4,064    $  7,833     $      0      $      0     $ 13,769

Dividends Paid                                                               (749)                                   (749)
Net Income as Originally Reported                                           1,420                                   1,420
Cumulative Effect
Adjustment Due to SFAS 109                                                   (151)                                   (151)
Change in Unrealize Gain (Loss)                                                                           12           12

Balance - December 31, 1993                        1,872        4,064       8,353            0            12       14,301

Dividend Distributions                                                          0
Dividends Paid                                                               (749)                                   (749)
Net Income                                                                  1,586                                   1,586
Change in Unrealize Gain (Loss)                                                                         (465)        (465)

Balance - December 31, 1994                        1,872        4,064       9,190            0          (453)       4,673

Prior Period Adjustment -
  Refund on Income Tax Over-
  statement
Shares Purchased and Retired                           0
Dividends Paid                                                               (749)                                   (749)
Net Income                                                                  1,653                                   1,653
Change in Unrealized Gain (Loss)                                                                         592          592

Balance - December 31, 1995                     $  1,872     $  4,064    $ 10,094     $      0      $    139     $ 16,169





              SEE NOTES ACCOMPANYING DELTA FINANCIAL STATEMENTS

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993


                                                                        1995                1994            1993
                                                                        ----                ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income . . . . . . . . . . . . . . . . . . . . . . . . .        $     1,653        $     1,586       $   1,269
  Adjustments to reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Cumulative Effect of a Change in Accounting Principles                     0                  0             151
     Provision for Possible Losses . . . . . . . . . . . . . .                  0                405             620
     Deferred Taxes  . . . . . . . . . . . . . . . . . . . . .                (30)                55              30
     (Gain) Loss on Sale of Securities   . . . . . . . . . . .                 (7)                60             (58)
     Loss on Disposal of Proeprty and Equipment  . . . . . . .                  1                 62              35
     Depreciation  . . . . . . . . . . . . . . . . . . . . . .                572                581             483
     Amortization (Accretion), Net . . . . . . . . . . . . . .                (37)              (219)            150
     (Increase) Decrease in Other Assets . . . . . . . . . . .             (2,453)             2,415             911
     (Increase) Decrease in other Real Estate  . . . . . . . .                831               (604)            485
     Increase (Decrease) in Other Liabilities  . . . . . . . .                841                (48)           (448)

Net Cash Provided by Operating Activities  . . . . . . . . . .              1,371              4,293           3,628

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net Increase in Loans to customers . . . . . . . . . . . . .             (5,028)               356           5,642
  Proceeds from Sale of Investment Securities
     Available for Sale  . . . . . . . . . . . . . . . . . . .             13,471              6,478               0
  Proceeds from Maturities of Investment Securities
     Held to Maturity  . . . . . . . . . . . . . . . . . . . .             29,971             29,943          29,931
  Proceeds from Maturities of Investment Securities
     Available for Sale  . . . . . . . . . . . . . . . . . . .              1,000             19,912           1,000
  Purchases of Investment Securities Held to Maturity  . . . .            (21,466)           (33,741)        (51,557)
  Purchases of Investment Securities Available for sale  . . .            (12,249)           (31,688)              0
  Purchases of Property and Equipment  . . . . . . . . . . . .               (143)              (158)         (1,495)
  Proceeds from Sale of Property and Equipment . . . . . . . .                  0                 14              19

Net Cash Provided (Used) in Investing Activities . . . . . . .              5,556             (8,884)        (16,460)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Increase (Decrease) in Demand Deposits
     NOW Accounts and Savings Accounts . . . . . . . . . . . .            (11,847)             4,693          10,018
  Net Increase (Decrease) in Certificates of Deposits  . . . .              3,455             (1,633)         (1,391)
  Net Incease (Decrease) Short-term Borrowings . . . . . . . .               (853)             4,750               0
  Dividend Paid  . . . . . . . . . . . . . . . . . . . . . . .               (749)              (749)           (655)

Net Cash Provided (Used) by Financing Activities . . . . . . .             (9,994)             7,061           7,972

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS   . . . .             (3,067)             2,470          (4,860)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR  . . . . . . . .             23,367             20,897          25,757

CASH AND CASH EQUIVALENTS - END OF YEAR  . . . . . . . . . . .        $    20,300        $    23,367      $   20,897


               SEE NOTES ACCOMPANYING DELTA FINANCIAL STATEMENTS

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The accounting policies followed by Delta Bank and Trust Company (the
Bank) and their methods of application conform with generally accepted accounting principles, consistently applied and generally practiced within the banking industry. Situations and principles which significantly affect the determination of the Bank's financial position, cash flows, or results of operations are summarized below:

PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, Delta Holding Company, Inc. All significant intercompany balances and transactions have been eliminated.

INCOME AND EXPENSES:

         Income and expenses of the Bank are generally recognized in the accompanying statement under the accrual method. Unearned income on discount basis loans is recognized as income under the "Rule of 78's", which approximates the interest method.

INVESTMENT SECURITIES:

         Investments for which the Bank has the positive intent and ability to hold-to-maturity are classified as held- to-maturity and reported at amortized cost. Gains and losses, which are determined using specific costs, are recognized in the accounts upon realization or at such time as management determines that a permanent decline in value has occurred.
         All other securities of the Bank are classified as available-for-sale and reported at fair value. Unrealized gains and losses are not included in earnings of the Bank but are reported as a separate component of stockholders' equity until realized.
         The bank has in the past purchased "step-up" and "floating" rate securities when management determined, based on market conditions and other external factors, that these type securities were favorable investment opportunities. These securities experience interest rate fluctuations based on a specified indices or previously contracted rates. These securities are classified in either the held-to-maturity (amortized cost) or the available-for-sale (market value) categories. Gains or losses are realized upon the sale of these securities.
         Premiums and discounts on all investment securities are amortized (deducted) and accredited (added), respectively, to interest income on investment securities using the interest method over the period to maturity of the related securities.

STATEMENT OF CASH FLOWS:

         As required by generally accepted accounting principles the financial statements include a statement of cash flows showing cash provided and used by operating, investment, and financing activities.
         For purposes of implementing the cash flow statement, the Bank has defined cash equivalents as those amounts included in the balance sheet caption as "Cash and Due from Banks" and "Federal Funds Sold."

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: - Continued


  The Bank paid interest and income taxes as follows:

                        INTEREST                  INCOME TAXES
1995                   $4,783,069                  $   997,104
1994                    3,994,410                      341,910
1993                    4,057,516                      885,000

  The Bank had the following non-cash investing activities:

                                      LOANS FORECLOSED AND
                                   TRANSFERRED TO REAL ESTATE
                                     OWNED AND OTHER ASSETS
1995                                       $  159,608
1994                                        1,458,877
1993                                          301,229

  The Bank had non-cash financing activities as follows:

                                        DIVIDENDS PAYABLE
1995                                         $748,840
1994                                          748,840
1993                                          748,840

BANK PREMISES AND EQUIPMENT:

         Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation included in operating expenses were computed primarily on the straight-line basis with the exception of the Belle Chasse building for which depreciation is computed on the declining balance basis.

EARNINGS PER SHARE:

         Earnings per share are computed by dividing net income by the weighted average of common shares outstanding during the period.

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: - Continued

LOANS AND RESERVE FOR LOAN LOSSES:

         Loans are stated at the amount of unpaid principal, reduced by unearned discount and reserve for loan losses. The reserve for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the reserve for loan losses when management believes that the collectibility of the principal is unlikely. The reserve is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans. The evaluations take into consideration several factors, including: 1) Analytical reviews of loan loss experience in relation to outstanding loans and an estimate of loan loss recoveries based on experience to determine an adequate allowance for loan losses required for outstanding loans;
2)  Changes in the nature of the loan portfolio;
3)  Continuing review of problem loans and overall portfolio quality;
4) Management judgement with respect to current and expected economic conditions and their impact on the existing loan portfolio.

         Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

INCOME TAXES:
         The Bank and its wholly-owned subsidiary file a consolidated federal income tax return. Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

CONCENTRATION OF CREDIT RISK:
         The majority of the Bank's lending activities are with customers located within Plaquemines, Jefferson and surrounding parishes. The Bank assesses the credit risk associated with lending activities using policies formulated by management. The Bank evaluates the creditworthiness of the borrower, fair value of collateral, and nature and size of the loan in extending credit for secured loans. In extending credit for unsecured loans, the Bank evaluates the creditworthiness of the borrower and nature and size of the loan.

         The Bank's cash on deposit with other financial institutions does at times exceed the amount insured by the Federal Deposit Insurance Corporation
(FDIC). The Bank monitors accordingly, the credit worthiness of all banks where accounts are maintained.

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: - CONTINUED

DISCLOSURES OF FAIR VALUE OF FINANCIAL INSTRUMENTS:

         Generally accepted accounting principles require the disclosure of fair value of financial instruments for which it is considered practicable to estimate fair value. The Bank used the following methodology to compute fair value:
1) Quoted market price, if available.
2) Quoted market price of a financial instrument with similar characteristics if quoted market price is not available.
3) Present value of estimated future cash flows, using a discount rate estimated to be commensurate with the risks involved, if both quoted market price and quoted market price of a financial instrument with similar characteristics are not available.
4) The amounts reported in the financial statements for short-term financial instruments including cash and due from banks, Federal Funds sold, Demand Deposits, savings accounts, money market deposit accounts, and securities sold under agreement to repurchase.

FORECLOSED ASSETS:
         Foreclosed assets include real estate owned and other collateral acquired upon default of loans. Foreclosed assets are recorded at the lower of the balance of the loan plus related acquisition costs, or the estimated fair value of the property acquired. A valuation reserve for foreclosed assets is maintained by charges to operations, and is reported netted against other real estate balance.

ADVERTISING:
         The bank's policy is to expense all advertising fees incurred. Total expense charged against income amounted to $161,022, $169,008, and $154,362 for the years ending December 31, 1995, 1994, and 1993 respectively.

MANAGEMENT'S ESTIMATES AND ASSUMPTIONS:
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates; however, management does not think that these differences will have a material adverse effect on its consolidated financial statements.

                        Notes to Financial Statements
             For the Years Ended December 31, 1995, 1994 and 1993

2.  INVESTMENT SECURITIES:


          1995                                      AMORTIZED COST            UNREALIZED          UNREALIZED         MARKET
INVESTMENTS HELD TO MATURITY                       (CARRYING VALUE)              GAIN                LOSS             VALUE
- ----------------------------                       ----------------           ----------          ----------      ------------
U. S. Treasury Securities:
  Maturing within one year                            $ 13,096,550            $  37,697           $   9,877       $ 13,124,370
  Maturing after one year but within five years          6,557,090              107,973                   0          6,665,063
                                                      ------------            ---------           ---------       ------------
                                                        19,653,640              145,670               9,877         19,789,433
Federal Agency Securities:
  Maturing within one year                               7,927,148               14,277               7,224          7,934,201
  Maturing after one year but within five years         11,995,615              303,498              36,456         12,262,657
                                                      ------------            ---------           ---------       ------------
                                                        19,922,763              317,775              43,680         20,196,858
Obligations of states and political subdivisions:
  Maturing within one year                               1,647,899                8,624                 477          1,656,046
  Maturing after one year but within five years          4,224,586               63,970               9,585          4,278,971
  Maturing after five years but within ten years         4,509,281              128,787               3,865          4,634,203
                                                      ------------            ---------           ---------       ------------
                                                        10,381,766              201,381              13,927         10,569,220
Other securities:
  Maturing after one year but within five years            100,000                    0                   0            100,000
                                                      ------------            ---------           ---------       ------------
                                                           100,000                    0                   0            100,000

Total Investments Held To Maturity                    $ 50,058,169            $ 664,826           $  67,484       $ 50,655,511
                                                      ============            =========           =========       ============

                                                                                                                 MARKET VALUE
          1995                                                                UNREALIZED         UNREALIZED        (CARRYING
INVESTMENTS AVAILABLE FOR SALE                       AMORTIZED COST              GAIN               LOSS             VALUE)
- ------------------------------                       --------------           ----------         ----------      -------------

U.S. Treasury Securities:
  Maturing within one year                            $  7,998,348            $  69,152           $       0       $  8,067,500
  Maturing after one year but within five years          2,004,200               31,425                   0          2,035,625
                                                      ------------            ---------           ---------       ------------
                                                        10,002,548              100,577                   0         10,103,125
Federal Agency Securities:
  Maturing within one year                               3,999,900               18,850               6,875          4,011,875
  Maturing after one year but within five years         17,332,352              120,300              90,347         17,362,305
  Maturing after five years but within ten years         1,090,892                7,297                   0          1,098,189
                                                      ------------            ---------           ---------       ------------
                                                        22,423,144              146,447              97,222         22,472,369
Obligations of states and political subdivisions:
  Maturing after one year but within five years            529,632               10,745                   0            540,377
  Maturing after five years but within ten years           861,328               27,208                   0            888,536
                                                      ------------            ---------           ---------       ------------
                                                         1,390,960               37,953                   0          1,428,913
Other securities:
  Maturing after one year but within five years          1,219,741               26,017               3,102          1,242,656
                                                      ------------            ---------           ---------       ------------
                                                         1,219,741               26,017               3,102          1,242,656

Total Investments Available for Sale                  $ 35,036,393            $ 310,994           $ 100,324       $ 35,247,063
                                                      ============            =========           =========       ============

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

2.  INVESTMENT SECURITIES: -Continued


          1994                                      AMORTIZED COST            UNREALIZED         UNREALIZED          MARKET
INVESTMENT HELD TO MATURITY                        (CARRYING VALUE)              GAIN               LOSS             VALUE
- ---------------------------                        ----------------           ----------        ------------      ------------
U. S. Treasury Securities:
  Maturing within one year                            $ 12,815,154            $     413         $   185,942       $ 12,629,625
  Maturing after one year but within five years         13,271,248                    0             480,061         12,791,187
                                                      ------------            ---------         -----------       ------------
                                                        26,086,402                  413             666,003         25,420,812

Federal Agency Securities:
  Maturing within one year                               6,005,378                6,019             245,147          5,766,250
  Maturing after one year but within five years         25,650,848               19,855             897,632         24,773,071
  Maturing after ten years                               1,000,000                3,750                   0          1,003,750
                                                      ------------            ---------         -----------       ------------
                                                        32,656,226               29,624           1,142,779         31,543,071

Obligations of states and political subdivisions:
  Maturing within one year                               1,515,850                7,389               1,927          1,521,312
  Maturing after one year but within five years          4,226,110               19,609             100,170          4,145,549
  Maturing after five years but within ten years         6,398,887                3,056             279,926          6,122,017
                                                      ------------            ---------         -----------       ------------
                                                        12,140,847               30,054             382,023         11,788,878
Other securities:
  Maturing within one year                                 100,000                  906                   0            100,906
  Maturing after one year but within five years            245,550                    0              12,972            232,578
                                                      ------------            ---------         -----------       ------------
                                                           345,550                  906              12,972            333,484

Total Investments Held To Maturity                    $ 71,229,025            $  60,997         $ 2,203,777       $ 69,086,245
                                                      ============            =========         ===========       ============

                                                                                                                 MARKET VALUE
          1994                                                                UNREALIZED         UNREALIZED        (CARRYING
INVESTMENTS AVAILABLE FOR SALE                       AMORTIZED COST              GAIN               LOSS             VALUE)
- ------------------------------                       --------------           ----------        -----------      -------------
U.S. Treasury Securities:
  Maturing within one year                            $  1,000,511            $       0         $    29,574       $    970,937
  Maturing after one year but within five years         17,965,411                    0             346,973         17,618,438
                                                      ------------            ---------         -----------       ------------
                                                        18,965,922                    0             376,547         18,589,375

Federal Agency Securities:
  Maturing after one year but within five years          5,453,019                    0             306,925          5,146,094
  Maturing after five years but within ten years           130,086                    0               3,057            127,029
                                                      ------------            ---------         -----------       ------------
                                                         5,583,105                    0             309,982          5,273,123

Total Investments Available for Sale                  $ 24,549,027            $       0         $   686,529       $ 23,862,498
                                                      ============            =========         ===========       ============



  Securities pledged to secure deposits of customers or sold under repurchase agreements as of December 31, 1995, totalled $36,116,753 amortized cost (carrying value) and $36,505,297 market value in the held-to-maturity category and $19,240,042 amortized cost and $19,344,235 market value (carrying value) in the available-for-sale category. Securities pledged to secure deposits of customers as of December 31, 1994 totalled $52,033,905 (carrying value) and $50,550,843 market value in the held-to-maturity category and $10,950,728 amortized cost and $11,681,563 market value (carrying value) in the available-for-sale category.

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

2.  INVESTMENT SECURITIES: -Continued

         Bonds issued by various agencies of Plaquemines Parish totalled $6,695,266 carrying value and $6,782.565 market value as of December 31, 1995, and $7,400,000 carrying value and $7,125,366 market value as of December 31, 1994.

         As of December 31, 1993, the Bank adopted Statement of Financial Accounting Standard No. 115 on accounting for certain investment securities. This statement requires investment securities to be classified into one of the following categories: held-to-maturity, available-for-sale, or trading. Investment securities classified as held-to-maturity are measured at amortized cost while investment securities classified as available-for-sale or trading are measured at fair value. The effect of this change in accounting principle is reflected in the "Capital" section of the Statement of Financial Condition as an unrealized gain on investment securities available for sale of $12,484. The change had no effect on prior years; therefore, proforma results for prior years are not applicable. As allowed by the Financial Accounting Standards Board, the Bank transferred securities totalling $12,702,288 amortized cost with a $12,701,968 market value from held-to-maturity to available-for-sale on December 11, 1995 resulting in a $320 unrealized loss charged to capital.

         Because of a decrease in the credit worthiness of the bond issuer, an investment with an amortized cost of $246,030 was sold from the held-to-maturity category in 1995 resulting in a gain of $9,613.

                        Notes to Financial Statements
             For the Years Ended December 31, 1995, 1994 and 1993

3.  LOANS:

The Bank's loan portfolio consisted of the following on December 31:

                                                                             1995                  1994
                                                                        -------------         -------------
Real estate loans                                                       $  56,636,948         $  58,167,034
Commercial and industrial loans                                            19,441,751            16,577,564
Loans to individuals                                                       14,211,900            11,093,104
All other loans                                                               344,264               248,642
                                                                        -------------         -------------
                                                                           90,634,863            86,086,344
Unearned discount                                                            (867,501)             (848,270)
                                                                        -------------         -------------

  TOTAL LOANS                                                           $  89,767,362         $  85,238,074
                                                                        =============         =============

Loans on which the accrual of interest had been discontinued are as follows:

                                                                          1995            1994             1993
                                                                     -----------      -----------      -----------
Amount of loans on non-accrual                                       $   791,484      $ 1,549,531      $ 3,732,489
Interest income had the loans been on an accrual basis                   113,318          167,404          398,583
Interest income recorded when received                                    99,642          129,750           36,257


                                                90 DAY AND OVER
                                                 PAST DUE LOANS                       NON-ACCRUAL LOANS
                                        ----------------------------         ---------------------------------
                                            1995             1994                1995                 1994
                                        -----------      -----------         -----------           -----------
Real estate loans                       $   151,664      $    37,966         $   583,937           $ 1,061,167
Installment loans                            77,238           31,907              79,189                86,345
Commercial loans                            188,041            1,739             128,358               402,019
                                        -----------      -----------         -----------           -----------
                                        $   416,943      $    71,612         $   791,484           $ 1,549,531
                                        ===========      ===========         ===========           ===========

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

3.  LOANS: -Continued

In the normal course of business, the Bank will sometimes agree to modify the terms of loans for customers who are in need of temporary financial restructuring in order to avoid foreclosure and repossession proceedings. Analysis of such restructuring of loans is as follows:

                                                                  1995                1994            1993
                                                               ----------         -----------      -----------
Amounts of loans restructured                                  $1,125,117         $ 2,608,126      $ 2,607,605
Interest income had the terms not been modified                   113,307             304,477          335,456
Interest income included in operations
   based upon the modified terms                                  110,281             233,891          266,553


  The following information relates to impaired loans for 1995; which are included with the restructure loans:

                                                                                      1995
                                                                                  ----------
Amount of impaired loans at year end, all of which
  have an allowance for loss                                                      $  134,786
Allowance for impaired loans                                                          11,656
Average balance of impaired loans during the year                                    136,879
Interest income recognized during the year                                            10,877
Interest that would have been collected during the year under original terms          11,125
Commitments to lend additional funds to impaired borrowers                                 0

Interest income for impaired loans is recognized using the interest method.



The maturity and rate sensitivity schedule of the loan portfolio is as follows:

                                                            DECEMBER 31, 1995
                                               ----------------------------------------------
                                                   WITHIN         ONE TO            AFTER
                                                  ONE YEAR      FIVE YEARS        FIVE YEARS         TOTAL
                                               ------------    ------------      ------------     ------------
Real estate loans                              $ 10,409,705    $ 24,944,901      $ 21,282,342     $ 56,636,948
Commercial loans                                  3,943,475      13,406,230         2,092,046       19,441,751
All other loans                                   3,757,190       9,836,007           962,967       14,556,164
                                               ------------    ------------      ------------     ------------
    TOTALS                                     $ 18,110,370    $ 48,187,138      $ 24,337,355     $ 90,634,863
                                               ============    ============      ============     ============

Predetermined rate                             $ 12,714,083    $ 28,383,571      $  1,612,665     $ 42,710,319
Variable rate                                     5,396,287      19,803,567        22,724,690       47,924,544
                                               ------------    ------------      ------------     ------------
    TOTALS                                     $ 18,110,370    $ 48,187,138      $ 24,337,355     $ 90,634,863
                                               ============    ============      ============     ============

                        Notes to Financial Statements
             For the Years Ended December 31, 1995, 1994 and 1993

3.  LOANS: -Continued

                                                            DECEMBER 31, 1994
                                               ----------------------------------------------
                                                   WITHIN         ONE TO            AFTER
                                                  ONE YEAR      FIVE YEARS        FIVE YEARS         TOTAL
                                               ------------    ------------      ------------     ------------
Real estate loans                              $ 24,219,604    $ 17,540,422      $ 16,407,008     $ 58,167,034
Commercial loans                                  9,439,814       5,983,367         1,154,383       16,577,564
All other loans                                   3,482,747       7,050,939           808,060       11,341,746
                                               ------------    ------------      ------------     ------------
    TOTALS                                     $ 37,142,165    $ 30,574,728      $ 18,369,451     $ 86,086,344
                                               ============    ============      ============     ============

Predetermined rate                             $ 22,571,212    $ 21,203,052      $  2,269,315     $ 46,043,579
Variable rate                                    14,570,953       9,371,676        16,100,136       40,042,765
                                               ------------    ------------      ------------     ------------
    TOTALS                                     $ 37,142,165    $ 30,574,728      $ 18,369,451     $ 86,086,344
                                               ============    ============      ============     ============

The following is an analysis of the Loan Loss Reserve as of December 31:

                                                    1995              1994            1993
                                                -----------      -----------      -----------
Beginning Loan Loss Reserve                     $ 1,585,430      $ 1,455,518      $ 1,810,609
Loans charged off                                  (635,276)        (424,445)      (1,251,045)
Recoveries of loans previously charged off           95,730          149,357          275,954
Provision from earnings                                   0          405,000          620,000
                                                -----------      -----------      -----------

ENDING LOAN LOSS RESERVE                        $ 1,045,884      $ 1,585,430      $ 1,455,518
                                                ===========      ===========      ===========

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993


4.  FORECLOSED ASSETS:

Included in other resources are the following foreclosed assets as of December 31:

                                                    1995                              1994
                                               ------------                      ------------
Other real estate owned                        $    432,448                      $  1,269,951
Other foreclosed assets                              27,768                            20,595
                                               ------------                      ------------

Total                                          $    460,216                      $  1,290,546
                                               ============                      ============


5.  BANK PREMISES AND EQUIPMENT:

On December 31, 1995 and 1994 bank premises, equipment, and accumulated depreciation were classified as follows:

                                                          1995                                            1994
                                    ---------------------------------------------      -------------------------------------------
                                                      ACCUMULATED       NET BOOK                       ACCUMULATED      NET BOOK
                                        COST         DEPRECIATION         VALUE            COST        DEPRECIATION       VALUE
                                    -----------      ------------     -----------      -----------     ------------    -----------
Land                                $   853,965      $         0      $   853,965      $   853,965     $         0     $   853,965
Banking house                         6,219,856        3,268,751        2,951,105        6,198,955       3,103,579       3,095,376
Furniture, fixtures
  and equipment                       2,767,541        1,784,635          982,906        2,744,372       1,448,217       1,296,155
Transportation equipment                 85,119           42,889           42,230           81,853          45,606          36,247
Leasehold improvements                  249,041           53,781          195,260          214,958          41,092         173,866
                                    -----------      -----------      -----------      -----------     -----------     -----------
     TOTAL                          $10,175,522      $ 5,150,056      $ 5,025,466      $10,094,103     $ 4,638,494     $ 5,455,609
                                    ===========      ===========      ===========      ===========     ===========     ===========


Depreciation and amortization expense amounted to $571,561, $580,500, and $483,048 in 1995, 1994 and 1993 respectively.

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

6.  EMPLOYEE BENEFIT PLANS:

PENSION PLAN

The Bank has a defined benefit plan covering substantially all of its employees. The plan is noncontributory and administered by a trustee.

The pension benefits are based on years of service and the employee's compensation during employment. Net periodic pension cost includes the following components:

                                                                     1995             1994             1993
                                                                 -----------      -----------      -----------
Service cost of the current period                               $   183,130      $   197,831      $   143,719
Interest cost on the projected benefit obligation                    241,844          222,314          199,181
Actual return on assets held in the plan                            (621,421)         126,537         (155,076)
Net amortization of unrecognized net asset                           (28,000)         (28,000)         (28,000)
Deferred net asset gain (loss)                                       433,237         (315,143)          (9,051)
Amortization of unrecognized prior service costs                      38,684           10,000           10,000
Amortization of net loss (gain) from earlier periods                  57,370           34,151           27,203
                                                                 -----------      -----------      -----------
PENSION EXPENSE                                                  $   304,844      $   247,690      $   187,976
                                                                 ===========      ===========      ===========

The following table sets forth the funded status of the plan as of December 31, 1995, 1994 and 1993:

Actuarial present value of accumulated plan benefits:
  Vested                                                         $ 3,085,677      $ 2,122,081      $ 1,725,266
  Non-vested                                                          87,763           47,703           10,708
                                                                 -----------      -----------      -----------
Accumulated benefit obligation                                   $ 3,173,440      $ 2,169,784      $ 1,735,974
                                                                 ===========      ===========      ===========

Actuarial present value of projected benefit obligation for
 service rendered to date                                        $ 4,348,680      $ 3,417,084      $ 2,989,041
Plan assets at fair value                                          3,036,345        2,304,553        2,261,783
                                                                 -----------      -----------      -----------
Plan assets in excess (deficit) of projected
  benefit obligation                                              (1,312,335)      (1,112,531)        (727,258)
Unrecognized prior service costs                                     752,031          116,000          126,000
Unrecognized net (gain) or loss                                      835,558        1,287,129          952,547
Unrecognized net transition (asset) or liability                    (252,000)        (280,000)        (308,000)
                                                                 -----------      -----------      -----------
PREPAID PENSION COST                                             $    23,254      $    10,598      $    43,289
                                                                 ===========      ===========      ===========

         During 1995 the Bank offered enhanced early retirement to employees who had attained age 55 1/2 and had 12 1/2 years service as of December 31, 1994. As the result of the enhanced benefits, the pension plan recorded additional unrecognized prior service costs associated with these enhanced benefits for the year ended December 31, 1995.

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

6.  EMPLOYEE BENEFIT PLANS: -Continued

         The weighted-average discount rate for 1995 was 7% and 7.5% for 1994 and 1993. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit for 1995, 1994 and 1993 was 5%. The expected long-term rate of return on plan assets was 8% for 1995 and 1994 and 7.5% for 1993.

         As required by Financial Accounting Standard No. 87, the Bank recorded an additional liability of $160,348 and an intangible asset of $160,348 which is equal to the unfunded accumulated benefit obligation of $137,094 plus prepaid pension cost of $23,254. These amounts are classified in the financial statements as other resources and other accrued liabilities.

401K PLAN

         The Bank adopted a defined contribution plan on April 1, 1994 and it was made effective January 1, 1994. It is the Bank's intent to have this plan qualify under section 401 of the Internal Revenue Code of 1986, as amended. This Plan covers all employees and officers who have at least one year of service with the Bank and are at least 21 years of age. The employer as a Basic Matching Contribution may contribute amounts equal to one hundred percent (100%) of each Participant's elective contributions up to a maximum of three percent (3%) of the Participant's Eligible Compensation. The employer may also contribute an additional Profit-Sharing Contribution such as the employer deems appropriate. Expenses for the Plan totalled $67,621 and $69,759 in 1995 and 1994, respectively.

                        Notes to Financial Statements
             For the Years Ended December 31, 1995, 1994 and 1993

7.  FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE:

         The Bank did not purchase federal funds or securities under agreement to repurchase during 1993. Additional information regarding federal funds purchased and securities sold under agreement to repurchase is as follows:

                                                                                     1995             1994             1993
                                                                                 -----------      -----------       -----------
 Average month-end balance                                                       $ 4,276,911      $ 1,854,167       $         0
 Highest amount outstanding on any month-end during the year                       4,955,762       11,250,000                 0
 Average interest rate paid during the year                                             4.84%            4.02%                0
 Average interest rate paid on December 31                                              4.45%            4.47%                0
 Average maturity on December 31                                                      8 days           5 days                 0
 Balance as of December 31                                                       $ 3,896,621      $ 4,750,000       $         0

8.  RELATED PARTY TRANSACTIONS:

         In the normal course of business, the Bank may make loans to its directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties). This indebtedness has been incurred on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties.
         The aggregate loans outstanding to directors, principal officers, principal stockholders, and their related parties as a group totaled approximately $1,660,183 and $2,270,000 as of December 31, 1995 and 1994,
respectively.


9.  INCOME TAXES:

         A reconciliation of the total tax which would have been computed by applying the federal income tax rate to income before tax and the actual tax expense is as follows:

                                                                        1995             1994              1993
                                                                   ------------      -----------       -----------
Tax expense at statutory rates                                     $    829,760      $   721,090       $   665,182
Increase (decrease) in taxes resulting from:
  Tax exempt interest                                                  (175,735)        (225,516)         (160,520)
  Recognition of taxable gain on life insurance policies                 88,006                0                 0
  Other - net                                                            45,368           39,271            32,077
                                                                   ------------      -----------       -----------
  Total Tax Expense                                                $    787,399      $   534,845       $   536,739
                                                                   ============      ===========       ===========
Income tax expense currently payable                               $    816,920      $   479,968       $   506,699
                                                                   ============      ===========       ===========

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

9.  INCOME TAXES: -Continued

         Deferred tax expense results from timing differences in the recognition of revenue and expense for tax and financial statement purposes. The sources of these differences in 1995, 1994, and 1993 and the tax effect of each were as follows:

                                                                        1995             1994              1993
                                                                     ----------       ----------        ----------
Provision for loan losses                                            $   (1,989)      $ (121,743)       $  124,389
Deferred compensation expense                                          (157,900)          51,200           114,212
Tax (book) depreciation over book (tax)                                 (12,585)          22,617            13,613
Discount on FDIC assisted acquisition                                    44,657           35,323          (135,760)
Interest on non-accrual loans                                            59,865           61,076          (104,598)
Other - net                                                              38,431            6,404            18,184
                                                                     ----------       ----------        ----------
  Deferred Income Tax Expense (Benefit)                              $  (29,521)      $   54,877        $   30,040
                                                                     ==========       ==========        ==========

         The deferred tax-assets and (liabilities) recorded on the balance sheet as of December 31, 1995 and 1994 are as follows:

                                                                                   1995                    1994
                                                                              -----------             ------------
Deferred compensation plan                                                    $   759,591              $   601,691
Discount on FDIC assisted bank acquisition                                         52,783                  128,128
Interest on non-accrual loans                                                      65,808                  125,674
Real Estate Owned                                                                  55,160                   30,688
Investment securities                                                             (59,320)                 247,240
Property and equipment                                                            (66,731)                 (79,316)
Reserve for loan losses                                                           (81,286)                 (83,275)
Life insurance policies                                                           (88,006)                       0
Other                                                                              (8,668)                 (65,974)
                                                                              -----------             ------------
  Net Deferred Tax Assets                                                     $   629,331             $    904,856
                                                                              ===========             ============


         As of January 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109 on accounting for income taxes. The effect of this change in accounting principle was to decrease net income for 1993 by $150,750.

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

10.  LEASE COMMITMENTS:

  At December 31, 1995, the Bank was committed under noncancellable operating lease agreements for land, bank premises and equipment which expire in various years through 2054. The minimum future rental payments under these lease agreements are as follows for the years shown:

                                                YEAR ENDING
                                                DECEMBER 31      AMOUNT
                                                -----------     --------
                                                     1996       $195,190
                                                     1997        167,690
                                                     1998        146,165
                                                     1999         66,608
                                                     2000            100
                                                 Thereafter     $  5,400

Operating expense includes equipment and occupancy rentals of $272,854, $257,573, and $241,181 in 1995, 1994 and 1993, respectively.

11.  COMMITMENTS AND CONTINGENCIES:

         In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. These financial instruments have off-balance-sheet risk and include commitments to extend credit (unused lines of credit) and standby letters of credit. Certain instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statements of financial position. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.
         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The following are off-balance-sheet financial instruments whose contract amounts represent credit risk:

                                                                                      1995            1994
                                                                                   -----------     -----------
Commitments to extend credit (unused lines of credit)                              $16,318,305     $13,764,000
Standby letters of credit                                                          $ 1,050,795     $ 1,084,040

         As of December 31, 1995, the bank made commitments to purchase investment securities in the amount of $344,466.

         The Bank is involved in various litigation. The Bank does not expect this litigation to have a material adverse effect on its consolidated financial position or results of operations.

                        Notes to Financial Statements
             For the Years Ended December 31, 1995, 1994 and 1993

12.  LOANS SOLD WITH RECOURSE:

         During 1991, the Bank entered into a Loan Purchase Agreement (Agreement) with the Louisiana Public Facilities Authority. Under the Agreement, the Bank may from time to time sell certain student loans which are guaranteed under the Guaranteed Student Loan Program (Program) as to 100% of principal and accrued interest.
         The Agreement contains a repurchase obligation which would require the Bank to repurchase the loans to the extent that:
         1) The Bank made any representations or warranties (as defined in the Agreement) that were breached, inaccurate or incorrect;
         2) The Department of Education (or any guarantee agency) does not honor the guarantee under the Program as a result of any action(s) or inaction(s) by the Bank; or
         3) A student refuses to make payments as a result of some act or omission of the Bank.

         Transactions relating to student loans sold by the Bank under the Agreement resulted in the following:

                                                                                       1995             1994            1993
                                                                                     --------        ---------        ---------
Principal amount of student loans sold                                               $ 10,473        $ 260,827        $ 789,510
Accrued interest of student loans sold                                                     51            1,009              757
                                                                                     --------        ---------        ---------

Total book value of student loans sold                                                 10,524          261,836          790,267
Proceeds from sale of student loans                                                    10,524          261,836          790,267
                                                                                     --------        ---------        ---------
  Gain or loss recognized on sale                                                    $      0        $       0        $       0
                                                                                     ========        =========        =========

         Since the inception of the agreement, book value of student loans sold amounted to $2,208,175.

13.  DEPOSITS:

         Certificates of deposit equal to or exceeding $100,000 totaled $9,021,661 and $8,237,639 as of December 31, 1995 and 1994. respectively.

14.  CERTAIN BENEFIT PLANS:

         The Bank has a deferred compensation plan for certain directors and principal officers. A portion of present compensation is deferred currently in order that additional compensation will be received in the future. Information relating to the deferred compensation plan as of the years indicated is as follows:

                                                                      1995            1994             1993
                                                                  -----------      -----------      -----------
Deferred compensation expense                                     $   667,731      $   180,946      $   378,758
Deferred compensation liability                                     2,234,090        1,769,679        1,920,269
Cash surrender value (net of policy loans)                            927,829          861,992          880,997
Annuity contracts                                                   2,234,090                0                0

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

14.  CERTAIN BENEFIT PLANS: -Continued

         During 1994 and 1993, the Bank amended the plan and many participants received a lump sum settlement from the plan. The change resulted in a gain in the amount of $57,248 in 1994 and a loss in the amount of $310,247 in 1993.

         During 1995, the Bank purchased annuity contracts for the purpose of funding future cash requirements of the plan. In conjunction with this, the Bank changed its computation of estimating the deferred compensation liability. This resulted in an additional charge to operations of $512,954 in 1995 and the net annual deferred compensation expense after January 1, 1996 will be zero.

         On March 12, 1991, the Bank established a split dollar plan for certain directors and principal officers as an alternative to the Bank's Deferred Compensation Plan. Under the plan, a participant purchases a life insurance policy on his or her life, and the Bank pays the premiums thereunder, in full, until the participant reaches his or her Normal Retirement Date. The participant also defers a portion of his or her salary or director fees to offset the lost earnings on the amount paid by the Bank as premiums, and such amount is not refundable to the participant. The Bank has received a collateral assignment from each participant pursuant to which the amount of all premiums paid by the Bank on behalf of such participant will be repaid to the Bank, in full, from the cash value of the policy upon the participant reaching his or her Normal Retirement Date. All premiums paid by the Bank are shown as other assets in the statement of financial condition of the Bank. The amount of premiums paid by the Bank totalled $0 as of December 31, 1995 and 1994, and $349,350, as of December 31, 1993. During 1994, the split dollar plan was terminated by the Bank resulting in a loss of $132,066 when combined with the gain on lump sum settlement of the certain deferred compensation plan of $57,248 described above, the net loss on settlement of the plan amounted to $74,818.

15.  RETIRED EMPLOYEE'S BENEFITS:

         The Bank pays for a portion of certain retiree's medical insurance coverage with the retirees paying for the remaining portion. Insurance coverage paid by the Bank amounted to $5,507 and $5,137 for the years ended December 31, 1994 and 1993, respectively.

         In 1995, the Bank adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions". The adoption of this standard changed the Bank's method of accounting for post retirement benefits other than pensions from the cash method to the accrued expected liability method. The effect of the change was not material to the 1995 financial statement.

         The accumulated post retirement benefit obligation at December 31, 1995 was determined using projected annual increases of health care cost of 5%. The discount rate used in determining the accumulated post retirement benefit obligation was 7.5%. All payments associated with the post retirement benefits are paid from the Bank's general assets.

                        Notes to Financial Statements
             For the Years Ended December 31, 1995, 1994 and 1993

15.  RETIRED EMPLOYEE'S BENEFITS: -Continued

  Net periodic post retirement benefit cost includes the following components:

Service cost incurred during the period                                                             $74,482
Interest cost on accumulated benefit obligations                                                      5,970
                                                                                                    -------
Net periodic post retirement benefit cost                                                           $80,452
                                                                                                    =======

  The following table sets forth the funded status of the plan as of December 31, 1995:

Accumulated Post retirement benefit obligation - retirees                                           $63,203
Unrecognized prior service costs                                                                          0
                                                                                                    -------
Accrued post retirement benefit obligation                                                          $63,203
                                                                                                    =======

  The effect of a one percent annual increase in the assumed cost trend rate would have the following effect:

Net periodic post retirement benefit costs                                                          $82,018
                                                                                                    =======

Accumulated post retirement benefit obligation                                                      $64,769
                                                                                                    =======


16.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

         In accordance with Statement of Financial Accounting Standard No. 107, the estimated fair value financial instruments as of December 31, 1995 and 1994 are as follows:

                                                                                         1995             1994
                                                                                     ------------     ------------
Cash and due from banks                                                              $ 19,150,371     $ 14,642,220
Other Investment securities                                                            72,441,324       80,872,507
Floating Rate Investment securities                                                     5,454,375        3,019,730
Step-Up Investments securities                                                          8,006,875        9,056,506

Loans, net of unearned income                                                          90,536,000       85,056,000

Federal Funds Sold                                                                      1,150,000        8,725,000


Deposits                                                                              182,293,000      190,416,000

Securities sold under repurchase agreement                                              3,896,621        4,750,000

                         Notes to Financial Statements
              For the Years Ended December 31, 1995, 1994 and 1993

17.  PROPOSED MERGER WITH REGIONS BANK:

         Delta Bank entered into a Definitive Agreement and Plan of Reorganization with Regions Financial Corporation ("Regions") on January 11, 1996. Under the terms of the Agreement, subject to necessary regulatory and stockholder approvals, Delta Bank will be merged into Regions Bank of Louisiana, a wholly owned subsidiary of Regions.

         Under the terms of this agreement, Delta stockholders will receive
2.2568 shares of Regions stock per share of Delta stock if the average price of Regions stock is not less than $40.00 and not more than $46.00 per share. This represents a value ranging from $90.27 to $103.81 per Delta share. If the average price of Regions stock exceeds $46.00 per share, then the number of Regions shares will be reduced so that the value per Delta share remains at $103.81. If the average price of Regions stock drops below $40.00, the exchange ratio remains the same (2.2568 shares of Regions for each share of Delta) so that the value per Delta share drops as the Regions price decreases, except that Regions will make up the loss of value between $40.00 and $38.00 per share by adding extra cash or stock to the exchange. Regions is obligated to make good the loss of value from $40.00 to $38.00 even if the average price of Regions stock drops below $38.00. If the average price of Regions stock reaches $34.00, then Delta may terminate the merger, unless Regions increases the number of shares to be exchanged so that the value to Delta shareholders is the same as it would have been with Regions stock price at $34.00.

         Approval of bank regulatory authorities (such as the Office of Financial Institutions and the Federal Deposit Insurance Corporation) and certain filings with the Securities Exchange Commission are required before the merger can be completed. Both Regions and Delta have begun the process of obtaining these approvals and preparing the necessary filings. This process should take several months. In addition, Delta's stockholders must approve the merger.

18.  RETENTION AGREEMENTS:

         The Bank adopted the Delta Bank & Trust Company Employee Severance Plan (the "Plan"), effective September 6, 1995 which is a welfare benefit plan governed by the Employee Retirement Income Security Act of 1974 ("ERISA").This Plan was established in order to recognize the value of the Bank's employees and to encourage their continued employment despite concerns about a possible loss of employment upon the proposed merger between Delta Bank and Regions Bank. Benefits under the severance plan are based upon the employees years of service. In order to qualify for the severance benefit the employee's employment must be terminated within one year of the change in control. Total liability under the plan, if all employees were terminated as of the change of control is approximately $700,000.

         The Bank also entered into Retention Agreements with key employees which are essential to maintain the value of the Bank during the merger negotiations, and needed to complete the proposed merger transaction. The total liability under the retention agreements is approximately $140,000 provided that all key employees remain employed with the Bank on the day of the change of control.

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
           CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL CONDITION
                                 (UNAUDITED)
                                (In thousands)

RESOURCES:                                              March 31, 1996         December 31, 1995
                                                        --------------         -----------------
Cash & Due From Banks                                       $ 11,081                $ 19,150
Investment Securities:
   U.S. Treasury Securities                                   24,611                  29,756
   U.S. Govt. Agency Securities                               39,849                  38,085
   Mortgage-Backed Securities                                  3,777                   4,310
   State & Municipal Securities                               12,278                  11,811
   Corporate Securities & Other                                1,332                   1,343
                                                            --------                --------
                                                              81,847                  85,305

Loans                                                         90,340                  90,635
   Unearned income                                               823                     868
                                                            --------                --------
                                                              89,517                  89,767
   Reserve for Loan Losses                                     1,121                   1,046
                                                            --------                --------
                                                              88,396                  88,721
Deferred Federal Income Tax                                      821                     629
Federal Funds Sold & Securities Purchased
   Under Repurchase Agreements                                 4,375                   1,150
Bank Premises & Equipment, Net                                 4,889                   5,026
Accrued Interest Receivable                                    1,713                   1,676
Other Resources                                                4,007                   4,251
                                                            --------                --------
                                                              15,805                  12,732
                                                            --------                --------
TOTAL RESOURCES                                             $197,129                $205,908
                                                            ========                ========

LIABILITIES & CAPITAL
Deposits:
Demand Deposits                                             $ 41,897                $ 41,382
Time Deposits                                                 44,878                  43,552
Savings Deposits                                              34,714                  34,679
Official Checks                                                1,512                   1,301
Money Market & NOW Accounts                                   52,017                  61,296
                                                            --------                --------
                                                             175,018                 182,210
Dividend Payable                                                 187                     749
Securities Sold Under Repurchase Agreement                     2,529                   3,897
Income Tax Payable                                               139                       0
Other Accrued Liabilities                                      3,032                   2,883
                                                            --------                --------
                                                             180,905                 189,739
                                                            --------                --------

CAPITAL

Common Stock, $5.00 Par Value,
1,000,000 Shares Authorized,
374,420 Shares Issued and Outstanding                          1,872                   1,872
Surplus                                                        4,064                   4,064
Undivided Profits                                             10,426                  10,094
Unrealized Gains (Losses) on Securities                         (138)                    139
                                                            --------                --------
                                                              16,224                  16,169
                                                            --------                --------
TOTAL LIABILITIES AND CAPITAL                               $197,129                $205,908
                                                            ========                ========

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
                 CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                 (UNAUDITED)
                                (In thousands)

                                                                              Three Months Ended
                                                                                   March 31,
                                                                          1996                     1995
                                                                          ----                     ----
INTEREST INCOME:
    Interest and fees on loans                                            $2,250                  $2,210
    Interest on federal funds sold and
        securities purchased under agreement to resell                        69                      73
    Interest on investment securities:
        Obligations of U.S. Government
           and federal agencies                                            1,052                   1,252
        Obligations of state and political
           subdivisions                                                      150                     152
        Corporate securities                                                  20                      12
                                                                          ------                  ------
                                                                           3,541                   3,699
INTEREST EXPENSE:
    Deposits                                                               1,212                   1,176
    Interest on federal funds purchased and
       securities sold under agreement to repurchase                          33                      51
                                                                          ------                  ------
                                                                           1,245                   1,227
NET INTEREST INCOME                                                        2,296                   2,472

PROVISION FOR LOAN LOSSES                                                    150                       0
                                                                          ------                  ------

NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                                                        2,146                   2,472

OTHER INCOME:
    Service charges on deposit accounts                                      403                     395
    Gain (loss) on sale of assets                                              1                      (1)
    Securities gains (losses)                                                  0                     (18)
    Other income                                                             242                     151
                                                                          ------                  ------
                                                                             646                     527
OPERATING EXPENSES:
    Salaries and wages                                                       797                     857
    Other employee costs                                                     427                     325
    Expenses of premises and fixed assets                                    393                     394
    Other operating expenses                                                 445                     623
                                                                          ------                  ------
                                                                           2,062                   2,199

INCOME BEFORE INCOME TAXES                                                   730                     800

INCOME TAXES                                                                 211                     234

NET INCOME                                                                $  519                  $  566
                                                                          ======                  ======

NET INCOME PER SHARE OF COMMON STOCK                                      $ 1.39                  $ 1.51

                          DELTA BANK & TRUST COMPANY
                         AND WHOLLY OWNED SUBSIDIARY
                CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                 (UNAUDITED)
                                (In thousands)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                              1996                     1995
                                                                              ----                     ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                                   $   519                 $   566
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Provision for loan loss                                                          150                       0
Deferred income tax                                                              (49)                   (216)
Gain (Loss) on sale of securities                                                  0                      18
Loss on disposal of property and equipment                                        (1)                      1
Depreciation of property, plant & equipment                                      139                     139
Depreciation of Other Real Estate                                                  5                       0
Amortization of organization costs                                                 0                       0
Amortization (Accretion), Net                                                    (52)                    (53)
(Increase) Decrease in other assets                                              161                      81
(Increase) Decrease in Other Real Estate                                          41                     411
Increase (Decrease) in other liabilities                                      (1,643)                   (404)
                                                                             -------                 -------
Net Cash Provided by Operating Activities                                       (730)                    543

CASH FLOW FROM INVESTING ACTIVITIES

Net increase in loans to customers                                               174                  (1,442)
Proceeds from sale of investment securities available for sale                 1,000                   1,014
Proceeds from maturities of investment securities held to mat.                 9,469                   7,387
Proceeds from maturities of investment securities avail. for sale              3,475                       0
Purchases of investment securities held to maturity                             (101)                 (9,443)
Purchases of investment securities available for sale                        (10,751)                      0
Purchase of property and equipment                                                (2)                    (24)
Proceeds from sale of property and equipment                                       1                       0
                                                                             -------                 -------
Net Cash Provided (used) in Investing Activities                               3,265                  (2,508)

CASH FLOW FLOW FROM FINANCING ACTIVITIES

Net increase (Decrease) in Demand Deposits, NOW Accounts
 and Savings Accounts                                                         (7,957)                 (9,191)
Net Increase (Decrease) in Certificates of Deposit                             1,327                   3,832
Dividends paid                                                                  (749)                   (749)
                                                                             -------                 -------
Net Cash Provided (Used) in Investing Activities                              (7,379)                 (6,108)

NET INCREASE (DECREASE) IN CASH EQUIVALENTS                                   (4,844)                 (8,073)

CASH AND CASH EQUIVALENTS-BEGINNING OF YEAR                                   20,300                  23,367
                                                                             -------                 -------

CASH AND CASH EQUIVALENTS-END OF FIRST QUARTER                               $15,456                 $15,294
                                                                             =======                 =======

                           DELTA BANK & TRUST COMPANY
                          AND WHOLLY OWNED SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Note 1. - Basis of presentation.

         Earnings per share as reflected in the accompanying statements are computed by dividing net income by the weighted average of common shares outstanding for the period (374,420 during each period shown).

         The March 31,1995 financial statements were retroactively restated to reflect the January 1, 1995 implementation of Statement of Financial Accounting Standard 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions."

         The accompanying unaudited, consolidated financial statements reflect all material adjustments which are, in the opinion management, necessary to a fair statement of the results for the interim period presented.

         These financial statements have been prepared without audit pursuant to the rules and regulations of the Federal Deposit Insurance Corporation. Certain information and footnote disclosures normally included in the financial statements, have been condensed or omitted pursuant to such rules and regulations: however, the bank believes that this information is fairly presented. It is suggested that these statements be read in conjunction with the Bank's Audited Financial Statements for the three years ended December 31, 1995. There have been no significant changes in the current period regarding the information included in the notes therein except for the definition of Cash Equivilants for the Statement of Cashflow. The definition of Cash Equivalents was amended to include not only Cash & Due From Banks; but, to also include Federal Funds Sold & Securities Purchased Under Repurchase Agreements.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                          DELTA BANK AND TRUST COMPANY

                                      AND

                         REGIONS FINANCIAL CORPORATION

                          DATED AS OF JANUARY 11, 1996

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Parties............................................................................       A-6
Preamble...........................................................................       A-6
ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER......................................       A-6
   1.1    Merger.......................................................................   A-6
   1.2    Time and Place of Closing....................................................   A-6
   1.3    Effective Time...............................................................   A-6
ARTICLE 2 -- TERMS OF MERGER...........................................................   A-7
   2.1    Charter......................................................................   A-7
   2.2    Bylaws.......................................................................   A-7
   2.3    Directors and Officers.......................................................   A-7
ARTICLE 3 -- MANNER OF CONVERTING SHARES...........................................       A-7
   3.1    Conversion of Shares.........................................................   A-7
   3.2    Anti-Dilution Provisions.....................................................   A-8
   3.3    Shares Held by Delta or Regions..............................................   A-8
   3.4    Dissenting Stockholders......................................................   A-8
   3.5    Fractional Shares............................................................   A-8
   3.6    Conversion of Stock Rights...................................................   A-8
ARTICLE 4 -- EXCHANGE OF SHARES....................................................      A-10
   4.1    Exchange Procedures..........................................................  A-10
   4.2    Rights of Former Delta Stockholders..........................................  A-10
ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF DELTA...............................      A-11
   5.1    Organization, Standing, and Power............................................  A-11
   5.2    Authority; No Breach By Agreement............................................  A-11
   5.3    Capital Stock................................................................  A-12
   5.4    Delta Subsidiaries...........................................................  A-12
   5.5    Financial Statements.........................................................  A-12
   5.6    Absence of Undisclosed Liabilities...........................................  A-12
   5.7    Absence of Certain Changes or Events.........................................  A-12
   5.8    Tax Matters..................................................................  A-13
   5.9    Assets.......................................................................  A-13
   5.10   Environmental Matters........................................................  A-14
   5.11   Compliance With Laws.........................................................  A-14
   5.12   Employee Benefit Plans.......................................................  A-14
   5.13   Material Contracts...........................................................  A-16
   5.14   Legal Proceedings............................................................  A-16
   5.15   Statements True and Correct..................................................  A-16
   5.16   Accounting, Tax, and Regulatory Matters......................................  A-17
   5.17   State Takeover Laws..........................................................  A-17
   5.18   Directors' Agreements........................................................  A-17
   5.19   Charter Provisions...........................................................  A-17
   5.20   Derivatives Contracts........................................................  A-18

                                                                                         PAGE
                                                                                         ----
ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF REGIONS.................................  A-18
   6.1    Organization, Standing, and Power............................................  A-18
   6.2    Authority; No Breach By Agreement............................................  A-18
   6.3    Capital Stock................................................................  A-18
   6.4    Regions Subsidiaries.........................................................  A-19
   6.5    SEC Filings; Financial Statements............................................  A-19
   6.6    Absence of Undisclosed Liabilities...........................................  A-19
   6.7    Absence of Certain Changes or Events.........................................  A-20
   6.8    Compliance With Laws.........................................................  A-20
   6.9    Legal Proceedings............................................................  A-20
   6.10   Statements True and Correct..................................................  A-20
   6.11   Accounting, Tax, and Regulatory Matters......................................  A-21
   6.12   Authority of Regions Bank....................................................  A-21
ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION..................................  A-22
   7.1    Affirmative Covenants of Delta...............................................  A-22
   7.2    Negative Covenants of Delta..................................................  A-22
   7.3    Covenants of Regions.........................................................  A-24
   7.4    Adverse Changes in Condition.................................................  A-24
   7.5    Reports......................................................................  A-24
ARTICLE 8 -- ADDITIONAL AGREEMENTS.....................................................  A-25
   8.1    Registration Statement; Proxy Statement; Stockholder Approval................  A-25
   8.2    Exchange Listing.............................................................  A-26
   8.3    Applications.................................................................  A-26
   8.4    Filings with State Offices...................................................  A-26
   8.5    Agreement as to Efforts to Consummate........................................  A-26
   8.6    Investigation and Confidentiality............................................  A-26
   8.7    Press Releases...............................................................  A-27
   8.8    Certain Actions..............................................................  A-27
   8.9    Accounting and Tax Treatment.................................................  A-27
   8.10   State Takeover Laws..........................................................  A-27
   8.11   Charter Provisions...........................................................  A-27
   8.12   Agreement of Affiliates......................................................  A-27
   8.13   Employee Benefits and Contracts..............................................  A-28
   8.14   Indemnification..............................................................  A-28
   8.15   Regions Interim Bank Organization............................................  A-29
   8.16   Average Closing Price Determination..........................................  A-29
ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.........................  A-29
   9.1    Conditions to Obligations of Each Party......................................  A-29
   9.2    Conditions to Obligations of Regions.........................................  A-30
   9.3    Conditions to Obligations of Delta...........................................  A-31
ARTICLE 10 -- TERMINATION..............................................................  A-32
  10.1    Termination..................................................................  A-32
  10.2    Effect of Termination........................................................  A-33
  10.3    Non-Survival of Representations and Covenants................................  A-33

                                                                                         PAGE
                                                                                         ----
ARTICLE 11 -- MISCELLANEOUS............................................................  A-33
  11.1    Definitions..................................................................  A-33
  11.2    Expenses.....................................................................  A-38
  11.3    Brokers and Finders..........................................................  A-39
  11.4    Entire Agreement.............................................................  A-40
  11.5    Amendments...................................................................  A-40
  11.6    Waivers......................................................................  A-40
  11.7    Assignment...................................................................  A-40
  11.8    Notices......................................................................  A-40
  11.9    Governing Law................................................................  A-41
  11.10   Counterparts.................................................................  A-41
  11.11   Captions.....................................................................  A-41
  11.12   Interpretations..............................................................  A-41
  11.13   Enforcement of Agreement.....................................................  A-41
  11.14   Severability.................................................................  A-41
Signatures.............................................................................  A-42

                                LIST OF EXHIBITS

EXHIBIT
NUMBER                                          DESCRIPTION
- ------       ---------------------------------------------------------------------------------
  1.      -- Form of Joint Agreement of Merger. (sec. 1.1).
  2.      -- Form of Directors' Agreement. (sec. 5.17).
  3.      -- Form of agreement of affiliates of Delta. (sec.sec. 8.12, 9.2(e)).
  4.      -- Matters as to which Correro, Fishman & Casteix, L.L.P. will opine. (sec. 9.2(d)).
  5.      -- Form of Claims Letter (sec. 9.2(f)).
  6.      -- Matters as to which Lange, Simpson, Robinson & Somerville will opine.
             (sec. 9.3(d)).

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of January 11, 1996, by and between DELTA BANK AND TRUST COMPANY ("Delta"), a state bank organized and existing under the laws of the State of Louisiana, with its principal office located in Belle Chasse, Louisiana; and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.

                                    PREAMBLE

     The Boards of Directors of Delta and Regions are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of Delta by Regions pursuant to the merger (the "Merger") of Delta with and into Regions Bank of Louisiana, a wholly owned subsidiary of Regions organized under the laws of the State of Louisiana ("Regions Bank"). At the effective time of the Merger, the outstanding shares of the common stock of Delta shall be converted into shares of the common stock of Regions (except as provided herein). As a result, stockholders of Delta shall become stockholders of Regions, and Regions Bank shall continue to conduct its business and operations as a wholly owned subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of Delta, the Federal Deposit Insurance Corporation, and the appropriate state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and that the exchange of Delta common stock, to the extent exchanged for Regions common stock, will not give rise to gain or loss to the holders of Delta common stock with respect to such exchange, and (ii) for accounting purposes shall qualify for treatment as a "pooling of interests."

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Delta shall be merged into and with Regions Bank in accordance with the provisions of Sections 6:351-355 of the LBL and with the effect provided therein (the "Merger"). Regions Bank shall be the Surviving Bank of the Merger and shall continue to be governed by the Laws of the State of Louisiana. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Delta and Regions and the Joint Agreement of Merger, in substantially the form of Exhibit 1, which has been approved and adopted by the Boards of Directors of Delta and Regions Bank.

     1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Regions, in Birmingham, Alabama, or such other place as may be mutually agreed upon by the Parties.

     1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Joint Agreement of Merger reflecting the Merger shall be filed with the Commissioner of Financial Institutions of the State of Louisiana (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the 10th business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Delta approve this Agreement and the Joint Agreement of Merger to the extent such approval is required by applicable Law; or such later date within five business days thereof as may be specified by Regions.

                                   ARTICLE 2

                                TERMS OF MERGER

     2.1 CHARTER. The Charter of Regions Bank in effect immediately prior to the Effective Time shall be the Charter of the Surviving Bank after the Effective Time until otherwise amended or repealed.

     2.2 BYLAWS. The Bylaws of Regions Bank in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank after the Effective Time until otherwise amended or repealed.

     2.3 DIRECTORS AND OFFICERS. The directors of Regions Bank in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. The officers of Regions Bank in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Delta, Regions or the stockholders thereof, the shares of the constituent entities shall be converted as follows:

          (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Regions Bank Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (c) Each share of Delta Common Stock (excluding shares held by Delta or any of its Subsidiaries or by Regions or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters' rights of appraisal) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 2.2568 shares of Regions Common Stock (subject to adjustment as described below and pursuant to Section 10.1(g) of this Agreement, the "Exchange Ratio") provided however, that:

             (i) (1) in the event that the Average Closing Price is less than $40.00, but not less than $38.00, Regions shall, in addition to issuing
        2.2568 shares of Regions Common Stock for each share of Delta Common Stock (subject to the exclusions set forth above) issued and outstanding at the Effective Time, make a cash payment for each such share of Delta Common Stock (the "Cash Consideration") equal to the product of (1) the difference between (x) $40.00 and (y) the Average Closing Price and (2) the Exchange Ratio;

             (2) in the event the Average Closing Price is less than $38.00, the Cash Consideration calculated in clause (1) above shall be calculated as if the Average Closing Price were nonetheless $38.00;

             (3) Regions may, in its sole discretion and option, pay all or any part of the Cash Consideration (if any) in shares of Regions Common Stock valued at the Average Closing Price; and

             (ii) in the event that the Average Closing Price is greater than $46.00, each share of Delta Common Stock (subject to the exclusions set forth above) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for that number of shares of Regions Common Stock equal to the quotient obtained by dividing (1) the product of $46.00 and the Exchange Ratio (as then in effect) by (2) the Average Closing Price.

     3.2 ANTI-DILUTION PROVISIONS. In the event Delta changes the number of shares of Delta Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio, and each of the dollar amounts set forth in Section 3.1(c)(i), 3.1(c)(ii), or 10.1(g) shall be appropriately adjusted.

     3.3 SHARES HELD BY DELTA OR REGIONS. Each of the shares of Delta Common Stock held by any Delta Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 DISSENTING STOCKHOLDERS. Any holder of shares of Delta Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 6:376 of LBL shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the LBL, including the provisions of Section 376 thereof relating to the deposit in escrow, endorsement, and transfer of the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting stockholder of Delta fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, such Person shall not have the right to receive payment in cash for his shares and, instead, as of the Effective Time the shares of Delta Common Stock held by such Person shall be converted into and exchanged for that number of shares of Regions Common Stock (plus Cash Consideration, if applicable) determined under
Section 3.1 of this Agreement and the delivery of certificates representing such Regions Common Stock and any dividends or other distributions in respect thereof to which such holder may be entitled shall be governed by Section 4.1 of this Agreement.

     3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Delta Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.6 CONVERSION OF STOCK RIGHTS. (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Delta Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Delta Rights") granted by Delta under the Delta Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each Delta Right, in accordance with the terms of the Delta Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time,

(i) Regions and its Compensation Committee shall be substituted for Delta and the Committee of Delta's Board of Directors (including, if applicable, the entire Board of Directors of Delta) administering such Delta Stock Plan, (ii) each Delta Right assumed by Regions may be exercised solely for shares of Regions Common Stock (or cash in the case of stock appreciation rights) and Cash Consideration, if applicable, (iii) the number of shares of Regions Common Stock subject to such Delta Right shall be equal to the number of shares of Delta Common Stock subject to such Delta Right immediately prior to the Effective Time multiplied by the Exchange Ratio, (iv) the amount of cash consideration, if applicable, subject to such Delta Right shall be equal to the number of shares of Delta Common Stock subject to such Delta Right immediately prior to the Effective Time multiplied by the Cash Consideration, and (v) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Delta Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Delta Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of Delta Rights and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted Delta Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Right. The market value of one share of Regions Common Stock shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the date of exercise of such Delta Right. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6, each Delta Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.6.

     (b) As soon as reasonably practicable after the Effective Time, Regions shall deliver to the participants in each Delta Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Delta Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger), and Regions shall comply with the terms of each Delta Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Delta Stock Plan, that Delta Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of Delta Rights assumed by it in accordance with this Section 3.6. As soon as reasonably practicable after the Effective Time, Regions shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Regions shall administer the Delta Stock Plan assumed pursuant to this Section 3.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Delta Stock Plan complied with such rule prior to the Merger.

     (c) All restrictions or limitations on transfer with respect to Delta Common Stock awarded under the Delta Stock Plans or any other plan, program, or arrangement of any Delta Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Regions and the Surviving Bank shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of Delta appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Delta Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Delta Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected and not withdrawn or forfeited under Section 376 of the LBL) issued and outstanding at the Effective Time, promptly upon the surrender of the certificate or certificates representing such shares to the Exchange Agent, shall receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends and other distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement and, to the extent required by Section 3.5 of this Agreement, cash in lieu of any fractional share of Regions Common Stock to which such holder otherwise would be entitled (without interest). Until so surrendered, each outstanding certificate of Delta Common Stock shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions payable to the holders of shares of Regions Common Stock, to represent the consideration into which the number of shares of Delta Common Stock represented thereby prior to the Effective Time shall have been converted. Regions shall not be obligated to deliver the certificate or certificates representing the shares of Regions Common Stock or any cash payments to which any former holder of Delta Common Stock is entitled as a result of the Merger, or any dividends or distributions in respect of shares of Regions Common Stock, until such holder surrenders such holder's certificate or certificates representing the shares of Delta Common Stock for exchange as provided in this
Section 4.1 or otherwise complies with the procedures of the Exchange Agent with respect to lost, stolen, or destroyed certificates. The certificate or certificates of Delta Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Regions, Delta, nor the Exchange Agent shall be liable to a holder of Delta Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 RIGHTS OF FORMER DELTA STOCKHOLDERS. At the Effective Time, the stock transfer books of Delta shall be closed as to holders of Delta Common Stock immediately prior to the Effective Time and no transfer of Delta Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Delta Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Bank's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Delta in respect of such shares of Delta Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Delta shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of Delta Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Delta Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Delta Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Delta Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest), the Cash Consideration (if any), and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF DELTA

     Delta hereby represents and warrants to Regions that, except as set forth in the corresponding section of the Delta Disclosure Memorandum:

          5.1 ORGANIZATION, STANDING, AND POWER. Delta is a bank duly organized and validly existing, and in good standing under the Laws of the State of Louisiana, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Delta is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta. Delta is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate, to the extent provided by applicable law.

          5.2 AUTHORITY; NO BREACH BY AGREEMENT. (a) Delta has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Joint Agreement of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Joint Agreement of Merger and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Delta, subject to the approval of this Agreement and the Joint Agreement of Merger by the required vote of the outstanding shares of Delta Common Stock, which is the only stockholder vote required for approval of this Agreement and the Joint Agreement of Merger and consummation of the Merger by Delta. Subject to such requisite stockholder approval, this Agreement and the Joint Agreement of Merger represent legal, valid, and binding obligations of Delta, enforceable against Delta in accordance with their respective terms (except in all cases as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and (ii) application of, and limitations on the application of, equitable principles and remedies, including limitations on the availability of the equitable remedy of specific performance or injunctive relief).

          (b) Neither the execution and delivery of this Agreement or the Joint Agreement of Merger by Delta, nor the consummation by Delta of the transactions contemplated hereby or thereby, nor compliance by Delta with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Delta's Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Delta Company under, any Contract or Permit of any Delta Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, or
     (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Delta Company or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Delta of the Merger and the other transactions contemplated in this Agreement and the Joint Agreement of Merger.

          5.3 CAPITAL STOCK. The authorized capital stock of Delta consists of 1,000,000 shares of Delta Common Stock, of which 374,420 shares are issued and outstanding as of the date of this Agreement and not more than 374,420 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Delta are duly and validly issued and outstanding and are fully paid and nonassessable under the LBL. To the Knowledge of Delta, none of the outstanding shares of capital stock of Delta has been issued in violation of any preemptive rights of the current or past stockholders of Delta. There are no shares of capital stock or other equity securities of Delta outstanding and no outstanding Rights relating to the capital stock of Delta.

          5.4 DELTA SUBSIDIARIES. Delta has disclosed in Section 5.4 of the Delta Disclosure Memorandum all of the Delta Subsidiaries as of the date of this Agreement. Delta or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Delta Subsidiary. No equity securities of any Delta Subsidiary are or may become required to be issued (other than to another Delta Company) by reason of any Rights, and there are no Contracts by which any Delta Subsidiary is bound to issue (other than to another Delta Company) additional shares of its capital stock or Rights or by which any Delta Company is or may be bound to transfer any shares of the capital stock of any Delta Subsidiary (other than to another Delta Company). There are no Contracts relating to the rights of any Delta Company to vote or to dispose of any shares of the capital stock of any Delta Subsidiary. All of the shares of capital stock of each Delta Subsidiary held by a Delta Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Delta Company free and clear of any Lien. Each Delta Subsidiary is a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Delta Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta.

          5.5 FINANCIAL STATEMENTS. Delta has included in Section 5.5 of the Delta Disclosure Memorandum copies of all Delta Financial Statements for periods ended prior to the date hereof and will deliver to Regions copies of all Delta Financial Statements prepared subsequent to the date hereof. The Delta Financial Statements (as of the dates thereof and for the periods covered thereby) present or will present, as the case may be, fairly the consolidated financial position of the Delta Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the Delta Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect and to the absence from interim financial statements of any footnote disclosures).

          5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Delta Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Delta as of September 30, 1995 included in the Delta Financial Statements or reflected in the notes thereto. No Delta Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice or incurred in connection with the process leading up to the execution and consummation of this Agreement and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta.

          5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1995, except as disclosed in the Delta Financial Statements delivered prior to the date of this Agreement, to the Knowledge of Delta,

     (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, and (ii) the Delta Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Delta provided in Article 7 of this Agreement, other than conducting the process that has lead up to the execution and consummation of this Agreement.

          5.8 TAX MATTERS. (a) All Tax returns required to be filed by or on behalf of any of the Delta Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file or untimely filings, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Delta and all returns filed are complete and accurate in all material respects to the Knowledge of Delta. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, refund Litigation, or penalties due or owed with respect to any Taxes that is reasonably and likely to result in a determination that would have a Material Adverse Effect on Delta, except as reserved against in the Delta Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) None of the Delta Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

          (c) To the Knowledge of Delta, adequate provision for any Taxes due or to become due for any of the Delta Companies for the period or periods through and including the date of the respective Delta Financial Statements has been made and is reflected on such Delta Financial Statements.

          (d) Each of the Delta Companies is in compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify the accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          (e) None of the Delta Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (f) There are no Liens with respect to Taxes upon any of the assets of the Delta Companies.

          (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Delta Companies that occurred during or after any Taxable Period in which the Delta Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

          (h) No Delta Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

          (i) All material elections with respect to Taxes affecting the Delta Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the Delta Disclosure Memorandum. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Regions, which consent will not be unreasonably withheld.

          (j) No Delta Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          5.9 ASSETS. The Delta Companies have good and marketable title, free and clear of all Liens, to all of their respective owned Assets. All tangible properties used in the businesses of the Delta Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Delta's past practices. All Assets which are material to Delta's business on a consolidated basis, held under leases or subleases by any of the Delta Companies, are held under valid

     Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Delta Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the Delta Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any Delta Company under such policies. The Assets of the Delta Companies include all Assets required to operate the business of the Delta Companies as presently conducted.

          5.10 ENVIRONMENTAL MATTERS. (a) To the Knowledge of Delta, each Delta Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta.

          (b) To the Knowledge of Delta, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Delta Company or any of its Loan Properties or Participation Facilities (or any Delta Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party
     (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Delta Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, and to the Knowledge of Delta, there is no reasonable basis for any such Litigation.

          (c) To the Knowledge of Delta, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta.

          5.11 COMPLIANCE WITH LAWS. Each Delta Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta. None of the Delta Companies:

          (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Delta Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, or (iii) requiring any Delta Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          5.12 EMPLOYEE BENEFIT PLANS. (a) Delta has disclosed in Section 5.12 of the Delta Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement copies in each case of, all written pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other written health plans, all life insurance plans, and all other written employee benefit plans or fringe benefit plans, including written "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to, by any Delta Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Delta Benefit Plans"). Any of the Delta Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Delta ERISA Plan." Each Delta ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Delta Pension Plan." No Delta Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) To the Knowledge of Delta, all Delta Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta. Each Delta ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Delta is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Delta, no Delta Company has engaged in a transaction with respect to any Delta Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Delta Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Delta.

          (c) No Delta Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Delta Pension Plan, (ii) no change in the actuarial assumptions with respect to any Delta Pension Plan, and (iii) no increase in benefits under any Delta Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta or materially adversely affect the funding status of any such plan. Neither any Delta Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Delta Company, or the single-employer plan of any entity which is considered one employer with Delta under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No Delta Company has provided, or is required to provide, security to a Delta Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Delta Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No Delta Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Delta Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) No Delta Company has any Liability for retiree health and life benefits under any of the Delta Benefit Plans and, to the Knowledge of Delta, there are no restrictions on the rights of such Delta Company to amend or terminate any such Plan without incurring any Liability thereunder.

          (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Delta Company from any Delta Company under any Delta Benefit Plan or otherwise,
     (ii) increase any benefits otherwise payable under any Delta Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Delta Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Delta Financial Statements to the extent required by and in accordance with GAAP.

          5.13 MATERIAL CONTRACTS. Except as reflected in the Delta Financial Statements, none of the Delta Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Delta Company or the guarantee by any Delta Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts between or among Delta Companies, and (iv) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form F-2 filed by Delta with the Federal Deposit Insurance Corporation as of the date of this Agreement if Delta were required to file a Form F-2 as of such date (together with all Contracts referred to in Section 5.11(a) of this Agreement, the "Delta Contracts"). With respect to each Delta Contract: (i) the Contract is in full force and effect; (ii) no Delta Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta;
     (iii) no Delta Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Delta, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Delta Company for money borrowed is prepayable at any time by such Delta Company without penalty or premium.

          5.14 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Delta, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Delta Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Delta Company that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta. Section 5.14 of the Delta Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Delta Company is a party as a defendant or cross-defendant.

          5.15 STATEMENTS TRUE AND CORRECT. Since January 1, 1992, or the date of organization if later, each Delta Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Delta). At the time of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each report and other document, including financial statements, exhibits, and schedules thereto, filed by a Delta Company with any Regulatory Authority complied in all material respects with all applicable Laws, and (ii) each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The statements, certificates, instruments, or other writings, taken as a whole, furnished or to be furnished by any Delta Company or any Affiliate thereof to Regions pursuant to this Agreement or any other document, agreement, or instrument referred to herein, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Delta Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Delta Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Delta stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by a Delta Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Delta, be false or misleading with respect to any material fact, or contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Delta Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          5.16 ACCOUNTING, TAX, AND REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no Delta Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Delta there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the last sentence of such Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in Section 9.3(f).

          5.17 STATE TAKEOVER LAWS. To the extent applicable, each Delta Company has taken all necessary action to exempt the transactions contemplated by this Agreement from Sections 132 et. seq. and 135 et. seq. of the LBCL and any comparable provisions of the Charter of Delta.

          5.18 DIRECTORS' AGREEMENTS. Each of the directors of Delta has executed and delivered to Regions an agreement in substantially the form of
     Exhibit 2.

          5.19 CHARTER PROVISIONS. Each Delta Company has taken all action so that the entering into of this Agreement and the Joint Agreement of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Joint Agreement of Merger do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Delta Company or restrict or impair the ability of Regions or any of its

     Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Delta Company that may be directly or indirectly acquired or controlled by it.

          5.20 DERIVATIVES CONTRACTS. Neither Delta nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) and which might reasonably be expected to have a Material Adverse Effect on Delta.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF REGIONS

     Regions hereby represents and warrants to Delta as follows:

          6.1 ORGANIZATION, STANDING, AND POWER. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

          6.2 AUTHORITY; NO BREACH BY AGREEMENT. (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions. This Agreement represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or
     (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE and the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation, or both, with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

          6.3 CAPITAL STOCK. The authorized capital stock of Regions consists of 120,000,000 shares of Regions Common Stock, of which 46,052,128 shares were issued and outstanding and 1,474,579 shares were held as treasury shares as of September 30, 1995. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of Delta Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding, and fully paid and nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of Delta Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

          6.4 REGIONS SUBSIDIARIES. Regions has disclosed in Exhibit 22 of its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, all of the material Regions Subsidiaries as of the date of such report. Except as disclosed in such report, Regions or one of its Subsidiaries, owns all of the issued and outstanding shares of capital stock of each material Regions Subsidiary. All of the shares of capital stock of each material Regions Subsidiary held by a Regions Company are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Regions Company free and clear of any Lien. Each material Regions Subsidiary is either a bank, a savings association, or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each material Regions Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. Each material Regions Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate, to the extent provided by applicable law.

          6.5 SEC FILINGS; FINANCIAL STATEMENTS. (a) Regions has filed and made available to Delta all forms, reports, and documents required to be filed by Regions with the SEC since December 31, 1991, other than registration statements on Forms S-4 and S-8 (collectively, the "Regions SEC Reports"). The Regions SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading.

          (b) Each of the Regions Financial Statements (including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          6.6 ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed in
     Section 6.6 of the Regions Disclosure Memorandum, and to the Knowledge of Regions, no Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of September 30, 1995, included in the Regions Financial Statements or reflected in the notes thereto. Except as disclosed in Section 6.6 of the Regions Disclosure Memorandum, no Regions Company has incurred or paid any Liability since September 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

          6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1995, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement, or in Section 6.7 of the Regions Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and (ii) the Regions Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement would represent or result in a material breach or violation of any of the covenants and agreements of Regions provided in
     Article 7 of this Agreement.

          6.8 COMPLIANCE WITH LAWS. Regions is duly registered as a bank holding company under the BHC Act. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. No Regions Company:

             (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

             (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          6.9 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Regions Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

          6.10 STATEMENTS TRUE AND CORRECT. Since January 1, 1992, or the date of organization if later, each Regions Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions). At the time of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each report and other document, including financial statements, exhibits, and schedules thereto, filed by a Regions Company with any Regulatory Authority complied in all material respects with all applicable Laws, and (ii) each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The statements, certificates, instruments, or other writings, taken as a whole, furnished or to be furnished by any Regions Company or any Affiliate thereof to Delta pursuant to this Agreement or any other document, agreement, or instrument referred to herein, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Delta stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by any Regions Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Delta, be false or misleading with respect to any material fact, or contain any misstatement of a material fact or, omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          6.11 ACCOUNTING, TAX, AND REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no Regions Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Regions, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the last sentence of such Section 9.1(b), or result in the imposition of a condition or restriction of the type referred to in
     Section 9.3(f).

          6.12 AUTHORITY OF REGIONS BANK. (a) Regions Bank is a wholly owned subsidiary of Regions. Regions Bank is a bank duly organized and validly existing under the Laws of the State of Louisiana and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material assets. Regions Bank has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Joint Agreement of Merger and to consummate the transactions contemplated thereby. The execution, delivery, and performance of the Joint Agreement of Merger and the consummation of the transactions contemplated therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions Bank. The Joint Agreement of Merger represents a legal, valid, and binding obligation of Regions Bank, enforceable against Regions Bank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of the Joint Agreement of Merger by Regions Bank, nor the consummation by Regions Bank of the transactions contemplated thereby, nor compliance by Regions Bank with any of the provisions thereof, will (i) conflict with or result in a breach of any provision of Regions Bank's Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Bank Company under, any Contract or Permit of any Regions Bank Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions Bank, or (iii) subject to receipt of the requisite approvals referred to in
     Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Bank Company or any of their respective material Assets.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 AFFIRMATIVE COVENANTS OF DELTA. Unless the prior written consent of the chief executive officer, vice chairman, or appropriate regional president, of Regions shall have been obtained, and except as otherwise expressly contemplated herein or disclosed in Section 7.1 of the Delta Disclosure Memorandum, Delta shall and shall cause each of its Subsidiaries to, from the date of this Agreement until the Effective Time or termination of this Agreement, (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact in all material respects its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (x) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b), and 9.1(c) or in Section 9.3(f) of this Agreement, or (y) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 NEGATIVE COVENANTS OF DELTA. Except as disclosed in Section 7.2 of the Delta Disclosure Memorandum for the applicable paragraphs indicated below, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Delta covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, vice chairman, or appropriate regional president of Regions, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Delta Company; or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Delta Company to another Delta Company) in excess of an aggregate amount outstanding at any time of $150,000 (for the Delta Companies on a consolidated basis) except in the ordinary course of the business of Delta consistent with past practices (which shall include, for Delta, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, whether or not Delta has previously received any such advances, overnight borrowings to meet temporary liquidity needs, and entry into repurchase agreements fully secured by U.S. Government or agency securities), or impose, or suffer the imposition, on any Asset of any Delta Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, Liens to secure debt obligations or other obligations for borrowed money permitted under this paragraph (b), and Liens in effect as of the date hereof that are disclosed in the Delta Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Delta Company, or declare or pay any dividend or make any other distribution in respect of Delta's capital stock, provided that Delta may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly cash dividends on the shares of Delta Common Stock at a rate not in excess of $.50 per share with record and payment dates the same as the record and payment dates declared by Regions for cash dividends on the Regions Common Stock; provided, that the Parties shall cooperate in selecting the record date of Delta's cash dividend for the quarter in which the Effective Time is to occur to ensure that, with respect to such quarterly period,, the holders of Delta Common Stock do not receive both a dividend in respect of their Delta Common Stock and a dividend in respect of Regions Common Stock or fail to receive any dividend; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Delta Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Delta Common Stock or any other capital stock of any Delta Company, or any Rights to acquire such stock; or

          (e) adjust, split, combine, or reclassify any capital stock of any Delta Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Delta Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any Delta Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Delta Company) or any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration and other than dispositions in the ordinary course of business of (i) investment securities, (ii) loans, including dispositions thereof through loan participation agreements, and (iii) other real estate owned by any Delta Company; or

          (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities and mortgage backed balloon loans, which in each case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Delta Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with
     (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of any Delta Company, except in accordance with past practice or previously approved by the Board of Directors of Delta, in each case as disclosed in Section 7.2(g) of the Delta Disclosure Memorandum or as required by Law; except as disclosed in Section 7.2(g) of the Delta Disclosure Memorandum, pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Delta Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Delta Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Delta Company except in accordance with past practice disclosed in Section 7.2(g) of the Delta Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any Delta Company and any Person (unless such amendment is required by Law) that the Delta Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered) at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Delta Company or make any material change in or to any existing employee benefit plans of any Delta Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any material Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Delta Company for money damages in excess of $100,000 or imposing material restrictions upon the operations of any Delta Company; or

          (l) modify, amend, or terminate any material Contract (other than any loan Contract, the modification, amendment, or termination of which does not result in the Delta Companies recognizing a loss that exceeds $100,000) or waive, release, compromise, or assign any material rights or claims, other than in connection with the modification, amendment, or termination of a loan Contract permitted under the preceding clause of this paragraph
     (1).

     7.3 COVENANTS OF REGIONS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Regions covenants and agrees that, except as disclosed in Section 7.3 of the Regions Disclosure Memorandum, it shall and shall cause each of its Subsidiaries to (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Regions Common Stock and the business prospects of the Regions Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the Regions Companies' core businesses and goodwill with their respective employees and the communities they serve, (y) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b), and 9.1(c) or in Section 9.3(f) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries, and (z) amend the Certificate of Incorporation or Bylaws of Regions, in each case, in any manner which is adverse to, and discriminates against, the holders of Delta Common Stock. Regions further agrees that it shall not, directly or indirectly, acquire or enter into any agreement in principle or definitive agreement to acquire, any financial or other institution or business if such acquisition would be reasonably likely to cause any Consent of any Regulatory Authority which is necessary to consummate the transactions contemplated hereby to be conditioned or restricted in any manner that would cause the condition set forth in the second sentence of Section 9.1(b) not to be satisfied, unless Regions waives such condition in writing in advance of the earliest of such acquisition, agreement and agreement in principle.

     7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flow for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and to the absence from interim financial statements of any (in the case of Delta) or complete (in the case of Regions) footnote disclosures). As of the respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

     8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. (a) As soon as reasonably practicable after execution of this Agreement, Regions shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. Delta shall furnish all information concerning it and the holders of its capital stock as Regions may reasonably request in connection with such action. Delta shall call a Stockholders' Meeting for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Delta shall mail the Proxy Statement to its stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Delta shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its stockholders the approval of this Agreement, and (iv) the Board of Directors and officers of Delta shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such stockholders' approval.

     (b) Regions shall indemnify and hold harmless Delta, each of its directors and officers, and each Person, if any, who controls Delta within the meaning of the 1933 Act against any losses, claims, damages, or Liabilities, joint, several, or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or Liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in the Registration Statement or the Proxy Statement, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Regions shall not be liable in any such case to the extent that any such loss, claim, damage, or Liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Proxy Statement in reliance upon and in conformity with information furnished to Regions by the indemnified Person. Promptly after receipt by an indemnified Person of notice of the commencement of any action, such indemnified Person shall, if a claim in respect thereof is to be made against Regions under this Section 8.1(b), notify Regions in writing of the commencement thereof, but failure to give prompt notice shall deprive the indemnified Person of his or her right to be indemnified only to the extent that Regions is thereby prejudiced. In case any such action shall be brought against any indemnified Person and it shall notify Regions of the commencement thereof, Regions shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified Person, and, after notice from Regions to such indemnified Person of its election to so assume the defense thereof, Regions shall not be liable to such indemnified party under this Section 8.1(b) for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified Person, except that if Regions elects not to assume such defense or counsel for an indemnified Person or Persons advises in writing that there are material substantive issues which raise conflicts of interests between Regions and one or more indemnified Persons, such indemnified Person or Persons may retain counsel satisfactory to them, and Regions shall pay all reasonable fees and expenses of such counsel for the indemnified Persons, promptly as statements therefor are received; provided that (i) Regions shall be obligated pursuant to this Section 8.1(b) to pay for only one firm of counsel for all indemnified Persons in any jurisdiction and (ii) Regions shall not be liable for any settlement effected without its prior written consent.

     8.2 EXCHANGE LISTING. Regions shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq NMS, subject to official notice of issuance, the shares of Regions Common Stock to be issued to the holders of Delta Common Stock pursuant to the Merger.

     8.3 APPLICATIONS. Regions shall promptly prepare and file, and Delta shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Regions Bank and Delta shall execute and file the Joint Agreement of Merger with the Office of Financial Institutions of the State of Louisiana.

     8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6 INVESTIGATION AND CONFIDENTIALITY. (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Delta shall cooperate with Regions in obtaining, at Regions' election and expense, environmental audits of any or all of the properties owned or occupied by Delta. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) Each Party shall, and shall cause its Representatives to, maintain the confidentiality of all written, oral, and other confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions ("Confidential Information") and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. Each Party shall maintain the confidentiality of all Confidential Information obtained in connection with this Agreement or the transactions contemplated hereby unless (i) such information becomes publicly available through no fault of such Party, or was, is, or becomes available to that Party from a source other than the other Party or its Representatives, which source was itself not bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality with respect to that information, or (ii) the furnishing or use of such information is required by proper judicial, administrative, or other legal proceeding, provided that the other Party is promptly notified in writing of such request, unless such notification is not, in the opinion of counsel, permitted by Law. Each Party and its Representatives will hold and maintain all Confidential Information in confidence and will not disclose to any third party or permit any third party access to any Confidential Information or the substance thereof; provided that a Party may disclose Confidential Information to such of its Representatives who need to know such information in connection with the transactions contemplated hereby. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7 PRESS RELEASES. Prior to the Effective Time, Delta and Regions shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Delta Company nor any Affiliate thereof nor any Representative retained by any Delta Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties as advised by counsel of Delta's Board of Directors, no Delta Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Delta may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it or its directors are required to do so in order to comply with its or their fiduciary duties as advised by counsel. Delta shall promptly notify Regions orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Delta shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing subject to fiduciary duties as aforesaid.

     8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests or "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 STATE TAKEOVER LAWS. Each Delta Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of Sections 132 et seq. of the LBCL.

     8.11 CHARTER PROVISIONS. Each Delta Company shall take all necessary action to ensure that the entering into of this Agreement and the Joint Agreement of Merger and the consummation of the Merger and the other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Delta Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Delta Company that may be directly or indirectly acquired or controlled by it.

     8.12 AGREEMENT OF AFFILIATES. Delta has disclosed in Section 8.12 of the Delta Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Delta for purposes of Rule 145 under the 1933 Act. Delta shall use its reasonable efforts to cause each such Person to deliver to Regions not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Delta Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Regions and Delta have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Regions Common Stock issued to such affiliates of Delta in exchange for shares of Delta Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Regions and Delta have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of Delta pursuant to this Agreement to enforce the provisions of this Section 8.12). Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

     8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Regions shall provide generally to officers and employees of the Delta Companies, who at or after the Effective Time become employees of a Regions Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this Section 8.13), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of Delta shall be treated as service under Regions' qualified defined benefit plans, (ii) service under any qualified defined contribution plans of Delta shall be treated as service under Regions' qualified defined contribution plans, and (iii) service under any other employee benefit plans of Delta shall be treated as service under any similar employee benefit plans maintained by Regions. Regions also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.13 of the Delta Disclosure Memorandum to Regions between any Delta Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Delta Benefit Plans.

     8.14 INDEMNIFICATION. (a) For a period of ten years after the Effective Time, Regions shall, and shall cause the Surviving Bank to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of each of the Delta Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Louisiana Law and by Delta's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation, provided, however, that the indemnification provided by this Section 8.14(a) shall not apply to any claim against an Indemnified Party if such Indemnified Party knew of the existence of the claim and failed to make a good faith effort to require Delta to notify its director and officer liability insurance carrier of the existence of such claim prior to the Effective Time. Without limiting the foregoing, in any case in which approval is required to effectuate any indemnification, the determination of any such approval shall be made, at the election of the Indemnified Party, by independent counsel mutually agreed upon between Regions and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify Regions thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Regions or Delta shall have the right to assume the defense thereof and Regions shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Regions or Delta elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are material substantive issues which raise conflicts of interest between Regions or Delta and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Regions or Delta shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that (i) Regions shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate (to the extent reasonably appropriate under the circumstances) in the defense of any such Litigation, and (iii) Regions shall not be liable for any settlement effected without its prior written consent; and provided further that Regions shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     8.15 REGIONS BANK. Regions, as the sole stockholder of Regions Bank, shall vote prior to the Effective Time the shares of Regions Bank Common Stock in favor of the Joint Agreement of Merger and shall otherwise cause Regions Bank to comply with this Agreement and the Joint Agreement of Merger.

     8.16 AVERAGE CLOSING PRICE DETERMINATION. Within two business days of the Determination Date, Regions will provide a written computation of the Average Closing Price which, if not objected to by Delta, shall be determinative.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (A) STOCKHOLDER APPROVAL. The stockholders of Delta shall have approved this Agreement and the Joint Agreement of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

          (B) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Regions would not, in its reasonable judgment, have entered into this Agreement.

          (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (D) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement or the Joint Agreement of Merger.

          (E) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Regions Common Stock issuable pursuant to the Merger shall have been received.

          (F) EXCHANGE LISTING. The shares of Regions Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq NMS subject to official notice of issuance.

          (G) TAX MATTERS. Each Party shall have received a written opinion of Alston & Bird, special counsel to Regions, in form reasonably satisfactory to the Parties and updated to the Closing Date (the

     "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) the exchange in the Merger of Delta Common Stock for Regions Common Stock will not give rise to gain or loss to the stockholders of Delta with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, counsel for Regions shall be entitled to rely upon representations of officers of Delta and Regions reasonably satisfactory in form and substance to such counsel.

     9.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

          (A) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Delta set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Delta set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Delta set forth in Sections 5.16, 5.17, and 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Delta set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.16, 5.17, and 5.19) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Delta; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of Delta or to a matter being "known" by Delta shall be deemed not to include such qualifications.

          (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Delta to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (C) CERTIFICATES. Delta shall have delivered to Regions (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Delta's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Regions and its counsel shall request.

          (D) OPINION OF COUNSEL. Regions shall have received an opinion of Correro, Fishman & Casteix, L.L.P., counsel to Delta, dated as of the Effective Time, in form reasonably satisfactory to Regions, as to the matters set forth in Exhibit 4.

          (E) AFFILIATES AGREEMENTS. Regions shall have received from each affiliate of Delta the affiliates letter referred to in Section 8.12 of this Agreement.

          (F) CLAIMS LETTERS. Each of the directors and officers of Delta shall have executed and delivered to Regions letters in substantially the form of
     Exhibit 5.

          (G) POOLING LETTER. Regions shall have received a letter from Ernst & Young LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     9.3 CONDITIONS TO OBLIGATIONS OF DELTA. The obligations of Delta to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Delta pursuant to Section 11.6(b) of this Agreement:

          (A) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Regions set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Regions set forth in Section 6.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

          (B) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Regions and Regions Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (C) CERTIFICATES. Regions shall have delivered to Delta (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Regions' Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Delta and its counsel shall request.

          (D) OPINION OF COUNSEL. Delta shall have received an opinion of Lange, Simpson, Robinson & Somerville, counsel to Regions, dated as of the Effective Time, in form reasonably acceptable to Delta, as to the matters set forth in Exhibit 6.

          (E) FAIRNESS OPINION. Delta shall have received a letter from Chaffe & Associates, Inc. or another financial adviser selected by Delta dated not more than five days subsequent to the date of this Agreement and to be updated to a date not more than five days prior to the date of the Proxy Statement, to the effect that in the opinion of such firm, the consideration to be received in the Merger by the stockholders of Delta is fair to the stockholders of Delta from a financial point of view.

          (F) REGULATORY CONDITIONS. No consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall require any action to be taken prior to the Effective Time that, in the reasonable judgment of the Board of Directors of Delta, would adversely affect the financial position, business, or results of operations of Delta should the Merger not occur.

                                   ARTICLE 10

                                  TERMINATION

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Delta, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of Delta; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Delta and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Delta and
     Section 9.3(a) of this Agreement in the case of Regions; or

          (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Delta fail to vote their approval of this Agreement and the Joint Agreement of Merger and the transactions contemplated hereby as required by the LBL at the Stockholders' Meeting or any adjournment or postponement thereof where the transactions were presented to such stockholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by November 30, 1996, except that a Party that has breached the obligation to consummate the Closing and has failed to cure such breach may not terminate under this subsection; or

          (f) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger, other than the conditions in Section 9.2(a) in the case of Delta or 9.3(a) in the case of Regions, cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of Delta, if it is determines by a vote of a majority of the members of its entire Board of Directors, at any time during the ten-day period commencing after the Determination Date, if the Average Closing Price shall be less than $34.00; subject, however, to the following three sentences. If Delta refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to Regions; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the seven-day period commencing with its receipt of such notice, Regions shall have the option in its sole discretion to elect to increase the Exchange Ratio to equal the quotient obtained by dividing (i) the product of $34.00 and the Exchange Ratio (as then in effect) by (ii) the Average Closing Price. If Regions makes an election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to Delta of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g); or

          (h) By the Board of Directors of Regions, at any time prior to the 15th day after receipt by the General Counsel of Regions of the Delta Disclosure Memorandum without any Liability of any Party in the event that the review of any of the disclosures contained in the Delta Disclosure Memorandum causes the Board of Directors of Regions to determine, in its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to Regions of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement and the Joint Agreement of Merger pursuant to
Section 10.1 of this Agreement, this Agreement shall become void and have no effect, and neither Party shall have any claim or legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any representation, warranty, covenant, or condition of this Agreement, except that
(i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Section 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful and knowing breach of a representation, warranty, material covenant, or material agreement giving rise to such termination.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 of this Agreement and Sections 8.1(b), 8.12, and 8.14 of this Agreement.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 DEFINITIONS. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

          "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "AVERAGE CLOSING PRICE" shall mean the average daily last sale prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the five days before the Determination Date. If the price of Regions Common Stock is adjusted at any time following the first day of such period and prior to the Effective Time by reason of any action by Regions of the nature described in the second sentence of Section 3.2, then all prices preceding such adjustment shall themselves be adjusted so as to be comparable with those following such adjustment.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "BUSINESS COMBINATION" shall mean an acquisition of, merger or combination with, share exchange involving any class of voting stock of, sale of more than twenty-five percent (25%) of the consolidated assets by, or other business combination involving, or tender offer for or sale or issuance of any equity securities involving an acquisition by a third-party of more than twenty-five percent (25%) of the voting stock of, Delta.

          "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

          "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of control or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "DELTA BENEFIT PLANS" shall have the meaning set forth in Section 5.11 of this Agreement.

          "DELTA COMMON STOCK" shall mean the $5.00 par value common stock of Delta.

          "DELTA COMPANIES" shall mean, collectively, Delta and all Delta Subsidiaries.

          "DELTA DISCLOSURE MEMORANDUM" shall mean the written information entitled "Delta Bank and Trust Company Disclosure Memorandum" delivered prior to the 15th day after the date of this Agreement to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "DELTA FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Delta as of September 30, 1995, and as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, included in the Delta Disclosure Memorandum, and (ii) the consolidated balance sheets of Delta (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1995.

          "DELTA SUBSIDIARIES" shall mean the Subsidiaries of Delta, which shall include the Delta Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Delta in the future and owned by Delta at the Effective Time.

          "DETERMINATION DATE" shall mean the later of the date on which the Consent of the FDIC shall be received or the date the stockholders of Delta shall approve the Merger.

          "DGCL" shall mean the General Corporation Law of Delaware.

          "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning provided in Section 5.11 of this Agreement.

          "ERISA PLAN" shall have the meaning provided in Section 5.11 of this Agreement.

          "EXCHANGE AGENT" shall have the meaning provided in Section 4.1 of this Agreement.

          "EXCHANGE RATIO" shall have the meaning provided in Section 3.1(b) of this Agreement.

          "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

          "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "JOINT AGREEMENT OF MERGER" shall mean the joint agreement of merger providing for the Merger, in substantially the form of Exhibit 1.

          "KNOWLEDGE" as used with respect to a Person shall mean the actual knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person.

          "LBL" shall mean the Louisiana Banking Law.

          "LBCL" shall mean the Louisiana Business Corporation Law.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any of the Regulatory Authorities.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property or other Taxes not yet due and payable, (ii) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use of any of such Party's Assets, (iii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business, and (iv) Liens that arise by operation of Law with respect to Liabilities that are not delinquent or are being contested in good faith.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative, or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information about a potential claim relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and savings associations and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "MERGER" shall mean the merger of Delta into and with Regions Bank referred to in Section 1.1 of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ NMS" shall mean the National Market Service of Nasdaq or other principal exchange on which Regions Common Stock is listed or quoted at the relevant time.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Delta or Regions, and "Parties" shall mean both Delta and Regions.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PROXY STATEMENT" shall mean the proxy statement used by Delta to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Regions relating to the issuance of the Regions Common Stock to holders of Delta Common Stock.

          "REGIONS BANK" shall mean Regions Bank of Louisiana, a wholly owned subsidiary of Regions organized under the Laws of the State of Louisiana.

          "REGIONS BANK COMMON STOCK" shall mean the $1.00 par value common stock of Regions Bank.

          "REGIONS BANK COMPANIES" shall mean, collectively, Regions Bank and all Regions Bank Subsidiaries.

          "REGIONS COMMON STOCK" shall mean the $0.625 par value common stock of Regions.

          "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

          "REGIONS DISCLOSURE MEMORANDUM" shall mean the written information entitled "Regions Financial Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Delta describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "REGIONS FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of September 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by Regions in SEC Documents and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1995.

          "REGIONS SUBSIDIARIES" shall mean the Subsidiaries of Regions, which shall include the Regions Subsidiaries described in Section 6.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of Delta in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

          "REPRESENTATIVES" means with respect to any Party its directors, officers, employees, agents, advisors, attorneys, accountants, and other representatives.

          "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of Delta to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING BANK" shall mean Regions Bank as the surviving bank resulting from the Merger.

          "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

     Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 EXPENSES. (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

     (b) Notwithstanding the foregoing, if:

          (1) (i) this Agreement is terminated,

     (a) by Regions pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) (but only on the basis of the failure to satisfy any of the conditions enumerated in Sections 9.1(a) and (d) or 9.2(a) or (b)) of this Agreement, or

     (b) by Delta pursuant to Section 10.1(f) (but only on the basis of the failure to satisfy any of the conditions enumerated in Section 9.1(a) or (d) or 9.3(e)) of this Agreement, or

     (c) by either Party pursuant to Section 10.1(d)(ii) of this Agreement,

     or

          (ii) the Merger is not consummated by reason of any failure to satisfy the conditions enumerated in Sections 9.1(a) or 9.3(e) of this Agreement,

     and

          (2) (i) Delta receives a bona fide written proposal to engage in a Business Combination with a third party,

        and

          (ii) Regions is not at the time of the event referred to in clause
     (1)(i) or (1)(ii) (the "Trigger Event") in breach (after expiration of any applicable cure period) of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.3(a) of this Agreement or in material breach (after expiration of any applicable cure period) of any covenant or other agreement contained in this Agreement,

        and

          (iii) the Trigger Event is directly or indirectly caused by or contributed to in a material way by Delta's receipt of such proposal,

     and

          (3) within twelve (12) months after the Trigger Event, Delta enters into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, or conditional) with respect to, or recommending stockholder acceptance of, any Business Combination with any third-party, such third-party that is a party to the Business Combination shall, if the events specified in (1), (2), and (3) above have occurred, pay to Regions, at the earlier of the time (i) the letter of intent, agreement in principle or definitive agreement is entered into, or (ii) the Board of Directors of Delta recommends stockholder acceptance of the Business Combination, an amount in cash equal to $1,480,000, which sum represents the direct costs and expenses (including, without limitation, fees and expenses of Regions' financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by Regions in negotiating and carrying out the transactions contemplated by this Agreement, and the indirect costs and expenses incurred by Regions in connection with the transactions contemplated by this Agreement including Regions' management time devoted to negotiation and preparation for such transaction. In the event such third-party shall refuse to pay such amounts, the amounts shall be an obligation of Delta and shall be paid by Delta promptly upon notice to Delta by Regions.

     (c) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful and knowing breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 BROKERS AND FINDERS. Except for Chaffe & Associates, Inc. as to Delta, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Delta or Regions, each of Delta and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the confidentiality agreement between the Parties, which shall remain in effect. Except as contemplated by Articles 3 and 4 of this Agreement and Sections 8.1(b), 8.12 and 8.14 of this Agreement, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, that after any approval by the holders of Delta Common Stock, there shall be made no amendment that pursuant to the LBL requires further approval by such stockholders without the further approval of such stockholders.

     11.6 WAIVERS. (a) Prior to or at the Effective Time, Regions, acting through its Board of Directors, chief executive officer, vice chairman, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Delta, to waive or extend the time for the compliance or fulfillment by Delta of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

     (b) Prior to or at the Effective Time, Delta, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Delta under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Delta except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Delta:             Delta Bank and Trust Company
                            8018 Highway 23
                            Belle Chasse, Louisiana 70037
                            Telecopy Number: (504) 394-1018

                            Attention: Raymond P. Markase
                                       President

         Copy to Counsel:   Correro, Fishman & Casteix, L.L.P.
                            201 St. Charles Avenue -- 47th Floor
                            New Orleans, Louisiana 70170-4700
                            Telecopy Number (504) 586-5250

                            Attention: Louis Y. Fishman

         Regions:           Regions Financial Corporation
                            417 North 20th Street
                            Birmingham, Alabama 35203
                            Telecopy Number: (205) 326-7571

                            Attention: Richard D. Horsley
                                       Vice Chairman and Executive Financial
                                       Officer

         Copy to Counsel:   Regions Financial Corporation
                            417 North 20th Street
                            Birmingham, Alabama 35203
                            Telecopy Number: (205) 326-7099

                            Attention: Samuel E. Upchurch, Jr.
                                       General Counsel and Corporate Secretary

     11.9 GOVERNING LAW. Except to the extent the laws of the State of Louisiana apply to the Merger, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

     11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

     11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                         DELTA BANK AND TRUST COMPANY

By:        /s/  ALAN POPICH                     By:  /s/  RAYMOND P. MARKASE
- ------------------------------------------      ---------------------------------------------
                 Alan Popich                                 Raymond P. Markase
                  Secretary                                       President

[BANK SEAL]
                                                REGIONS FINANCIAL CORPORATION

By: /s/ SAMUEL E. UPCHURCH, JR.                  By:  /s/  RICHARD D. HORSLEY
- ------------------------------------------      ---------------------------------------------
           Samuel E. Upchurch, Jr.                           Its:  Vice-Chairman
   General Counsel and Corporate Secretary

[CORPORATE SEAL]

                                                                      APPENDIX B

                           JOINT AGREEMENT OF MERGER

     THIS JOINT AGREEMENT OF MERGER is made and entered into effective as of January 11, 1996, by and between REGIONS BANK OF LOUISIANA, a Louisiana banking association ("Regions Bank"), and a wholly owned subsidiary of Regions Financial Corporation, a Delaware corporation ("Regions"), and DELTA BANK AND TRUST COMPANY, a Louisiana banking association ("Delta").

                                    PREAMBLE

     Concurrently with the execution and delivery of this Joint Agreement of Merger, Delta and Regions are entering into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Delta would merge with and into Regions Bank. The Boards of Directors of Delta and Regions Bank are of the opinion that the best interests of their respective institutions would be served if Delta is merged with and into Regions Bank on the terms and conditions provided in this Joint Agreement of Merger.

     Capitalized terms not defined herein shall have their respective meanings set forth in the Agreement.

     In consideration of the premises and of the covenants contained herein, and other good and valuable consideration, Regions Bank and Delta hereby make, adopt and approve this Joint Agreement of Merger and prescribe the terms and conditions of this Joint Agreement of Merger and the mode and manner of effecting this Joint Agreement of Merger, as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of January 11, 1996, by and between Delta and Regions.

          "AVERAGE CLOSING PRICE" shall mean the average daily last sale prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the five days before the Determination Date.

          "DELTA COMMON STOCK" shall mean the $5.00 par value common stock of Delta.

          "DELTA COMPANIES" shall mean, collectively, Delta and all Delta Subsidiaries.

          "DELTA SUBSIDIARIES" shall mean the Subsidiaries of Delta, which shall include the Delta Subsidiaries described in Section 5.4 of the Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Delta in the future and owned by Delta at the Effective Time.

          "DETERMINATION DATE" shall mean the date on which the stockholders of Delta shall approve the Merger.

          "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of the Agreement.

          "EXCHANGE AGENT" shall have the meaning provided in Section 4.1 of the Agreement.

          "EXCHANGE RATIO" shall have the meaning provided in Section 3.1(b) of the Agreement.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "JOINT AGREEMENT OF MERGER" shall mean this Joint Agreement of Merger providing for the Merger.

          "LBL" shall mean the Louisiana Banking Law.

          "LBCL" shall mean the Louisiana Business Corporation Law.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any of the Regulatory Authorities.

          "MERGER" shall mean the merger of Delta into and with Regions Bank referred to in Section 1.1 of the Agreement.

          "PARTY" shall mean either Delta or Regions Bank, and "PARTIES" shall mean both Delta and Regions Bank.

          "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "REGIONS COMMON STOCK" shall mean the $0.625 par value common stock of Regions.

          "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

          "REGIONS BANK" shall mean Regions Bank of Louisiana, a bank organized and existing under the Laws of the State of Louisiana that is a wholly owned subsidiary of Regions.

          "REGIONS BANK COMMON STOCK" shall mean the $1.00 par value common stock of Regions Bank.

          "REGIONS SUBSIDIARIES" shall mean the Subsidiaries of Regions, which shall include the Regions Subsidiaries described in Section 6.4 of the Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING BANK" shall mean Regions Bank as the surviving bank resulting from the Merger.

                                   ARTICLE 2

                                TERMS OF MERGER

     2.1 MERGER. Subject to the terms and conditions of this Joint Agreement of Merger, at the Effective Time (as defined herein), Delta shall be merged into and with Regions Bank (the "Merger") as authorized by the Section 6:351-355 of the Louisiana Banking Law. Regions Bank shall be the Surviving Bank resulting from the Merger and shall be a wholly owned subsidiary of Regions and shall continue to be governed by the Laws of the State of Louisiana.

     2.2 SURVIVING BANK. The business of the Surviving Bank from and after the Effective Time shall continue to be that of a state bank organized under the laws of the State of Louisiana. The business shall be conducted from its main office and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, at the Effective Time.

     2.3 ASSUMPTION OF RIGHTS. At the Effective Time, the separate existence and corporate organization of Delta shall be merged into and continued in the Surviving Bank. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time and thereafter, except as otherwise provided herein, all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of Delta and Regions Bank; and all property, real, personal, and mixed, and all debts due on whatever account, and all other choices of action, and all and every other interest of or belonging to or due to each of Delta and Regions Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in any of Delta and Regions Bank shall not revert or be in any way impaired by reason of the Merger. All rights, franchises, and interests of both Delta and Regions Bank in and to every type of property (real, personal, and mixed), and all choices in action of both Delta and Regions Bank shall be transferred to and vested in the Surviving Bank without any deed or other transfer. The Surviving Bank, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either Delta or Regions Bank at the Effective Time.

     2.4 ASSUMPTION OF LIABILITIES. All liabilities and obligations of both Delta and Regions Bank of every kind and description shall be assumed by the Surviving Bank, and the Surviving Bank shall be bound thereby in the same manner and to the same extent that Delta and Regions Bank were so bound at the Effective Time.

     2.5 CHARTER. The Charter of Regions Bank in effect immediately prior to the Effective Time shall be the Charter of the Surviving Bank until otherwise amended or repealed.

     2.6 BYLAWS. The Bylaws of Regions Bank in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until otherwise amended or repealed.

     2.7 DIRECTORS AND OFFICERS. The directors of Regions Bank in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after Effective Time in accordance with the Bylaws of the Surviving Bank. The officers of Regions Bank in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Delta, Regions or the stockholders thereof, the shares of the constituent entities shall be converted as follows:

          (c) Each share of Delta Common Stock (excluding shares held by Delta or any of its Subsidiaries or by Regions or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters' rights of appraisal) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 2.2568 shares of Regions Common Stock (subject to adjustment as described below and pursuant to Section 10.1(g) of the Agreement, the "Exchange Ratio") provided however, that:

             (i) (1) in the event that the Average Closing Price is less than $40.00, but not less than $38.00, Regions shall, in addition to issuing
        2.2568 shares of Regions Common Stock for each share of Delta Common Stock (subject to the exclusions set forth above) issued and outstanding at the Effective Time, make a cash payment for each such share of Delta Common Stock (the "Cash Consideration") equal to the product of (1) the difference between (x) $40.00 and (y) the Average Closing Price and (2) the Exchange Ratio;

             (2) in the event the Average Closing Price is less than $38.00, the Cash Consideration calculated in clause (1) above shall be calculated as if the Average Closing Price were nonetheless $38.00;

             (3) Regions may, in its sole discretion and option, pay all or any part of the Cash Consideration (if any) in shares of Regions Common Stock valued at the Average Closing Price; and

             (ii) in the event that the Average Closing Price is greater than $46.00, each share of Delta Common Stock (subject to the exclusions set forth above) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for that number of shares of Regions Common Stock equal to the quotient obtained by dividing (1) the product of $46.00 and the Exchange Ratio (as then in effect) by (2) the Average Closing Price.

     3.2 ANTI-DILUTION PROVISIONS. In the event Delta changes the number of shares of Delta Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be approximately adjusted. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio and each of the dollar amounts set forth in Section 3.1(c)(i), 2(c)(ii), or 10.1(g) shall be appropriately adjusted.

     3.3 SHARES HELD BY DELTA OR REGIONS. Each of the shares of Delta Common Stock held by any Delta Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 DISSENTING STOCKHOLDERS. Any holder of shares of Delta Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 6:376 of LBL shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the LBL, including the provisions of Section 376 thereof relating to the deposit in escrow, endorsement, and transfer of the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting stockholder of Delta fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, such Person shall not have the right to receive payment in cash for his shares and, instead, as of the Effective Time the shares of Delta Common Stock held by such Person shall be converted into and exchanged for that number of shares of Regions Common Stock (plus Cash consideration, if applicable) determined under Section 3.1 of this Joint Agreement of Merger and the delivery of certificates representing such Regions Common Stock and any dividends or other distributions in respect thereof to which such holder may be entitled shall be governed by Section 4.1 of this Joint Agreement of Merger.

     3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Joint Agreement of Merger, each holder of shares of Delta Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.6 CONVERSION OF STOCK RIGHTS. (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Delta Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Delta Rights") granted by Delta under the Delta Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each Delta Right, in accordance with the terms of the Delta Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Regions and its Compensation Committee shall be substituted for Delta and the Committee of Delta's Board of Directors (including, if applicable, the entire Board of Directors of Delta) administering such Delta Stock Plan, (ii) each Delta Right assumed by Regions may be exercised solely for shares of Regions Common Stock (or cash in the case of stock appreciation rights) and Cash Consideration, if applicable, (iii) the number of shares of Regions Common Stock subject to such Delta Right shall be equal to the number of shares of Delta Common Stock subject to such Delta Right immediately prior to the Effective Time multiplied by the Exchange Ratio, (iv) the amount of cash consideration, if applicable, subject to such Delta Right shall be equal to the number of shares of Delta Common Stock subject to such Delta Right immediately prior to the Effective Time multiplied by the Cash Consideration, and (v) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Delta Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Delta Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause
(iii) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of Delta Rights and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted Delta Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Right. The market value of one share of Regions Common Stock shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the date of exercise of such Delta Right. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6, each Delta Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.6.

     (b) As soon as reasonably practicable after the Effective Time, Regions shall deliver to the participants in each Delta Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Delta Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger), and Regions shall comply with the terms of each Delta Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Delta
Stock Plan, that Delta Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of Delta Rights assumed by it in accordance with this Section 3.6. As soon as reasonably practicable after the Effective Time, Regions shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Regions shall administer the Delta Stock Plan assumed pursuant to this Section 3.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Delta Stock Plan complied with such rule prior to the Merger.

     (c) All restrictions or limitations on transfer with respect to Delta Common Stock awarded under the Delta Stock Plans or any other plan, program, or arrangement of any Delta Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Joint Agreement of Merger.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Regions and Regions Bank shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of Delta appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Delta Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Delta Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Joint Agreement of Merger or as to which dissenters' rights of appraisal have been perfected and not withdrawn or forfeited under Section 376 of the LBL) issued and outstanding at the Effective Time, promptly upon the surrender of the certificate or certificates representing such shares to the Exchange Agent, shall receive in exchange therefor the consideration provided in Section 3.1 of this Joint Agreement of Merger, together with all undelivered dividends and other distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Joint Agreement of Merger and, to the extent required by Section 3.5 of this Joint Agreement of Merger, cash in lieu of any fractional share of Regions Common Stock to which such holder otherwise would be entitled (without interest). Until so surrendered, each outstanding certificate of Delta Common Stock shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions payable to the holders of shares of Regions Common Stock, to represent the consideration into which the number of shares of Delta Common Stock represented thereby prior to the Effective Time shall have been converted. Regions shall not be obligated to deliver the certificate or certificates representing the shares of Regions Common Stock or any cash payments to which any former holder of Delta Common Stock is entitled as a result of the Merger, or any dividends or distributions in respect of shares of Regions Common Stock, until such holder surrenders such holder's certificate or certificates representing the shares of Delta Common Stock for exchange as provided in this Section 4.1 or otherwise complies with the procedures of the Exchange Agent with respect to lost, stolen, or destroyed certificates. The certificate or certificates of Delta Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Joint Agreement of Merger notwithstanding, neither Regions, Delta, nor the Exchange Agent shall be liable to a holder of Delta Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 RIGHTS OF FORMER DELTA STOCKHOLDERS. At the Effective Time, the stock transfer books of Delta shall be closed as to holders of Delta Common Stock immediately prior to the Effective Time and no transfer of Delta Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Joint Agreement of Merger, each certificate theretofore representing shares of Delta Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Joint Agreement of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Joint Agreement of Merger in exchange therefor, subject, however, to the Surviving Bank's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Delta in respect of such shares of Delta Common Stock in accordance with the terms of this Joint Agreement of Merger and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Delta shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of Delta Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Delta Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Joint Agreement of Merger. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Joint Agreement of Merger, but no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Delta Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Joint Agreement of Merger. However, upon surrender of such Delta Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends, the cash consideration (if any), and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                                 EFFECTIVENESS

     5.1 CONDITIONS PRECEDENT. Consummation of the Merger and the other transactions contemplated hereunder is conditioned upon the approval of this Joint Agreement of Merger by the sole stockholder of Regions Bank and the stockholders of Delta as to the extent provided by law, and the receipt of the requisite regulatory approvals as set forth in the Agreement. Consummation of the Merger is further conditioned upon the approval of the Merger by the Office of Financial Institutions of the State of Louisiana (the "Commissioner"). Additionally, consummation of the Merger is conditioned on the fulfillment of the conditions precedent set forth in Article Nine of the Agreement or the waiver of such conditions as provided in Section 11.6 of the Agreement.

     5.2 TERMINATION. This Joint Agreement of Merger may be terminated at any time prior to the Effective Time by the Regions as provided in Section 3.2 of the Agreement.

     5.3 EFFECTIVENESS. The Merger and other transactions contemplated by this Joint Agreement of Merger shall become effective on the date and at the time the Louisiana Articles of Merger reflecting the Merger shall become effective with the Commissioner (the "Effective Time").


                                   ARTICLE 6

                                   PROCEDURE

     This Joint Agreement of Merger shall be submitted to the stockholders of Regions Bank and Delta for their approval. If such approval is given, then the fact of such approval shall be certified hereon by the Secretaries of Regions Bank and Delta. This Joint Agreement of Merger, so approved and certified, shall, as soon as practicable, be signed and acknowledged by the President or Vice President of each of the Merging Banks. As soon as may be practicable thereafter, this Joint Agreement of Merger, so certified, signed and acknowledged, shall be delivered to the Commissioner of Financial Institutions of the State of Louisiana for filing in the manner required by law and shall be effective at the Effective Time; and thereafter, as soon as practicable, a copy of the Certificate of Merger issued by the Commissioner of Financial Institutions of the State of Louisiana, and certified by him to be a true copy, shall be filed for record in the Office of the Recorder of Mortgages of the parishes in which the Delta and Regions Bank have their respective registered offices and in the Office of the Recorder of Conveyances of each parish in which Regions Bank has immovable property.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1 AMENDMENT. To the extent permitted by law, this Joint Agreement of Merger may be amended by a subsequent written instrument upon the approval of the Boards of Directors of each of the parties hereto and upon execution of such instrument by the duly authorized officers of each and by a majority of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Delta Common Stock, there shall be made no amendment decreasing the consideration to be received by Delta stockholders without the further approval of such stockholders, and provided further, that no amendment to this Joint Agreement of Merger shall modify the requirements of regulatory approval required for the transactions contemplated by this Joint Agreement of Merger.

     7.2 HEADINGS. The headings in this Joint Agreement of Merger are for convenience only and shall not affect the construction or interpretation of this Joint Agreement of Merger.

     7.3 COUNTERPARTS. This Joint Agreement of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

     7.4 BINDING EFFECT; GOVERNING LAW. This Joint Agreement of Merger shall be binding upon and inure to the benefit of the parties hereto, and their respective shareholders, successors and assigns, and shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

     IN WITNESS WHEREOF, Regions Bank and Delta have caused this Joint Agreement of Merger to be executed in counterparts by a majority of the entire Board of Directors of Regions Bank and Delta have hereunto subscribed their names.

                A MAJORITY OF THE ENTIRE BOARD OF DIRECTORS OF
                          DELTA BANK AND TRUST COMPANY

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ATTEST:

- --------------------------------------
              Secretary

[BANK SEAL]

                 A MAJORITY OF THE ENTIRE BOARD OF DIRECTORS OF
                           REGIONS BANK OF LOUISIANA

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ATTEST:

- ------------------------------------
Secretary

[BANK SEAL]

                               EXECUTION BY BANKS

     Considering the approval of this Joint Agreement of Merger by the stockholders of Regions Bank of Louisiana and Delta Bank and Trust Company, as certified above, this Joint Agreement of Merger is executed by such banks,
acting through their respective Presidents, this      day of                ,
1996.

                                          REGIONS BANK OF LOUISIANA

                                          By:
                                             -----------------------------------

                                          Its:
                                             -----------------------------------

Attest:


- ------------------------------------------------------
Secretary

[BANK SEAL]

                                          DELTA BANK AND TRUST COMPANY

                                          By:
                                              ----------------------------------

                                          Its:
                                              ----------------------------------

Attest:


- --------------------------------------
Secretary

[BANK SEAL]

                          CERTIFICATE OF SECRETARY OF
                           REGIONS BANK OF LOUISIANA

     I hereby certify that I am the duly elected Secretary of Regions Bank of Louisiana, a bank presently serving in such capacity and that the foregoing Joint Agreement of Merger was, in the manner required by law, duly approved, without alteration or amendment, by the required vote of the stockholders of Regions Bank of Louisiana.

Certificate dated             , 1996

                                          --------------------------------------

                                          -------------------------, Secretary

                          CERTIFICATE OF SECRETARY OF
                          DELTA BANK AND TRUST COMPANY

     I hereby certify that I am the duly elected Secretary of Delta Bank and Trust Company, a bank organized and existing under the laws of the State of Louisiana, presently serving in such capacity and that the foregoing Joint Agreement of Merger was, in the manner required by law, duly approved, without alteration or amendment, by the required vote of the stockholders of Delta Bank and Trust Company.

Certificate dated             , 1996

                                          --------------------------------------

                                          -------------------------,   Secretary

                              ACKNOWLEDGMENT AS TO
                           REGIONS BANK OF LOUISIANA

STATE OF LOUISIANA

PARISH OF
         -------------------

     BEFORE ME, the undersigned authority, personally came and appeared ________________________________________, who, being duly sworn, declared and acknowledged before me that he is the President of Regions Bank of Louisiana and that in such capacity he was duly authorized to and did execute the foregoing Joint Agreement of Merger on behalf of such bank, for the purposes therein expressed and as his and such bank's free act and deed.

                                          --------------------------------------
                                          Appearer

Sworn to and subscribed before me
this _________ day of _____________, 1996.

_______________________________________________
Notary Public

                              ACKNOWLEDGMENT AS TO
                          DELTA BANK AND TRUST COMPANY

STATE OF LOUISIANA

PARISH OF
         -----------------------

     BEFORE ME, the undersigned authority, personally came and appeared ________________________________________, who, being duly sworn, declared and acknowledged before me that he is the President of Delta Bank and Trust Company and that in such capacity he was duly authorized to and did execute the foregoing Joint Agreement of Merger on behalf of such bank, for the purposes therein expressed and as his and such bank's free act and deed.

                                          --------------------------------------
                                          Appearer

Sworn to and subscribed before me
this _________ day of _____________, 1996.

_______________________________________________
Notary Public

                                                                      APPENDIX C

June   , 1996

The Board of Directors
Delta Bank and Trust Company
8018 Hwy. 23
Belle Chasse, LA 70037-2490

Gentlemen:

     We understand that Delta Bank and Trust Company ("Delta") and Regions Financial Corp. ("Regions")have entered into an Agreement and Plan of Reorganization by and between Delta and Regions, dated as of January 11, 1996 (the "Agreement") which provides, among other things, for the merger of Delta with and into a wholly-owned subsidiary of Regions (the "Merger"). Pursuant to the Merger, each issued and outstanding share of Delta common stock, par value $5.00 per share (the "Delta Common Stock"), excluding shares held by Delta or by Regions or by any of their affiliates, (in each case in other than a fiduciary capacity or as a result of debts previously contracted), and excluding shares held by stockholders who perfect their dissenters' rights of appraisal, shall cease to be outstanding and shall be converted into and exchanged for 2.2568 shares of Regions common stock, par value $0.625 per share (the "Regions Common Stock"), pursuant to Sections 3.1(c)(i) and (ii), 3.5 and 10.1(g) of the Agreement (the "Conversion Ratio"). The terms and conditions of the Merger and the Exchange Ratio are more fully described in the Agreement.

     You have asked our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the stockholders of Delta (other than Regions and its affiliates).

     Chaffe & Associates, Inc. ("Chaffe"), through its experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes states that it is competent to provide an opinion as to the fairness of the Exchange Ratio contemplated herein. Neither Chaffe nor any of its officers or employees has an interest in Delta Common Stock or Regions Common Stock. During the past year, Chaffe has provided financial advisory services to Delta, and assistance in negotiating the proposed transaction ("Advisory and Marketing Services"). The fee received for the preparation and delivery of this opinion is not, and fees received for the Advisory and Marketing Services were not, dependent or contingent upon any transaction.

     In connection with rendering its opinions, Chaffe, among other things: (i) reviewed Delta's Proxy Statement for this proposed transaction in substantially the form to be sent to stockholders, including a copy of the Agreement; (ii) reviewed and analyzed certain publicly-available financial statements and other information of Delta and Regions, respectively, (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Delta, prepared by the management of Delta, including financial projections; (iv) discussed the past and current operations and financial condition, and the prospects of Regions and Delta with senior executives of Regions and Delta, respectively; (v) reviewed the historical prices and trading volumes of the shares of Regions Common Stock and Delta Common Stock; (vi) compared the financial performance of Delta and Regions, and the prices and trading activity of the Delta Common Stock and Regions Common Stock, with that of certain other comparable publicly-traded companies and their securities;
(vii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the Merger; (viii) considered a number of valuation methodologies, including among others, those that incorporate book value, deposit base premium and capitalization of earnings; and (ix) performed such other studies and analyses as we deemed appropriate to this opinion.

     In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for purposes of its opinions. Chaffe did not make or obtained an independent review of Delta's or Regions assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on Delta and Regions for information as to

                                                                   June   , 1996
                                                                          Page 2

the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to Delta's projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of Delta of future financial performances of Delta. Regions did not allow Chaffe to review any information other than publicly-available information. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date hereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the shareholders of Delta Common Stock.

     Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion on the date hereof that the Conversion Ratio is fair, from a financial point of view, to the holders of Delta common stock (other than Regions and its affiliates).

Very truly yours,

CHAFFE & ASSOCIATES, INC.

                                                                      APPENDIX D

                      WEST'S LOUISIANA STATUTES ANNOTATED
                           LOUISIANA REVISED STATUTES

                          TITLE 6.  BANKS AND BANKING

                            CHAPTER 3.  STATE BANKS

     SUBCHAPTER B.  MERGERS, CONSOLIDATIONS, LIQUIDATIONS, AND CONVERSIONS

                   PART V.  RIGHTS OF DISSENTING STOCKHOLDERS

SECTION 376.  RIGHTS OF A STOCKHOLDER DISSENTING FROM CERTAIN ACTIONS

     A. Except as provided in Subsection B of this Section, if a state bank has, by vote of its stockholders, authorized a sale, lease, or exchange of all or substantially all of its assets, or become a party to a merger or consolidation, or authorized a conversion into a national bank, or authorized a voluntary liquidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a stockholder who voted against such action shall have the right to dissent.

     B. The right to dissent provided by this Section shall not exist in the case of stockholders holding shares of any class of stock which, at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting of stockholders at which a merger or consolidation was acted on, are listed on a national securities exchange, unless the articles of the bank issuing such stock provide otherwise, or the shares of such stockholders were not converted by the merger or consolidation solely into shares of the surviving or new bank.

     C. (1) Except as provided in the last sentence of this Subsection, any stockholder electing to exercise such right of dissent shall file with the bank, prior to or at the meeting of stockholders at which such proposed action is submitted to a vote, a written objection to such proposed action and shall vote his shares against such action.

     (2) If such proposed action be taken by the required vote but by less than eighty percent of the total voting power, and the merger, consolidation, sale, liquidation, or conversion authorized thereby be effected, the bank shall promptly thereafter give written notice thereof, by registered mail, to each stockholder who filed such written objection to and voted his shares against such action at such stockholder's last address on the bank's records.

     (3) Each such stockholder may, within twenty days after the mailing of such notice to him but not thereafter, file with the bank a demand in writing for the fair cash value of his shares as of the day before such vote was taken, provided that he state in such demand the value demanded and a post office address to which the reply of the bank may be sent and at the same time deposit in escrow in a bank or trust company located in the parish of the domicile of the bank the certificates representing his shares, duly endorsed and transferred to the escrow bank upon the sole condition that said certificates shall be delivered to the bank upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand, the stockholder shall deliver to the bank the written acknowledgement of such escrow bank or trust company with which such certificates have been deposited that it so holds his certificates of stock.

     (4) Unless the objection, demand, and acknowledgment aforesaid be made and delivered by the stockholder within the period described in this Subsection, he shall conclusively be presumed to have acquiesced in the action proposed or taken.

     D. If the bank does not agree to the value so stated and demanded or does not agree that a payment is due, it shall, within twenty days after the receipt of such demand and acknowledgment, notify in writing the stockholder at the designated post office address of its disagreement and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise, it shall be liable for and shall pay to the dissatisfied stockholder the value demanded by him for his shares.

     E. (1) In case of disagreement as to such fair cash value or as to whether any payment is due after compliance by the parties with the provisions of Subsections C and D of this Section, the dissatisfied stockholder within sixty days after receipt of notice in writing of the bank's disagreement but not thereafter may file suit against the bank or the merged or consolidated bank, as the case may be, in the district court of the parish in which the bank or the merged or consolidated bank, as the case may be, is domiciled praying the court to fix and decree the fair cash value of the dissatisfied stockholder's shares as of the day before the action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due and, if so, such cash value, and render judgment accordingly.

     (2) Any stockholder entitled to file such a suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such a suit filed by another stockholder and recover therein judgment against the bank for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed action, and any such action may be carried to completion notwithstanding any such suit.

     (3) Failure of the stockholder to bring suit or to intervene in such a suit within sixty days after receipt of notice of disagreement by the bank shall conclusively bind the stockholder:

          (a) By the bank's statement that no payment is due; or

          (b) If the bank does not contend that no payment is due, to accept the value of his shares as fixed by the bank in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the stockholder and the bank, or when the bank has become liable for the value demanded by the stockholder because of failure to give notice of disagreement and of the value it will pay, or when the stockholder has become bound to accept the value the bank agrees is due because of his failure to bring suit within sixty days after receipt of notice of the bank's disagreement, the action of the stockholder to recover such value must be brought within five years from the date the value was agreed upon or the liability of the bank became fixed.

     G. If the bank or the merged or consolidated bank, as the case may be, shall, in its notice of disagreement, have offered to pay the dissatisfied stockholder on demand an amount in cash deemed by it to be fair cash value of his shares, and if, on the institution of a suit by the dissatisfied stockholder claiming an amount in excess of the amount offered, the bank or the merged or consolidated bank, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered; then, if the amount finally awarded such stockholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the bank or the merged or consolidated bank, as the case may be, and judicial interest may be awarded against such bank only on the amount of the award in excess of the amount deposited in the registry of the court; otherwise, the costs of the proceeding shall be taxed against such stockholder.

     H. Upon filing a demand for the value of his shares, the stockholder shall cease to have any of the rights of a stockholder except the rights accorded by this Section. Such a demand may be withdrawn by the stockholder at any time before the bank gives notice of disagreement as provided in Subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the bank. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court could determine that the stockholder is not entitled to receive payment for his shares, or the stockholder should otherwise lose his dissenter's rights:

          (1) He shall not have the right to receive a payment for his shares;

          (2) His share certificates shall be returned to him and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the bank; and

          (3) He shall be reinstated to all his rights as a stockholder as of the filing of his demand for value, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the bank he shall receive the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any proceeding that may have been taken in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation of the Registrant provides:

          "(a) The corporation shall indemnify its officers, directors, employees, and agents to the full extent permitted by the General Corporation Law of Delaware. (b) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
     Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation law empowers the Company to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

        "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Company has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer. Major exclusions from coverage include libel, slander, personal profit based on inside information, illegal payments, dishonesty, accounting of securities profits in violation of Section 16(b) of the Securities Exchange Act of 1934 and acts within the scope of the Pension Reform Act of 1974.



ITEM 21.  EXHIBITS.



EXHIBIT
NUMBER                                                       DESCRIPTION
- ------         ---------------------------------------------------------------------------------------------------------
  2.1   --     Agreement and Plan of Reorganization, dated as of January 11 by and between Delta Bank & Trust Company and Regions Financial Corporation  -- included as Appendix A to the Proxy Statement/Prospectus.
  2.2   --     Form of Joint Agreement of Merger to be entered into between Delta Bank & Trust Company and Regions Bank of Louisiana -- included as Appendix B to the Proxy Statement/Prospectus
  4.1   --     Certificate of Incorporation of Regions Financial Corporation -- incorporated by reference from S-4
               Registration Statement of Regions Financial Corporation, file no. 33-54231.
  4.2   --     By-laws of Regions Financial Corporation -- incorporated by reference from S-4 Registration Statement of
               Regions Financial Corporation, file no. 33-54231.
  5.    --     Opinion re: legality.
  8.    --     Opinion re: tax matters.
 23.1   --     Consent of Ernst & Young LLP.
 23.2   --     Consent of Duplantier, Hrapmann, Hogan & Maher
 23.3   --     Consent of Lange, Simpson, Robinson & Somerville -- included in Exhibit 5.
 23.4   --     Consent of Alston & Bird -- included in Exhibit 8.
 24.    --     Power of Attorney -- the manually signed power of attorney is set forth in the signature page of the registration statement.



ITEM 22.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C.(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     E. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on this the 6th day of June, 1996.


                                          REGISTRANT:

                                          REGIONS FINANCIAL CORPORATION

                                               /s/ Richard D. Horsley
                                          BY: -------------------------------
                                                   Richard D. Horsley
                                               Vice Chairman of the Board and
                                                Executive Financial Officer


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Horsley and Samuel E. Upchurch, Jr. and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                       TITLE                     DATE
- --------------------------  ------------------------------  ------------------
/s/ J. Stanley Mackin
- --------------------------  Chairman of the Board and                    June 6,  1996
J. Stanley Mackin           Chief Executive Officer and
                                   Director
/s/ Richard D. Horsley
- --------------------------  Vice Chairman of the Board and               June 6,  1996
Richard D. Horsley          Executive Financial Officer
                                   and Director
/s/ Robert P. Houston
- --------------------------  Executive Vice President and                 June 6,  1996
Robert P. Houston           Comptroller

/s/ Shelia S. Blair
- --------------------------         Director                              June 6,  1996
Sheila S. Blair

/s/ William B. Boles, Sr.
- --------------------------         Director                              June 6,  1996
William B. Boles, Sr.

/s/ James B. Boone, Jr.
- --------------------------         Director                              June 6,  1996
James B. Boone, Jr.

/s/ Albert P. Brewer
- --------------------------         Director                              June 6,  1996
Albert P. Brewer

/s/ James S.M. French
- --------------------------         Director                              June 6, 1996
James S.M. French

/s/ Catesby ap C. Jones
- --------------------------         Director                              June 6, 1996
Catesby ap C. Jones

/s/ Olin B. King
- --------------------------         Director                              June 6, 1996
Olin B. King

/s/ Henry E. Simpson
- --------------------------         Director                              June 6, 1996
Henry E. Simpson

/s/ Lee J. Styslinger, Jr.
- --------------------------         Director                              June 6, 1996
Lee J. Styslinger, Jr.

/s/ Robert J. Williams
- --------------------------         Director                              June 6, 1996
Robert J. Williams


                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                                                       DESCRIPTION
- ------         ---------------------------------------------------------------------------------------------------------
  2.1   --     Agreement and Plan of Reorganization, dated as of January 11 by and between Delta Bank & Trust Company and Regions Financial Corporation  -- included as Appendix A to the Proxy Statement/Prospectus.
  2.2   --     Form of Joint Agreement of Merger to be entered into between Delta Bank & Trust Company and Regions Bank of Louisiana -- included as Appendix B to the Proxy Statement/Prospectus
  4.1   --     Certificate of Incorporation of Regions Financial Corporation -- incorporated by reference from S-4
               Registration Statement of Regions Financial Corporation, file no. 33-54231.
  4.2   --     By-laws of Regions Financial Corporation -- incorporated by reference from S-4 Registration Statement of
               Regions Financial Corporation, file no. 33-54231.
  5.    --     Opinion re: legality.
  8.    --     Opinion re: tax matters.
 23.1   --     Consent of Ernst & Young LLP.
 23.2   --     Consent of Duplantier, Hrapmann, Hogan & Maher
 23.3   --     Consent of Lange, Simpson, Robinson & Somerville -- included in Exhibit 5.
 23.4   --     Consent of Alston & Bird -- included in Exhibit 8.
 24.    --     Power of Attorney -- the manually signed power of attorney is set forth in the signature page of the registration statement.